UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Ambac Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMBAC FINANCIAL GROUP, INC.

NOTICE OF

2008 ANNUAL MEETING

OF STOCKHOLDERS AND PROXY STATEMENT

dated April 21, 2008

Meeting Date:

Tuesday, June 3rd, 2008

at 11:30 A.M. (local time)

Meeting Place:

Ambac Financial Group, Inc.

One State Street Plaza

New York, New York 10004

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

212.668.0340

April 21, 2008

Dear Stockholders:

It is our pleasure to invite you to Ambac’s 2008 Annual Meeting of Stockholders.

We will hold the meeting on Tuesday, June 3, 2008, at 11:30 a.m.
at our executive offices in New York City. At the stockholders meeting, I will cover the business items, review the major
developments of 2007 and answer your questions.

This booklet includes the Notice of the 2008 Annual Meeting of
Stockholders and the Proxy Statement. The Proxy Statement
describes the business that we will conduct at the meeting.

As all of you are aware, Ambac has been seriously impacted by events in the mortgage market. In our efforts to recapitalize
Ambac, we are asking our stockholders to approve a significant increase in the number of authorized shares of common stock.

We also are asking our stockholders to increase the number of authorized shares under both our 1997 Equity Plan and our 1997
Non-Employee Directors Equity Plan and to extend the terms of each plan. Ambac believes that its future and the re-
establishment of its franchise depend on our ability to retain and attract talented individuals.

Your vote is important. Most stockholders have a choice of
voting on the Internet, by telephone, or by mail using a
traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for
information on the voting methods available to you. If you vote by telephone or on the Internet, you do not need to return
your proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Michael A. Callen
Chairman and Interim President and Chief Executive Officer

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

212.668.0340

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

April 21, 2008

Dear Stockholders:

We will hold the 2008 Annual Meeting of Stockholders on Tuesday, June 3rd, 2008 at 11:30 a.m. (New York Time) at our executive offices at One State Street Plaza in New York City. At the Annual Meeting, we will ask you to:

•	Elect six directors;

•	Amend our Charter to increase the number of authorized shares of common stock from 350,000,000 to 650,000,000;

•	Amend the Ambac 1997 Equity Plan;

•	Amend the Ambac 1997 Non-Employee Directors Equity Plan;

•	Ratify the selection of KPMG LLP, an independent registered public accounting firm, as Ambac’s independent auditors for 2008; and

•	Consider any other business that is properly presented at the Annual Meeting.

You may vote at the Annual Meeting if you were an Ambac stockholder at the close of business on April 7, 2008.

Along with the attached Proxy Statement, we are also sending you the Ambac 2007 Annual Report, which includes our 2007 Annual Report on Form 10-K and financial statements.

Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel

PROXY STATEMENT FOR THE AMBAC FINANCIAL GROUP, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because Ambac’s Board of Directors is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders.

This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card or vote by telephone or over the Internet.

What Proposals will be Voted on at the Annual Meeting?

There are five proposals scheduled to be voted on at the Annual Meeting:

•	The election of six directors;

•	The amendment of the Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of common stock from 350,000,000 to 650,000,000;

•

The amendment of our 1997 Equity Plan (the “Equity Plan”) to increase the number of authorized shares available under the Plan by 6 million and extend the period during which we can make awards under the Equity Plan by two years;

•

The amendment of our 1997 Non-Employee Directors Equity Plan (the “Directors Plan”) to increase the number of authorized shares available under the Plan by 200,000 and extend the period during which we can make awards under the Directors Plan by two years; and

•	The ratification of the selection of KPMG LLP, an independent registered public accounting firm, as Ambac’s independent auditors for 2008.

What is Ambac’s Board’s voting recommendation?

Ambac’s Board recommends that you vote your shares:

•	“FOR” each of the nominees of the Board;

•	“FOR” the amendment of the Charter to increase the number of authorized shares of common stock;

•	“FOR” the amendments of the Equity Plan;

•	“FOR” the amendments of the Directors Plan; and

•	“FOR” the ratification of the selection of KPMG LLP, an independent registered public accounting firm, as Ambac’s independent auditors for 2008.

What if I received in the Mail a Notice of Internet Availability of Proxy Materials?

In accordance with new rules recently adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, on or about April 21, 2008, we mailed to our record and other beneficial stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. You may request to receive a printed copy of our proxy materials for the 2008 Annual Meeting. If you wish to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

Who Is Entitled to Vote?

April 7, 2008 is the record date for the Annual Meeting. If you owned Ambac common stock at the close of business on April 7, 2008, you are entitled to vote. On that date, there were 286,829,167 shares of Ambac common stock outstanding and entitled to vote at the Annual Meeting. Ambac common stock is our only class of voting stock. We will begin making this Proxy Statement available on our website, www.ambac.com, on April 21, 2008 to all stockholders entitled to vote. If you wish to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

How Many Votes Do I Have?

You have one vote for each share of Ambac common stock that you owned at the close of business on April 7, 2008. The proxy card indicates the number.

What Is the Difference Between Holding Shares as a Stockholder of Record and Holding Shares in “Street Name”?

Most stockholders of Ambac hold their shares in “street name” through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those held in street name.

Stockholder of Record

If your shares are registered directly in your name with Ambac’s transfer agent, The Bank of New York Mellon, you are considered the stockholder of record of those shares and Ambac is providing you these proxy materials directly. As the stockholder of record, you have the right to grant your voting proxy directly to Ambac or to vote in person at the Annual Meeting. Ambac has enclosed a proxy card for you to use. You may also vote on the Internet or by telephone as described below under the heading “May I Vote by Telephone or Via the Internet?”.

Holders in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may only vote these shares in person at the Annual Meeting if you follow the instructions described below under the heading “How Do I Vote In Person at the Annual Meeting?”. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee how to vote your shares. You may also vote on the Internet or by telephone as described below under the heading “May I Vote by Telephone or Via the Internet?”.

How Do I Vote by Proxy?

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board:

•	“FOR” Proposal 1 (Elect Six Directors);

•	“FOR” Proposal 2 (Amend the Charter to Increase the Number of Authorized Shares of Common Stock from 350,000,000 to 650,000,000);

•

“FOR” Proposal 3 (Approve the Amendments to Ambac’s Equity Plan to Increase the Number of Authorized Shares Available under the Plan by 6,000,000 and to Extend the Period during which We Can Make Awards under the Equity Plan by Two Years);

•

“FOR” Proposal 4 (Approve the Amendments to Ambac’s Directors Plan to Increase the Number of Authorized Shares Available under the Plan by 200,000 and to Extend the Period during which We Can Make Awards under the Directors Plan by Two Years); and

•	“FOR” Proposal 5 (Ratify the Selection of KPMG LLP, an Independent Registered Public Accounting Firm, as Independent Auditors for 2008).

If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time we began printing this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Vote by Telephone or Via the Internet?

Yes. Instead of submitting your vote by mail on the enclosed proxy card, you may be able to vote via the Internet or by telephone. Please note that there are separate Internet and telephone arrangements depending on whether you are a stockholder of record (that is, if you hold your stock in your own name), or whether you hold your shares in “street name” (that is, if your stock is held in the name of your broker or bank).

If you are a stockholder of record, you may vote by telephone, or electronically through the Internet, by following the instructions provided on your proxy card.

If you hold your shares in “street name,” you should refer to the instructions provided by your bank or broker to determine whether you will be able to vote by telephone or electronically.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. If you vote by telephone or via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone or over the Internet will not affect your right to attend the Annual Meeting and vote.

May I Revoke My Proxy?

Yes. If you change your mind after you send in your proxy card, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:

•	Send in another signed proxy with a later date;

•	Send a letter revoking your proxy to Ambac’s Corporate Secretary at the address indicated on page 79 under “Information about Stockholder Proposals”; or

•	Attend the Annual Meeting and vote in person.

How Do I Vote in Person at the Annual Meeting?

You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual Meeting, Ambac recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

You may vote shares beneficially owned and held in “street name” only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the stockholder of record giving you the right to vote the shares. The account statement or letter must show that you were beneficial owner of the shares on April 7, 2008.

How Do Employees in the Ambac Stock Fund Vote?

If you are an employee who participates in our Savings Incentive Plan (“SIP”), you are receiving this material because of shares held for you in the Ambac Stock Fund in the SIP. The SIP Trustee will send you a voting instruction card instead of a proxy card. This voting instruction card will indicate the number of shares of Ambac common stock credited to your account in the Ambac Stock Fund as of April 7, 2008.

•	If you complete, sign and return the voting instruction card on time, the SIP trustee will vote the shares as you have directed.

•	If you do not complete, sign and return the voting instruction card on time, the SIP trustee will not vote the shares credited to your account.

What Votes Need to be Present to Hold the Annual Meeting?

We need a majority of the shares of Ambac common stock outstanding on April 7, 2008 to be present, in person or by proxy, to hold the Annual Meeting.

What Vote Is Required to Approve Each Proposal?

Proposal 1: Elect Six Directors	The six nominees for director who receive the most votes will be elected. If you do not vote for a nominee or you indicate “withhold authority to vote” for any nominee on your proxy card, your vote will not count either for or against the nominee.

Proposal 2: Amend the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock	The affirmative vote of a majority of the issued and outstanding shares of Ambac common stock entitled to vote at the Annual Meeting is required to approve the proposed amendment to the Charter to increase the number of authorized shares of Ambac common stock from 350,000,000 shares to 650,000,000 shares. If you “abstain” from voting, it has the same effect as if you voted “against” this proposal.

Proposal 3: Amend the Ambac 1997 Equity Plan	The affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting is required to approve the proposed amendments to the Equity Plan. If you “abstain” from voting, it has the same effect as if you voted “against” this proposal.

Proposal 4: Amend the 1997 Non-employee Directors Equity Plan	The affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting is required to approve the proposed amendments to the Directors Plan. If you “abstain” from voting, it has the same effect as if you voted “against” this proposal.

Proposal 5: Ratify Selection of Independent Auditors	The affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG LLP, an independent registered public accounting firm, as independent auditors for 2008. If you “abstain” from voting, it has the same effect as if you voted “against” this proposal.

How are Votes Counted?

In the election of directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST”. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

What Is the Effect of Broker Non-Votes?

A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange, if your broker holds your shares in its “street name,” the broker may vote your shares on Proposal 1 (Elect Six Directors), Proposal 2 (Amend the Charter to Increase the Number of Authorized Shares of Common Stock from 350,000,000 Shares to 650,000,000 Shares) and Proposal 5 (Ratify Selection of Independent Auditors) even if it does not receive instructions from you. However, your broker may not vote your shares on Proposal 3 (Approve Amendment to the Equity Plan) and Proposal 4 (Approve Amendment to the Directors Plan) unless you give him or her specific voting instructions. A broker non-vote will have no effect on the outcome of these proposals.

Is Voting Confidential?

We maintain a policy of keeping all the proxies and ballots confidential. The Inspectors of Election will forward to management any written comments that you make on the proxy card.

If More than One Member of My Household Owns Shares, Will We Receive Separate Annual Meeting Materials?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we are sending only one Annual Report and Proxy Statement to stockholders who do not participate in electronic delivery of proxy materials and who have the same address and last name unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This “householding” practice reduces our printing and postage costs. Stockholders who do not participate in electronic delivery of proxy materials may request a separate copy of the Annual Report and Proxy Statement as follows:

•

Stockholders of record wishing to discontinue or begin householding, or any stockholder of record residing at a household address wanting to request delivery of a copy of the Annual Report and Proxy Statement, should contact our transfer agent, The Bank of New York Mellon Shareowner Services, at (800) 524-4458, TDD for hearing impaired: 800-231-5469; for Foreign Stockholders: 201-680-6578; and TDD for Foreign Stockholders: 201-680-6610 or stockholders of record may otherwise write to The Bank of New York Mellon Shareowner Services at P.O. Box 358015, Pittsburgh, PA 15252-8015. The website address is www.bnymellon.com/shareowner/isd.

•	Stockholders whose shares are held in “street name” can request information about householding from their banks, brokers or other holders of record.

What Are the Costs of Soliciting these Proxies and Who Will Pay Them?

Ambac will pay all the costs of soliciting these proxies. Although we are providing these proxy materials over the Internet and, in some cases, by mail, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. The Bank of New York Mellon Corporation is assisting us with the solicitation of proxies for a fee of $7,000 plus out-of-pocket expenses.

Where Can I Find the Voting Results?

We will publish the voting results in our Form 10-Q for the second quarter of 2008, which we will file with the SEC in August 2008. You can find the Form 10-Q on Ambac’s website at www.ambac.com.

Do Directors Attend the Annual Meeting?

Ambac encourages directors to attend Ambac’s Annual Meeting of Stockholders. Last year, all of our directors attended the Annual Meeting.

Can a Stockholder Communicate Directly with our Board? If so, How?

Stockholders and other interested parties may communicate with Ambac’s Presiding Director, Jill Considine, by sending her an e-mail at presidingdirector@ambac.com or by writing Ms. Considine c/o Ambac Financial Group, Inc., Attn: Corporate Secretary, One State Street Plaza, New York, New York 10004. You also may communicate with other members of our Board by writing to Ambac’s Corporate Secretary at Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004 or by sending an e-mail to Ambac’s Corporate Secretary at akelly@ambac.com. Ambac’s Corporate Secretary will then forward your questions or comments directly to the Board.

Communications are distributed to the Presiding Director, the Board or to any individual director or directors as appropriate, depending on facts and circumstances outlined in the communication. In that regard, the Presiding Director and Ambac’s Board of Directors have requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as:

•	spam;

•	junk mail and mass mailings;

•	product inquiries;

•	new product suggestions;

•	resumes and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.

In addition, material that is indirectly hostile, threatening, illegal or similarly unsuitable will not be forwarded. Any communication that is relevant to Ambac’s business and is not forwarded will be retained for one year and will be made available to the Presiding Director and any other independent director on request. The independent directors grant the Corporate Secretary discretion to decide what correspondence shall be shared with Ambac management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department.

Whom Should I Call If I Have Any Questions?

If you have any questions about the Annual Meeting or voting, please contact Anne Gill Kelly, Corporate Secretary, at (212) 208-3355 or at akelly@ambac.com.

If you have any questions about your ownership of Ambac common stock, please contact Vandana Sharma, First Vice President, Investor Relations, at (212) 208-3333 or at vandana.sharma@ambac.com.

INFORMATION ABOUT AMBAC COMMON STOCK OWNERSHIP

Which Stockholders own at least 5% of Ambac?

The following table shows all persons we know to be direct or indirect owners of at least 5% of Ambac common stock as of December 31, 2007. Our information is based on reports filed with the SEC by each of the firms listed in the table below. You may obtain these reports from the SEC.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class (%)

Davis Selected Advisers, L.P.(1)	14,238,407	14.02
2949 East Elvira Road, Suite 101 Tucson, Arizona 85706

FMR LLC(2)	10,142,924	9.99
82 Devonshire Street Boston, Massachusetts 02109

J.P. Morgan Chase & Co.(3)	7,820,395	7.70
270 Park Avenue New York, New York 10017

Bank of America Corporation.(4)	7,167,935	7.06
100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, North Carolina 28255

Putnam, LLC. d/b/a/ Putnam Investments(5)	6,708,353	6.60
One Post Office Square Boston, Massachusetts 02109

Legg Mason Capital Management, Inc.(6)	6,154,603	6.06
100 Light Street Baltimore, Maryland 21202

Capital Group International, Inc.(7)	5,897,270	5.80
11100 Santa Monica Blvd. Los Angeles, CA 90025

(1)    This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2008 by Davis Selected Advisors, L.P., which reported voting power and dispositive power as of December 31, 2007 as follows: Sole Voting Power – 13,176,714, Shared Voting Power – None, Sole Dispositive Power – 14,238,407, and Shared Dispositive Power – None.

(2)    This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 by FMR LLC, which reported voting power and dispositive power as of December 31, 2007 as follows: Sole Voting Power – 323,159, Shared Voting Power – None, Sole Dispositive Power – 10,142,924, and Shared Dispositive Power – None.

(3)    This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 28, 2008 by JPMorgan Chase & Co., which reported voting power and dispositive power as of

December 31, 2007 as follows: Sole Voting Power – 5,960,734, Shared Voting Power – 237,338, Sole Dispositive Power – 7,439,374, and Shared Dispositive Power – 337,533.

(4)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2008 by Bank of America Corporation, which reported voting power and dispositive power as of December 31, 2007 as follows: Sole Voting Power – None, Shared Voting Power – 7,147,021, Sole Dispositive Power – None, and Shared Dispositive Power – 7,167,935.

(5)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 1, 2008 by Putnam, LLC d/b/a Putnam Investments, which reported voting power and dispositive power as of December 31, 2007 as follows: Sole Voting Power – None, Shared Voting Power – 135,399, Sole Dispositive Power – None, and Shared Dispositive Power – 6,708,353.

(6)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 by Legg Mason Capital Management, Inc, which reported voting power and dispositive power as of December 31, 2007 as follows: Sole Voting Power – None, Shared Voting Power – 6,154,603, Sole Dispositive Power – None, and Shared Dispositive Power – 6,154,603.

(7)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2008 by Capital Group International, Inc, which reported voting power and dispositive power as of December 31, 2007 as follows: Sole Voting Power – 4,503,670, Shared Voting Power – None, Sole Dispositive Power – 5,897,270, and Shared Dispositive Power – None.

How Much Stock is Owned By Directors and Executive Officers?

The following table shows the Ambac common stock owned directly or indirectly by Ambac’s directors, director nominees and executive officers as of March 12, 2008. No director, director nominee or executive officer beneficially owns 1% or more of the shares of Ambac common stock. All directors, director nominees and executive officers as a group beneficially own less than 1% of the shares of Ambac common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned (4)(5)(6)(7)(8)	Percent of Class	Unvested RSUs(9)	PSUs(10)	Total Holdings (including RSUs and PSUs)
Non-Employee Directors and Director Nominees
Michael A. Callen(1)	59,662	—	648	13,808	74,118
Jill M. Considine	34,559	—	648	10,224	45,431
Philip N. Duff	0	—	2,918	—	2,918
W. Grant Gregory(2)	36,411	—	—	12,151	48,562
Thomas C. Theobald	39,301	—	3,810	5,961	49,072
Laura S. Unger	8,483	—	3,804	3,058	15,345
Henry D.G. Wallace	14,760	—	3,814	6,202	24,776

Executive Officers
Robert J. Genader(1)	1,256,678	—	0	0	1,256,678
Sean T. Leonard	20,068	—	55,028	0	75,096
Douglas C. Renfield-Miller	120,077	—	71,376	0	191,453
John W. Uhlein III	173,797	—	69,794	0	243,591
William T. McKinnon(3)	190,317	—	0	0	190,317

All executive officers and directors as a group (18 persons)	2,436,274	—	217,271	51,404	2,959,160

(1)	On January 16, 2008, Mr. Genader retired from Ambac and Ambac Assurance as Chairman, President and Chief Executive Officer. He no longer serves as either a director or an executive officer. On January 16, 2008, Mr. Callen became the Chairman of the Board of Directors and the Interim President and Chief Executive Officer of Ambac and Ambac Assurance. He continues to serve on the Board, but has been designated by the Board as a non-independent director.

(2)	On January 13, 2008, Mr. Gregory retired from the Board of Directors of Ambac and Ambac Assurance. He no longer has any affiliation with Ambac or Ambac Assurance.

(3)	On February 8, 2008 Mr. McKinnon retired as Chief Risk Officer of Ambac and Ambac Assurance. He no longer has any affiliation with Ambac or Ambac Assurance.

(4)	To our knowledge, except for Mr. Genader, who shares voting and investment power with his spouse, each of the directors and named executive officers has sole voting and investment power over his or her shares held in his or her name.

(5)	The number of shares shown for Mr. Uhlein includes 90 shares owned by his spouse in her IRA and 75 shares owned by him in an outside IRA.

The number of shares shown for Mr. Theobald includes 3,000 shares for which Mr. Theobald acts as trustee for each of two children. There are 1,500 shares in a separate trust for each child. Mr. Theobald disclaims beneficial ownership of these 3,000 shares.

(6)	The number of shares shown for each director and named executive officer includes shares that may be acquired upon exercise of stock options that were exercisable as of March 12, 2008 or that will become exercisable within 60 days after March 12, 2008. These shares are shown in the following table:

Non-Employee Directors	Number Of Shares	Executive Officers	Number Of Shares
Mr. Callen	11,250	Mr. Genader	685,000
Ms. Considine	11,250	Mr. Leonard	12,807
Mr. Duff	—	Mr. Renfield-Miller	64,850
Mr. Gregory	11,250	Mr. Uhlein	77,550
Mr. Theobald	—	Mr. McKinnon	116,150
Ms. Unger	5,938
Mr. Wallace	—

(7)	The number of shares shown for each executive officer also includes the number of shares of Ambac common stock owned indirectly as of March 12, 2008 by the executive officer in our Savings Incentive Plan (“SIP”). Our information on these shares is based on reports from the SIP Trustee.

(8)	The number of shares shown for Messrs. Genader, Leonard, Renfield-Miller, Uhlein, and McKinnon includes vested restricted stock units (“RSUs”) awarded under our equity plans. These RSUs are shown in the following table:

Executive Officers	Number of Vested RSUs
Mr. Genader	484,957
Mr. Leonard	—
Mr. Renfield-Miller	20,773
Mr. Uhlein	3,849
Mr. McKinnon	55,617

Directors	Number of Vested RSUs
Mr. Callen	9,775
Ms. Considine	4,883
Mr. Duff	—
Mr. Gregory	3,179
Mr. Theobald	761
Ms. Unger	1,665
Mr. Wallace	761

(9)	This column shows the following grants of RSUs under the Directors Plan: 3,156 RSUs to Ms. Unger at the 2003 Annual Meeting and accrued dividends, 3,166 RSUs to Mr. Wallace at the 2004 Annual Meeting and accrued dividends, 3,162 RSUs to Ms. Considine and Mr. Theobald at the 2005 Annual Meeting and accrued dividends and 2,269 RSUs to Messrs. Callen and Duff at the 2007 Annual Meeting and accrued dividends. These RSUs generally will vest on the date of the Annual Meeting held in the fifth calendar year following the date of grant. At that time, each of these directors will receive one share of Ambac common stock in settlement of each RSU. For more information on these RSUs, see below at page 17 under “How We Compensate Directors.”

In addition, this column includes the 648 RSUs and accrued dividends that were granted to each of Messrs. Callen, Duff, Theobald and Wallace, Ms. Considine and Ms. Unger at the 2007 Annual Meeting under the Directors Plan. These RSUs generally will vest on the date of the Annual Meeting held in the first calendar year following the date of grant. At that time, each of these directors will receive one share of Ambac common stock in settlement of each RSU. For more information on these RSUs, see below at page 17 under “How We Compensate Directors.”

This column also shows RSUs for Mr. Renfield-Miller which was awarded as part of each his, 2004 bonus, 2005 bonus and 2006 bonus pursuant to the Ambac Deferred Compensation SubPlan of the 1997 Equity Plan (the “SubPlan”) and accrued dividends and his long-term compensation awards granted in January 2006, January 2007 and January 2008 and accrued dividends. It also includes RSUs for Mr. Uhlein that were awarded as part of his 2005 bonus pursuant to the SubPlan and accrued dividends and his long-term compensation awards granted in January 2006, January 2007 and January 2008 and accrued dividends. See page 31 for more detailed descriptions of these awards made pursuant to the SubPlan. This column also includes RSUs that were awarded to Mr. Leonard upon his election as Chief Financial Officer in July 2005, his RSUs that were awarded as part of his 2006 bonus pursuant to the SubPlan and accrued dividends, and his long-term compensation awards granted in January 2006, January 2007 and January 2008 and accrued dividends.

(10)	Under Ambac’s Deferred Compensation Plan for Outside Directors, directors may defer a portion of his or her cash compensation. If a director has elected to defer cash compensation into Phantom Stock Units (“PSUs”), these PSUs are shown in this column. For more information on the Deferred Compensation Plan, see page 18.

Did Ambac Insiders Comply with Section 16(a) Beneficial Ownership Reporting in 2007?

Section 16(a) of the Securities Exchange Act of 1934 requires that our insiders—our directors, executive officers, and greater-than-10% stockholders—file reports with the SEC and the New York Stock Exchange on their initial beneficial ownership of Ambac common stock and any subsequent changes. Our insiders must also provide us with copies of the reports.

We reviewed copies of all reports furnished to us and obtained written representations from our insiders that no other reports were required. Based on this, we believe that all of our insiders complied with their filing requirements for 2007.

INFORMATION ABOUT DIRECTORS

The Board of Directors

The Board oversees the business of Ambac and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed by discussing matters with the Chief Executive Officer, other key executives and our principal external advisors (legal counsel, outside auditors, investment bankers and other consultants) by reading the reports and other materials that they request or that we send them regularly and by participating in Board and committee meetings.

The Board usually meets five times per year in regularly scheduled meetings, but will meet more often, if necessary. The Board met 18 times during 2007. All directors attended at least 75% of the Board meetings and the meetings of the committees of which they were members.

Each of our directors also serves as a director of our principal operating subsidiary, Ambac Assurance Corporation, a leading financial guarantee insurance company.

Director Independence

Ambac’s Corporate Governance Guidelines express the Board’s belief that a substantial majority of Ambac’s directors should qualify as “independent” directors under the guidelines of the New York Stock Exchange (“NYSE”). In accordance with NYSE rules, the Board affirmatively determines the independence of each Director and nominee for election as a Director in accordance with its Policy Regarding Determination of Independence (“Director Independence Policy”), which includes all elements of independence as set forth in the NYSE listing standards. The Director Independence Policy is attached to this proxy statement as Appendix A and is also appended to Ambac’s Corporate Governance Guidelines available at www.ambac.com. Under the Director Independence Policy, a director is not independent if he or she has a direct or indirect material relationship with Ambac. The Governance Committee annually reviews the relationships that each director has with Ambac. In conducting this review, the Governance Committee considers all relevant facts and circumstances, including the director’s commercial, banking, consulting, legal, accounting, charitable and familial relationships and such other criteria as the Governance Committee may determine from time to time.

Following such annual review, the Governance Committee reports its conclusions to the full Board, and only those directors whom the Board affirmatively determines to have no material relationship with Ambac and otherwise satisfy the Director Independence Policy are considered independent directors.

Based on the review and recommendation of the Governance Committee, the Board has determined that the following directors are independent within the meaning of Ambac’s Director Independence Policy: Jill M. Considine, Philip N. Duff, Thomas C. Theobald, Laura S. Unger and Henry D.G. Wallace. The Board also determined that Michael A. Callen now has a material relationship with Ambac, as he was elected Ambac’s Chairman and Interim President and Chief Executive Officer, as of January 16, 2008. Mr. Callen is deemed by the Board not to be independent under Ambac’s Director Independence Policy.

The Committees of the Board

The Board has three standing committees: the Audit and Risk Assessment Committee, the Compensation Committee and the Governance Committee. None of the directors who serve as members of these committees is, or has ever been, an employee of Ambac or our subsidiaries. All of the directors who serve as members of these committees are independent in accordance with the rules of the NYSE and Ambac’s Director Independence Policy.

The Audit and Risk Assessment Committee

The Audit and Risk Assessment Committee (i) selects the independent auditors; (ii) approves the scope of the annual audit by the independent auditors and our internal auditors; (iii) reviews audit findings and accounting policies; (iv) pre-approves all audit, audit-related and other services, if any, to be provided by the independent auditors; (v) assesses the adequacy of internal controls and risk management; (vi) reviews and approves Ambac’s financial disclosures; and (vii) oversees compliance with Ambac’s Code of Business Conduct.

Additionally, the Audit and Risk Assessment Committee reviews and monitors the adequacy of Ambac’s portfolio risk management, which includes reviewing (i) its adversely classified credits, (ii) the sufficiency of its loss reserves and (iii) its economic risk capital. The Audit and Risk Assessment Committee also reviews compliance with risk management and underwriting policies related to Ambac’s insured book of business, derivatives business and investment portfolios. The Chief Risk Officer reports to the Board of Directors on a “dotted line” basis and will inform and update the Audit and Risk Assessment Committee with respect to risk-related topics. The Chief Risk Officer is empowered to veto any transaction that has been approved by a credit committee. However, the CEO may override the Chief Risk Officer’s veto, upon notice to the Chairman of the Audit and Risk Assessment Committee.

The Audit and Risk Assessment Committee also meets outside the presence of Ambac management, with both the independent auditors and the internal auditors. The Audit and Risk Assessment Committee’s Report for 2007 is printed below at pages 24 and 25.

Four out of five of the members of the Audit and Risk Assessment Committee qualify as “audit committee financial experts” as such term is defined in the applicable SEC regulations. For a list of “audit committee financial experts”, please see the “Audit and Risk Assessment Committee Report” on page 24 and 25.

The Board has adopted a written charter for the Audit and Risk Assessment Committee. A copy of the Charter is available at our website: http://www.ambac.com. A copy of the Audit and Risk Assessment Committee Charter is also available to stockholders free of charge on request to Anne Gill Kelly, our Corporate Secretary, at 212-208-3355 or akelly@ambac.com.

The Audit and Risk Assessment Committee met eight times during 2007.

Messrs. Duff, Theobald and Wallace, Ms. Considine and Ms. Unger currently serve as members of the Audit and Risk Assessment Committee. Mr. Wallace serves as Chair of the Audit and Risk Assessment Committee.

The Governance Committee

The Governance Committee is responsible for monitoring Ambac’s corporate governance policies and procedures and identifying, evaluating and recommending qualified candidates to the Board for election as directors. Through its monitoring of Ambac’s corporate governance policies and procedures, it is responsible for making recommendations concerning the size, structure and composition of the Board and committees, fees for the Board and criteria for retention of directors.

The Governance Committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described on page 79 under “Information About Stockholder Proposals.”

The Governance Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. This assessment includes, in addition to the qualities of intellect, integrity and judgment, diversity, a strong understanding of finance and senior management experience.

The Governance Committee evaluates all nominees for director based on these criteria, including nominees recommended by stockholders. Under the Governance Committee’s charter, the Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates and to approve the fees and other retention terms for such firm.

The Board has adopted a written charter for the Governance Committee. A copy of the Governance Committee charter is available at our website: http://www.ambac.com. A copy of the Governance Committee charter is also available to stockholders free of charge on request to Anne Gill Kelly, our Corporate Secretary, at 212-208-3355 or at akelly@ambac.com.

The Governance Committee met four times during 2007.

Messrs. Duff, Theobald and Wallace and Ms. Considine and Ms. Unger currently serve as members of the Governance Committee. Ms. Unger serves as Chair of the Governance Committee.

The Compensation Committee	The Compensation Committee oversees Ambac’s compensation and employee benefit plans and practices. As outlined in its Charter, the Compensation Committee, among other things, (i) adopts and annually reviews the overall compensation philosophy and policy of Ambac; (ii) adopts and annually reviews a comprehensive statement of executive compensation philosophy, strategy and principles; (iii) selects the peer group of companies that is used in determining competitive compensation packages; (iv) evaluates the performance of our named executive officers, including the Chief Executive Officer, and determines and approves the compensation of each of them; (v) reviews and evaluates succession planning for the Chairman, CEO and other key management positions; (vi) reviews the performance standards for executive officers to be used in succession planning and in our compensation programs; (vii) evaluates existing and proposed employee benefit plans, including any employment, severance and perquisites arrangements for executive officers, and approves all substantive plan changes; (viii) reviews and approves our incentive bonus pool for the year; and (ix) reviews our stock ownership guidelines. In addition, our Compensation Committee administers our Equity Plan (and has the sole authority for awards made under the Equity Plan) as well as the Ambac 1997 Executive Incentive Plan (the “EIP”), the Ambac Deferred Compensation Plan for Outside Directors and the Ambac Deferred Compensation SubPlan of the 1997 Equity Plan (the “SubPlan”).

The Compensation Committee also provides oversight in the development, implementation and effectiveness of Ambac’s Human Resources function, including but not limited to those policies and strategies regarding retention, career development and progression, diversity and other employment practices. The Compensation Committee is also responsible for periodically reviewing Ambac’s plans regarding succession of senior management.

The Compensation Committee has engaged Alan Johnson, a Managing Director of Johnson Associates, an outside human resources consulting firm, as its compensation consultant. The Compensation Committee asks Mr. Johnson, among other things, to provide peer company compensation data and conduct an annual review of its total compensation program for its executive officers. For a fuller description of the role of the Compensation Committee’s compensation consultant, please refer to “Role of Compensation Consultant” in the Compensation Discussion and Analysis section of this Proxy Statement. Management also provides information and proposals for the Compensation Committee’s consideration. While the CEO and the Senior Vice President, Chief Administrative Officer attend Compensation Committee meetings regularly by invitation, the Compensation Committee is the final decision maker for the compensation of our named executive officers and other executive officers. The Compensation Committee also considers certain matters in executive session. The Compensation Committee’s Chairman reports to the Board on actions taken at each meeting. The Compensation Committee has authority to retain, approve fees for and terminate independent advisors to assist in fulfilling its responsibilities.

The Board has adopted a written charter for the Compensation Committee. A copy of the charter is available at our website: http://www.ambac.com. A copy of the Compensation Committee charter is also available to stockholders free of charge on request to Anne Gill Kelly, our Corporate Secretary, at 212-208-3355 or at akelly@ambac.com.

The Compensation Committee met three times during 2007.

Messrs. Duff, Theobald and Wallace, Ms. Considine and Ms. Unger currently serve as members of the Compensation Committee.

Mr. Theobald serves as Chair of the Compensation Committee.

How We Compensate Directors

Annual Cash Fee	In 2007, we compensated directors who are not employees of Ambac or our subsidiaries with an annual cash fee of $80,000 per year.

Presiding Director Fee	From January 1, 2007 through October 1, 2007, we paid an additional annual fee of $25,000 to Ambac’s Presiding Director. In light of the substantial amount of additional time that the Presiding Director is devoting to Ambac matters, we increased this fee to $75,000 as of October 1, 2007. For more information regarding the Presiding Director, please see page 21 below.

Fee for Chairing a Committee	We pay an additional annual fee of $10,000 to the non-employee director who chairs either the Governance Committee or the Compensation Committee and an annual fee of $20,000 to the non-employee director who chairs the Audit and Risk Assessment Committee.

2007 Committee or Meeting Fees	In 2007, except for the chair, we did not pay our directors any additional fees for serving on committees of the Board. We did not pay any of our directors for attending meetings of the Board or of the committees on which they serve.

2008 Annual Cash Fee and Meeting Fees	In light of our Board’s atypical meeting schedule during the latter part of 2007 and the first part of 2008, we have modified the structure of our directors’ cash compensation in order to tie compensation more closely to our directors’ commitment to attending our Board and committee meetings. Effective April 1, 2008, our directors will receive (i) an annual cash retainer of $50,000; (ii) $2,000 for each meeting of the Board that the director attends; and (iii) $1,000 for each meeting of a committee of the Board that the director attends. We have not changed the annual fees for chairing a committee.

Annual Award of Restricted Stock Units	On the date of the Annual Meeting, we grant each non-employee director an annual award of restricted stock units (“RSUs”) equal to (A) $60,000 divided by (B) the closing price of a share of common stock as reported on the NYSE on that date. The RSUs will accumulate dividend equivalents in the form of additional RSUs during the restricted period. The RSUs generally will vest on the first anniversary of the date of the grant and will be settled by the delivery of one share of Ambac common stock for each RSU. On March 25, 2008, upon a recommendation of the Governance Committee, the Board decided to increase the annual RSU award from $60,000 to $100,000.

Initial Award of Restricted Stock Units and Subsequent Awards Every Five Years

Ambac also grants each non-employee director RSUs equal to (A) $210,000 divided by (B) the closing price of a share of common stock as reported on the NYSE on the date of the Annual Meeting at which the director is first elected to the Board.

•         These RSUs generally will vest on the date of the Annual Meeting held in the fifth year following the date of grant and will be settled by the delivery of one share of Ambac common stock for each RSU. However, if a director (i) is required to retire due to Ambac’s mandatory retirement policy; (ii) retires at age 62 after five or more years of service on Ambac’s Board; or (iii) ceases to be a member as a result of death or permanent disability or a change in control of Ambac, unvested RSUs will vest and be settled as soon as practicable after termination of the director’s service on the Board. RSUs will accumulate dividend equivalents in the form of additional RSUs during the restricted period.

•         If the non-employee director remains on the Board after the first award of RSUs vests, Ambac will grant the director a second award of RSUs, valued at $210,000 subject to similar vesting conditions and restrictions on transfer. Thereafter, awards will be made at every fifth Annual Meeting held during the director’s continued service on the Board.

Expenses and Benefits	Ambac reimburses all directors for travel and other related expenses incurred in attending stockholder, Board and committee meetings. We provide non-employee directors with life and health insurance benefits, if they so elect. We also allow them to participate in our Matching Gift Program, under which Ambac will match gifts by non-employee directors to qualified organizations up to $20,000 per year.

The Deferred Compensation Plan

Under the Ambac Deferred Compensation Plan for Outside Directors, non-employee directors may elect to defer all or part of their director compensation that is paid in cash.

•         At the director’s election, we credit deferrals to a bookkeeping account that we maintain on the director’s behalf either as a cash credit (which we credit with interest quarterly at a 90-day commercial paper composite rate published by the Federal Reserve Bank), or as phantom stock units (“PSUs”) based on the market value of Ambac’s common stock (which we credit with quarterly dividend equivalents in additional PSUs) or as performance units measured by the performance of those mutual funds the director selects out of a limited group of funds.

•         We do not fund the Ambac Deferred Compensation Plan for Outside Directors. We settle accounts only in cash.

Service on the Ambac Assurance Board	Ambac Assurance does not pay its non-employee directors an annual fee or any other fee for serving on its Board of Directors.

Directors who are Ambac Employees	We do not compensate our employees or employees of our subsidiaries for service as a director, other than reimbursement for travel and related expenses.

Director Compensation Table	Name(a)	Fees Earned or Paid in Cash ($)(b)(1)	Stock Awards ($)(c)(2)	Option Awards ($)(d)(3)	All Other Compensation ($)(g)(4)	Total ($)(h)
	Michael A. Callen	121,033	296,988	0	0	418,021
	Jill M. Considine	90,000	86,738	0	15,750	192,488
	Philip N. Duff	51,739	68,081	0	0	119,820
	W. Grant Gregory	80,000	296,988	0	10,000	386,988
	Phillip B. Lassiter	28,261	0	0	20,000	48,261
	Thomas C. Theobald	86,467	107,048	0	25,000	218,515
	Laura S. Unger	80,000	101,000	0	350	181,350
	Henry D.G. Wallace	100,000	107,048	0	0	207,048

(1)    This amount includes any fees deferred by our directors into phantom stock units pursuant to Ambac’s Director Deferred Compensation Plan.

Philip Duff was elected as a director beginning on May 8, 2007 and received a prorated annual fee. Phillip Lassiter earned a prorated annual fee for serving as a director from January 1, 2007 until his retirement from the Board on May 8, 2007.

In addition to the annual retainer of $80,000 paid to each of our directors:

•        Michael Callen earned $37,500 for his role as Presiding Director. This fee reflects a prorated calculation which takes into account the increase in the annual fee from $25,000 to $75,000 that the Board instituted for the Presiding Director beginning on October 1, 2007. Mr. Callen earned an additional $3,533, prorated, for his role as Chairman of the Compensation Committee (term ended on May 8, 2007).

•        Jill Considine earned $10,000 for her role as Chairman of the Governance Committee.

•        In 2007, Thomas Theobald earned $6,467, prorated for his role as Chairman of the Compensation Committee (term commenced May 8, 2007).

•        Henry D. G. Wallace earned $20,000 for his role as Chairman of the Audit and Risk Assessment Committee.

(2)    Represents the compensation costs for financial reporting purposes for the year under FAS 123R. See Note 13 to the Audited Financial Statements contained in Ambac’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for the assumptions made in determining FAS 123R values. There can be no assurance that the FAS 123R amounts will be realized. Column (c) of the Director Compensation Table includes a portion of each director’s five year restricted stock award. The five-year grants reflected in the Table for Messrs: Callen, Duff, Gregory, Wallace and Theobald and Ms. Considine have a grant date fair value of $210,000. (See above on page 18 for a more detailed description of these awards.) The five year grants reflected in the Table for Ms. Unger has a grant date fair value of $179,760. In addition, the amounts for Messrs. Callen, Gregory and Ms. Considine include costs due to unvested amounts being recognized in 2007 because they are eligible for immediate vesting at retirement.

The grant date fair value of the 2007 award made to each non-employee director was $60,000.

At December 31, 2007, the aggregate number of restricted stock units (“RSUs”) held by each of our directors was as follows: Mr. Callen—12,593 RSUs; Ms. Considine—8,626 RSUs; Mr. Duff—2,894 RSUs; Mr. Gregory—11,696 RSUs; Mr. Lassiter—0 RSUs; Mr. Theobald—4,536 RSUs; Ms. Unger—5,428 RSUs and Mr. Wallace—4,540 RSUs.

Of the RSUs reported above, the following RSUs were vested but deferred: Mr. Callen—9,699 RSUs; Ms. Considine—4,846 RSUs; Mr. Duff—0 RSUs; Mr. Gregory—8,802 RSUs; Mr. Lassiter—0 RSUs; Mr. Theobald—756 RSUs; Ms. Unger—1,653 RSUs and Mr. Wallace—756 RSUs.

(3)    We have not awarded stock options to our non-employee directors since May 2003 and formally discontinued our stock option program for directors in 2004. All expenses related to the stock options were recognized for financial accounting purposes before 2007. Aggregate total numbers of stock option awards outstanding are shown below. All outstanding stock options have vested.

At December 31, 2007, the aggregate number of stock option awards held by each of our directors was as follows: Mr. Callen—11,250 options; Ms. Considine—11,250 options; Mr. Gregory—11,250 options and Ms. Unger—5,938 options.

(4)    The amounts shown represent matching corporate contributions, paid by Ambac in 2007 on behalf of the directors to charitable organizations under the Ambac Matching Gifts Program which allows up to $20,000 to be matched for those charitable gifts made during each calendar year. The amount reflected for Mr. Theobald exceeds $20,000 because it includes both a gift made at the end of 2007 and a gift made in 2006, neither of which were paid by Ambac until 2007.

Director Stock Ownership Guidelines	In May 2004, Ambac’s Governance Committee established stock ownership requirements for its directors. Ambac now requires each director to own, within five years of first being elected, shares of Ambac common stock having a value equal to at least five times the director’s annual cash retainer. In March 2008, the Board determined that in connection with the new lower annual cash retainer fee, they will increase the director stock ownership requirement from five times to eight times the director’s annual cash retainer. The Committee has currently suspended application of this requirement in view of the recent and significant decline in stock price. However, our directors are still expected to continue to increase their stock ownership.

CORPORATE GOVERNANCE

In General	Our Board of Directors has maintained corporate governance policies for many years. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE’s listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. We have adopted charters for our Compensation Committee, Audit and Risk Assessment Committee and Governance Committee consistent with the applicable rules and standards. Copies of the Corporate Governance Guidelines and the charters of the foregoing committees are available at our website: http://www.ambac.com. A copy of the Corporate Governance Guidelines is also available to stockholders free of charge on request to Anne Gill Kelly, our Corporate Secretary, at 212-208-3355 or at akelly@ambac.com.

Presiding Independent Director	On an annual basis, the non-employee directors will select a non-employee member of the Board to serve as the Presiding Director. The Presiding Director shall be independent as defined under the listing standards of the NYSE. In May 2007, the non-employee directors re-appointed Michael Callen to serve as the Presiding Director. However, as a result of the Board’s decision to appoint Mr. Callen as Ambac’s Interim President and Chief Executive Officer in January 2008, he was no longer considered to be independent and could no longer serve as Ambac’s Presiding Director. On January 29, 2008, the Board appointed Jill Considine as its new Presiding Director.

The Presiding Director has the following duties:

•         Chair all meetings of the Board at which the Chairman is not present;

•         Meet with the CEO for a preliminary review of financial results and to establish and approve agenda items for the next regular meeting;

•         Coordinate and develop the executive session agenda and chair all executive sessions of non-employee and independent directors;

•         Consult with the CEO regarding information to be provided to the directors, providing feedback on its quality, quantity and timeliness;

•         Act as the principal liaison between the independent directors and the CEO on sensitive issues and provide comments, suggestions, feedback and other information to the CEO after executive sessions;

•         Confer with the CEO on issues of heightened importance that may involve action by the Board;

•         Communicate to the CEO the results of the Compensation Committee’s annual performance evaluation of the CEO;

•         Retain, at the Board’s direction, outside advisors and consultants who directly report to the Board;

•         Work with the Governance Committee and the CEO to identify the Board’s compositional needs and criteria for director candidates;

•         Be available, as appropriate, for direct communication with major stockholders;

•         In the event of the incapacity of the CEO, direct the Secretary of the Company to take all necessary and appropriate action to call a special meeting of the Board; and

•         Perform such other duties as may reasonably be requested by the Board in furtherance of the Board’s duties and responsibilities.

Non-Employee Director Meetings

Pursuant to Ambac’s Corporate Governance Guidelines, non-employee directors will meet regularly following the Board meetings to discuss, without the presence of management, those items presented at the previous Board and committee meetings. In addition, if any non-employee directors are not independent, then the independent directors shall schedule an independent director session at least once per year. The Presiding Director leads the non-employee board sessions and independent director sessions. The non-employee directors held five meetings in 2007, two of which consisted solely of the independent non-employee directors.

Ambac’s non-employee directors also hold executive sessions without management during Committee meetings to address various matters, including the report of the independent auditor, the review of the CEO and the Chairman succession plans, the criteria upon which the performance of the CEO and other senior managers is assessed, the performance of the CEO against such criteria, the compensation of the CEO, and other relevant matters. These Committee executive sessions are led by the Chair of the Committee for which the executive session is held.

Changes to By-Laws and Corporate Governance Practices

The Board of Directors approved an amendment to the By-Laws of Ambac on May 8, 2007 in order to make the common stock of Ambac eligible to participate in the direct registration system, as required by changes to the New York Stock Exchange Listed Company Manual approved by the Securities and Exchange Commission on August 8, 2006. Ambac’s current By-Laws, as amended, were filed as Exhibit 3.05 to the Form 10-Q for the Quarter ended June 30, 2007.

The Board also approved an amendment to the Corporate Governance Guidelines of Ambac on July 24, 2007 providing for a majority voting standard in uncontested Director elections and for the tender of the resignation for consideration of the Board by any Director failing to receive a majority of votes cast for him or her in such an election.

Other Corporate Governance Highlights

•         Our practice has always been to have a substantial majority (75%) of non-employee independent directors.

•         Since becoming a public company in 1991, only non-employee independent directors have served on our Audit and Risk Assessment, Compensation and Governance Committees.

•         All of the members of the Audit and Risk Assessment Committee meet the NYSE standards for financial literacy.

•         Four out of five of our members of the Audit and Risk Assessment Committee qualify as “audit committee financial experts” as such term is defined in the applicable SEC regulations. For a list of “audit committee financial experts”, please see pages 24 and 25 under “Audit and Risk Assessment Committee Report.”

•         Our Corporate Governance Guidelines provide that no director may serve on the board of more than five public companies, including Ambac. The CEO of Ambac may not serve on the board of more than three public companies, including Ambac.

•         Our Audit and Risk Assessment Committee hires, determines the compensation of, and decides the scope of services performed by, our independent auditors. It also has the authority to retain outside advisors.

•         No member of the Audit and Risk Assessment Committee may serve on more than three public companies’ audit committees, including the Audit and Risk Assessment Committee of Ambac.

•         Our Compensation Committee has the authority to retain independent consultants, and, in fiscal 2007, engaged Johnson Associates, Inc. to assist it. It also evaluates the performance of the Chief Executive Officer and discusses the evaluation with all non-employee directors in executive session.

•         Our Board policy opposes, and the Equity Plan prohibits, the re-pricing of our outstanding stock options. Further, the Board does not, and has not permitted, backdating of stock options.

•         Our Board has adopted a Code of Conduct applicable to all directors, officers and employees that sets forth basic principles to guide their day-to-day activities. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets (including computer and telecommunications resources), media contact and public discussion, compliance with laws and regulations (including insider trading laws) and reporting illegal or unethical behavior. A copy of the Code of Conduct is available at our website: http://www.ambac.com. A copy of the Code of Conduct is also available to stockholders free of charge on request to Anne Gill Kelly, our Corporate Secretary, at 212-208-3355 or at akelly@ambac.com.

•         Ambac’s Directors Plan awards only restricted stock unit awards to directors.

THE AUDIT AND RISK ASSESSMENT COMMITTEE REPORT

The Audit and Risk Assessment Committee of Ambac is responsible for providing independent, objective oversight of Ambac’s accounting functions and internal controls and risk management. The Audit and Risk Assessment Committee selects the independent auditors. The Audit and Risk Assessment Committee is currently composed of five independent directors, each of whom is independent as defined under the rules of the NYSE. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, Ambac has identified the following four members of the Audit and Risk Assessment Committee as “audit committee financial experts”: Messrs. Duff, Theobald, Wallace and Ms. Considine.

The Audit and Risk Assessment Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available at Ambac’s website: http://www.ambac.com. The Audit and Risk Assessment Committee regularly reviews its charter to ensure that it is meeting all relevant Audit and Risk Assessment Committee policy requirements of the SEC, the Public Company Accounting Oversight Board and the NYSE.

Management is responsible for the preparation, presentation and integrity of Ambac’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of Ambac’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of Ambac in conformity with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting. The Audit and Risk Assessment Committee’s responsibility is to monitor and oversee these processes. However, none of the members of the Audit and Risk Assessment Committee is professionally engaged in the practice of accounting or auditing nor are all of our members experts in those fields. The Audit and Risk Assessment Committee relies without independent verification on the information provided to it and on the representations made by management and the independent auditors.

The Audit and Risk Assessment Committee held eight meetings during 2007. The meetings were designed, among other things, to facilitate and encourage communication among the Audit and Risk Assessment Committee, management, the internal auditors and Ambac’s independent auditors, KPMG LLP, an independent registered public accounting firm. The Audit and Risk Assessment Committee discussed with Ambac’s internal auditors and KPMG LLP the overall scope and plans for their respective audits. The Audit and Risk Assessment Committee met with the internal auditors and KPMG LLP, with and without management present, to discuss the results of their examinations and their evaluations of Ambac’s internal controls.

The Audit and Risk Assessment Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2007 with management, the internal auditors and KPMG LLP. The Audit and Risk Assessment Committee also discussed with management and KPMG LLP the process used to support certifications by Ambac’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany Ambac’s periodic filings with the SEC.

The Audit and Risk Assessment Committee also discussed with KPMG LLP matters required to be discussed with audit committees under auditing standards, including, among other things, matters related to the conduct of the audit of Ambac’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

KPMG LLP also provided to us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit and Risk Assessment Committee discussed with them their independence from Ambac. When determining KPMG LLP’s independence, the Committee considered whether their provision of services to Ambac beyond those rendered in connection with their audit of Ambac’s consolidated financial statements and reviews of Ambac’s consolidated financial statements included in its Quarterly Reports on Form 10-Q was compatible with maintaining their independence. The Audit and Risk Assessment Committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, KPMG LLP. The Audit and Risk Assessment Committee concluded that KPMG LLP, an independent registered public accounting firm, is independent from Ambac and its management.

Based upon the review and discussions referred to above, the Audit and Risk Assessment Committee recommended to the Board of Directors, and the Board of Directors has approved, that Ambac’s audited financial statements be included in Ambac’s Annual Report on SEC Form 10-K for the year ended December 31, 2007. The Audit and Risk Assessment Committee also selected KPMG LLP, an independent registered public accounting firm, as Ambac’s independent auditors for 2008.

The Audit and Risk Assessment Committee

Henry D.G. Wallace, Chairman Jill M. Considine Philip N. Duff Thomas C. Theobald
March 25, 2008	Laura S. Unger

INFORMATION ABOUT THE EXECUTIVE OFFICERS

The Executive Officers

These are the biographies of Ambac’s current executive officers, except for Mr. Callen, Ambac’s Chairman and Interim President and Chief Executive Officer, whose biography is included below at page 60 under “Proposal 1: Elect Six Directors.”

Douglas C. Renfield-Miller Age 54

Executive Vice President

In July 2006, Mr. Renfield-Miller was named Executive Vice President of Ambac and Ambac Assurance. From January 2004 to July 2006, Mr. Renfield-Miller served Ambac and Ambac Assurance as a Senior Managing Director. He also has served as the Chairman of Ambac Assurance UK Limited, Ambac’s international financial guarantee subsidiary, since April 2005. Mr. Renfield-Miller is responsible for Ambac’s international offices encompassing London, Milan, Sydney and Tokyo. Prior to moving to London Mr. Renfield-Miller worked in New York overseeing Ambac’s Structured Credit, Commercial ABS, Derivatives and Investment Agreement businesses as well as Ambac’s operations in the Asia/Pacific Region and the Emerging Markets. Mr. Renfield-Miller joined Ambac and Ambac Assurance in April 2000 as a Managing Director. Before joining Ambac, Mr. Renfield-Miller was a Managing Director with UBS’ Principal Finance and Credit Arbitrage group. Mr. Renfield-Miller joined UBS in 1987 and served in various other management positions in New York and Zurich during his 13-year career, including Head of Structured Finance in the Americas and Global Advisor for Structured Finance.

John W. Uhlein III Age 51

Executive Vice President

Since December 2003, Mr. Uhlein has served as an Executive Vice President of Ambac and Ambac Assurance. He is responsible for the U.S. Structured Finance Department, which includes Student Loans, Utilities, Secondary Markets, Operating Assets, Structured Insurance and Conduits groups. From 1996 through April 2005, Mr. Uhlein ran Ambac’s European operations based in London and served as Chairman of Ambac Assurance UK Limited. He was also responsible for Ambac’s Consumer Asset-Backed, Global Utilities, Conduit and Structured Insurance Groups. From January 1996 to December 2003, Mr. Uhlein was a Managing Director. Mr. Uhlein joined Ambac in September 1993 as a First Vice President and spearheaded Ambac’s expansion into the international markets in 1994. Prior to joining Ambac, Mr. Uhlein was a Managing Director at Financial Security Assurance in its international department. Prior to joining Financial Security Assurance, Mr. Uhlein was an associate at the New York law firm, Skadden, Arps, Slate, Meagher & Flom.

Gregg L. Bienstock Age 43

Senior Vice President, Chief Administrative Officer and Employment Counsel

Since January 2005, Mr. Bienstock has served as Senior Vice President, Chief Administrative Officer and Employment Counsel of Ambac and Ambac Assurance. From January 1999 to January 2005, Mr. Bienstock served as Managing Director, Human Resources and Employment Counsel of Ambac and Ambac Assurance. Mr. Bienstock has executive responsibility for Human Resources, Global Marketing, Administration and Technology. Mr. Bienstock served as First Vice President, Director of Human Resources and Employment Counsel of Ambac and Ambac Assurance from February 1997 to January 1999. Mr. Bienstock joined Ambac from the Bristol Myers-Squibb Corporation, where he served as a Director of Human Resources from February 1996 to February 1997. From September 1993 to February 1996, Mr. Bienstock was an associate with the New York law firm of Proskauer Rose LLP. Prior to joining Proskauer, from April 1992 to September 1993, Mr. Bienstock was an Assistant General Counsel for the Mayor’s Office of Labor Relations for the City of New York.

Kevin J. Doyle Age 51

Senior Vice President and General Counsel

In January 2005, Mr. Doyle was named Senior Vice President and General Counsel of Ambac and Ambac Assurance. Since January 2000, Mr. Doyle has served as General Counsel of Ambac and Ambac Assurance and Ambac’s Chief Legal Officer. Mr. Doyle also has executive responsibility for internal audit. In January 2000, Mr. Doyle was named Managing Director and General Counsel of Ambac and Ambac Assurance. From January 1996 to January 2000, Mr. Doyle served as the Managing Director and General Counsel of the Specialized Finance Division of Ambac Assurance. Mr. Doyle served as First Vice President and General Counsel of the Specialized Finance Division of Ambac Assurance from July 1995 to January 1996. Mr. Doyle joined Ambac Assurance as a Vice President and Assistant General Counsel from the New York law firm LeBoeuf, Lamb, Greene & MacRae in 1991.

Sean T. Leonard Age 43

Senior Vice President and Chief Financial Officer

Since March 2008, Mr. Leonard has served as Senior Vice President and Chief Financial Officer and is also responsible for managing Ambac’s Investor and Rating Agency Relations, Fixed Income Investment Management and Ambac’s Financial Services businesses. Mr. Leonard joined Ambac and Ambac Assurance as Senior Vice President and Chief Financial Officer in June 2005, which included executive responsibility for managing Ambac’s Investor and Rating Agency Relations. Mr. Leonard came to Ambac from PricewaterhouseCoopers LLP, where he was a partner in their Structured Finance Group and Financial Services Group from July 2000 to June 2005. Before July 2000 Mr. Leonard, served as a Senior Manager for PricewaterhouseCoopers LLP. From July 1998 to June 2000, Mr. Leonard also served as a practice fellow at the Financial Accounting Standards Board. In addition, since June 2005, Mr. Leonard has served as Chair of the Finance Committee of the Association of Financial Guarantors.

Robert G. Shoback Age 48

Senior Managing Director

Since August 2007, Mr. Shoback has served as a Senior Managing Director of Ambac and Ambac Assurance. He is responsible for the Public Finance Division’s West and East Regions, Housing Group, General Municipal Underwriting businesses, Essential Government Enterprise and Healthcare Group. From January 2004 to August 2007, Mr. Shoback Served as Senior Managing Director of Ambac and Ambac Assurance, responsible for the Public Finance Division’s East Region, Structured Real Estate Group and Healthcare Group. He served as a Managing Director in the Public Finance Division from November 1998 to January 2004. He joined Ambac in November 1998 from Lehman Brothers where he served as a Senior Vice President in its municipal bond department. Prior to Lehman Brothers, Mr. Shoback had worked in the Public Finance Division at Donaldson, Lufkin & Jenrette from 1986 to 1994.

David W. Wallis Age 48

Senior Managing Director and Chief Risk Officer

In February 2008, Mr. Wallis was appointed as the Chief Risk Officer of Ambac and Ambac Assurance and has executive responsibility for Credit Risk Management, Capital and Risk Analysis, Risk Transfer and Portfolio Risk Management. From July 2005 to January 2008, Mr. Wallis served as a Senior Managing Director and Head of Portfolio and Market Risk Management. In 2003, he transferred to Ambac’s New York headquarters as a Managing Director within the Credit Risk Management team. He joined Ambac’s London Office in 1996 as a First Vice President where he helped develop and lead the European Structured Finance and Securitization business, becoming a Managing Director in 1999 Prior to joining Ambac in 1996, he was an investment banker at NatWest in the Debt Structuring Group, having previously held secondments to Japan and in strategic planning.

COMPENSATION DISCUSSION AND ANALYSIS

Our primary compensation objectives for 2007 were to retain and motivate our executive officers while recognizing business decisions that negatively impacted our franchise. Our compensation decisions took into account the significant level of actual stock ownership by the executive officers and our historic commitment to having equity-based compensation form a significant part of our executive officers’ compensation.

Key Decisions in 2007

2007 was a difficult year for Ambac overall. We did not meet our financial objectives and were negatively impacted by the credit crisis and the continued deterioration of the subprime and mortgage related markets. 2007 was significantly impacted by approximately $6 billion mark-to-market losses primarily driven by certain collateralized debt obligations of asset-backed securities backed by subprime residential mortgage-backed securities. Also impacting 2007 was the establishment of loss reserves primarily driven by unfavorable credit activity within the home equity line of credit and closed-end second lien residential mortgage-backed securities portfolio.

In view of these circumstances, and consistent with the compensation principles discussed below, we have taken the following steps relating to compensation.

•

We have reorganized our management team and risk function. Mr. Genader, who served as our Chief Executive Officer during 2007, and Mr. McKinnon, who served as our Chief Risk Officer, have retired. We did not pay bonus compensation or make long-term incentive awards to Mr. Genader in respect of 2007 and made only the payments and awards to Mr. McKinnon that are required by his employment agreement.

•

Although our performance in 2007 did not reach the threshold required to trigger a payout under our Executive Incentive Plan, we determined to pay bonus compensation to those named executive officers who are continuing with us in 2008. We believe it is essential for us to retain those executives whom we consider to be critical to our efforts to re-establish the franchise and improve stockholder value over the long-term.

•

We continue to believe that a substantial portion of executive officer compensation should be linked to Ambac’s financial performance and common stock. For this reason, we made equity awards to our continuing named executive officers at the beginning of 2008.

•	We did not increase the rate of base salary for any of our named executive officers for 2008.

•	We have continued our practice of offering our named executive officers health, welfare and similar benefit programs on the same basis that we make these programs available to our employees generally.

The remaining portions of this CD&A discuss our compensation program for named executive officers and the rationale under our program for our 2007 pay decisions.

Compensation Philosophy

We seek to provide a competitive total compensation package that provides a fair level of compensation to all employees, rewards those whose performance exceeds their responsibilities and objectives and recognizes the critical element of accountability where performance does not meet the objectives. The pay-for-performance approach provides the Compensation Committee the ability to adjust bonus and long-term incentive compensation depending on performance.

For our named executive officers, we use a “total compensation” approach in setting pay levels. Our annual compensation decisions focus on the sum of a named executive officer’s base salary, annual performance bonus and long-term equity incentive awards. Thus, our decisions with respect to any particular element of a named executive officer’s compensation take into account how a change in that element will affect the officer’s “total compensation” package.

Elements of Executive Compensation

The primary elements of compensation provided to our executives are base salary, an annual performance bonus (paid in a combination of cash and, if the executive elects, restricted stock units) and long-term incentive awards in the form of stock options and restricted stock units. We target these elements so that at least 80% of an executive officer’s direct compensation (salary plus bonus plus long-term incentive awards) consists of bonus and long-term incentive awards. In this way, a significant portion of the value ultimately realized by the executives will depend upon our performance and can be considered “at risk.” When determining an executive officer’s compensation, the Compensation Committee considers Ambac’s performance, the performance of the business unit or group for which the executive is responsible and the executive’s performance. As noted above, for 2007, we also placed special emphasis on retention.

Set forth below is a discussion of each element of named executive officer compensation, why we pay each element and how each element fits into our overall compensation philosophy.

(I) Base Salaries

Named executive officers (“NEOs”), generally receive a relatively small portion of their overall compensation as base salary. For 2007, the percentages of direct compensation (salary plus bonus plus long-term incentive awards) represented by base salary ranged from 13% to 21% for our NEOs (except for Mr. Genader who received only a base salary for 2007). Base salaries provide our executives with a minimum level of fixed compensation and are generally below the median base salaries paid to executives in corresponding positions by competitors in the Peer Group discussed below.

The Compensation Committee annually reviews and determines the base salaries of Ambac’s NEOs and its other executives to determine if salaries are competitive. The Committee also considers significant changes in responsibilities or promotions. In each case, the Committee takes into account the results achieved by the executive, his or her future potential and scope of responsibilities and experience, and competitive salary practices. For decisions made with respect to 2008 base salaries, the Committee also considered the recommendations of the Interim Chief Executive Officer and the Chief Administrative Officer and data concerning the Peer Group identified below.

(II) Annual Incentive Compensation—Bonus and Long-Term Incentive Awards

Annual Bonus

Generally, the role of the annual bonus is to motivate our executives, including our NEOs, and reward them or hold them accountable for performance against our annual objectives.

The annual bonus is a cash incentive that is typically paid during the first quarter following the year of performance. Historically, the annual bonus has represented a significant portion of a NEO’s annual cash and total compensation, and we continued that practice for 2007 (except for Mr. Genader who did not receive a bonus for 2007). For 2007, annual bonus accounted for between 64% and 73% of each NEO’s annual cash compensation (salary plus bonus), and between 31% and 42% of each NEO’s direct compensation (salary plus bonus plus long-term incentive awards). All bonuses paid to executive officers for 2007 were determined in the discretion of the Compensation Committee and did not qualify as performance-based compensation under the Executive Incentive Plan for the reasons discussed below.

Under the Ambac Senior Officer Deferred Compensation SubPlan of the 1997 Equity Plan (“SubPlan”), our NEOs may elect to have up to 100% of their bonus deferred into Restricted Stock Units (“RSUs”). Although the RSUs are granted as a result of a voluntary deferral of incentive compensation that otherwise would be paid in cash, the RSUs awarded under the SubPlan are subject to a four-year vesting requirement and restrictions on transfer. To take account of these requirements and restrictions, RSUs resulting from deferral of up to 25% of a named executive officer’s bonus are valued at a 25% discount to the fair market value of our stock at the time of grant; deferrals in excess of 25% of an NEO’s bonus are valued at the fair market value of our stock at the time of grant. Ambac offers the opportunity for the named executive officers to defer compensation in order to encourage them to increase their financial stake in Ambac, and RSUs resulting from these deferrals count toward an NEO’s ownership target. See page 41 for a discussion of Ambac’s stock ownership guidelines. None of our named executive officers elected to defer any portion of their 2007 bonus compensation pursuant to the SubPlan.

Annual Long-Term Incentive Awards

We provide long-term incentive awards to our NEOs, in the form of stock options and RSUs. For 2007, these awards comprised 46% to 54% of each NEO’s direct compensation, (salary plus bonus plus long-term incentive awards) except in the case of Mr. McKinnon, whose compensation is subject to a contractual arrangement under which long-term incentives represent approximately 39% of his annual compensation, and Mr. Genader, who did not receive long-term incentive compensation for 2007. We make equity grants a significant portion of an NEO’s total compensation to promote continued service and reward sustained long-term performance by Ambac. The structure and vesting of the awards, discussed below, align management’s interests with those of stockholders, focus executives on Ambac’s reestablishment of the franchise and its long-term success.

Stock Options

Stock options provide our senior management with upside opportunity if our stock price increases and deliver value to employees only if Ambac’s stock price appreciates during the term of the option. For the 2007 performance year, we awarded stock options to all of our executive officers, other than Mr. Genader, as well as to our managing directors and first vice presidents. These options will vest equally over three years beginning with the first anniversary of the grant date.

In granting stock options for 2007, our Compensation Committee started with a “target value” that it determined to be appropriate for each named executive officer (these decisions are discussed below). This dollar amount was converted to a number of stock options using the grant date “Implied Value” of the option. The Implied Value is distinct from the amounts shown under the “Option Awards” column of the Summary Compensation Table on page 43, which reflect the amount of expense we recognized during 2007 under FAS 123R with respect to stock options (including in respect of awards granted for years before 2007). The “Implied Value” of the awards communicated to all eligible employees was $10 per stock option, whereas the FAS 123R (“Fair Value”) was $6.11. As a result of the Compensation Committee’s use of Implied Value, rather than Fair Value, we awarded approximately 39% fewer stock options to our named executive officers for 2007 than would have been the case if the Committee had used the Fair Value as the basis for grants. (Fair Value was used for the January 2007 grant made in respect of 2006 performance). The Compensation Committee did not believe it was appropriate to base the number of options granted on a historically low stock price value, as it believed that this approach would have resulted in the award of an inappropriately large number of options. As we have done since 1997, we limited the term of the stock options to seven years.

For stock option grants made in January 2007 in respect of 2006 performance, we awarded performance-based stock options that will vest on the fifth anniversary of the date of grant or, if earlier, in two equal installments when the market price of Ambac’s common stock meets or exceeds, for twenty consecutive trading days, price thresholds that were set at approximately 20% and 40% above the exercise price of the options. In view of the high volatility of our stock price at the time that the Compensation Committee awarded stock options in respect of 2007 performance, the Committee determined that providing for accelerated vesting in the event that our stock meets specified thresholds was not appropriate. The vesting of stock options awarded in respect of 2007 accordingly is based exclusively on continued service.

Restricted Stock Units

We grant RSUs to reward performance and to enhance retention. We believe that RSUs foster an ownership culture and align the interest of our NEOs with the interests of our stockholders. While RSUs present less risk than stock options because they will retain a portion of their value even if the stock price declines below the grant date price, they also present less upside potential if our stock performs well, since employees receive, for the same dollar value of target compensation, fewer RSUs than options. The Committee believes that dividing the value of long-term incentive awards approximately equally between stock options and RSUs strikes an appropriate balance of risk and reward. RSUs vest on the third anniversary of the date of grant. For purposes of determining the number of RSUs included in an employee’s award, the Compensation Committee treats RSUs as having the full value of the underlying shares of common stock, with no discount, despite the three year vesting requirement.

The restricted stock units awarded as part of long-term incentive compensation are independent of RSUs awarded pursuant to an executives’ deferral election under the SubPlan.

Forfeiture, Recoupment and Notice Requirements

We maintain forfeiture and recoupment provisions relating to stock option and RSU awards. Under these provisions, named executive officers who violate a non-competition agreement will forfeit any outstanding awards as of the date the violation is discovered and are required to return any gains realized during the six months before and after the executive’s employment terminated. We believe that these provisions, which we apply to all of our officers generally, help ensure that our executives act in the best interest of Ambac and our stockholders.

Ambac also requires executive officers to agree to provide a minimum notice prior to departure as a condition for the receipt of stock option awards. During the notice period, the executive remains employed by Ambac (although we may dispense the executive from performing employment duties during the notice period) and is prohibited from working or performing services for any employer other than Ambac.

Retirement

Upon retirement at age 55 or disability, the stock options and RSUs held by an employee (including an NEO) who has been employed with Ambac for at least three years, will become fully vested (and, in the case of stock options, exercisable), unless otherwise provided in an award. Of our NEOs, Messrs. Genader and McKinnon were retirement eligible during 2007. The Compensation Committee believes that this policy appropriately rewards those employees who have served Ambac loyally and, based on the advice of its compensation consultant, believes it is market practice in our industry.

Backdating and Repricing Prohibitions

The Compensation Committee does not and has not permitted backdating or re-pricing of stock options. Our 1997 Equity Plan explicitly forbids stock option re-pricing.

Under its longstanding procedures, our Compensation Committee approves all annual equity awards for all eligible employees (generally all of Ambac’s employees), including our named executive officers, on a single date at the end of January. Our January grant date is set to coincide with Ambac’s calendar year-based performance management cycle, thereby allowing equity awards to be delivered close in time to performance appraisals and increasing the impact of the awards by strengthening the link between pay and performance. Our general practice is to grant options only on the annual grant date or, in the case of awards to new hires or of special off-cycle retention awards to continuing employees, on a specified date each quarter when either the Board or the Compensation Committee meets. The Compensation Committee believes that these practices help assure that grant timing is not being manipulated to result in a price that is favorable to employees. The Compensation Committee approves all grants of options and restricted stock units.

For purposes of establishing the exercise price of stock options and valuing all equity awards, fair market value is the closing price on the New York Stock exchange on the grant date.

(III) Other Benefits

Our executives participate in retirement plans, health plans, and other voluntary benefit plans that we make available to all Ambac employees generally. We consider these benefits to be market competitive and consistent with local market practices. These benefits include matching certain employee contributions to our 401(k) savings plan and providing all eligible employees a 3% profit sharing contribution and a 3% supplemental profit sharing contribution (based on the employee’s salary), each of which is allocated as directed by the employee.

We provide officers assigned to work abroad certain expatriate benefits to ensure that they are not put at a disadvantage by accepting assignment to a foreign country and to tax equalize any such payments.

We terminated our tax-qualified defined benefit pension plan as of December 31, 2006. All of our NEOs received a lump sum distribution of their accumulated benefit value under the plan during 2007 on the same terms that applied to all other employees who elected a lump sum distribution. By terminating our tax-qualified defined benefit plan, we froze benefit accruals under two related nonqualified defined benefit plans, with the result that our NEOs stopped accruing benefits under the nonqualified plans as of December 31, 2006. All of our NEOs received a lump sum distribution of their accumulated benefit value under these plans in March 2008. See “Pension Benefits at 2007 Year-End” in this Proxy Statement for details.

We do not provide any other perquisites to our executives.

(IV) Change in Control Agreements

We have entered into management retention agreements with our executive officers to provide for certain payments and other benefits if they are terminated following a change in control of Ambac. The purpose of these agreements is to avoid unwanted management turnover in the event of a potential change in control and to ensure that the executive officers will remain focused on the interests of our stockholders notwithstanding the personal uncertainties that a change in control may occasion.

Our management retention agreements are “double trigger” agreements under which benefits (other than the acceleration of vesting of equity awards) will be provided only if there is both (i) a change in control and (ii) a qualifying termination of the executive officer’s employment within three years of the change in control. The specific provisions of these agreements are discussed on pages 56 to 58 in the Proxy Statement.

Comparison Group and Benchmarking

In setting pay for our named executive officers, we undertake a series of analytical steps and processes to ensure we are market competitive and paying our executives appropriately. To that end, we conduct a peer group analysis, consult with an outside, independent executive compensation expert and evaluate and consider market conditions.

To ensure we provide compensation that is competitive with what is offered by other companies in our industry, we compare the “total compensation” levels (base salary, annual cash bonus and equity awards) of our named executive officers, as well as each component of total compensation, against a relevant peer group of companies consisting of our competitors in the financial guarantee insurance industry: MBIA, Financial Security Assurance, XL Capital, Assured Guaranty, PMI Group and Security Capital Assurance (the “Peer Group”). We obtain data for the Peer Group from a number of sources, including proxy statements, public information available from regulatory agencies and publicly available surveys by consulting firms. Each year, we assess the relevancy of the companies within the Peer Group and make changes where appropriate. In addition, we consider information about compensation provided at other financial service firms and in the broader industry for relevant skill sets. These financial service firms consist of Assured Guaranty, Financial Security Assurance, MBIA, MGIC, PMI Group, Radian, Security Capital Assurance and XL Capital.

In general, we target the 45th to 50th percentile of the Peer Group for equity-based compensation. We believe that this approach helps ensure that the interests of our NEOs and other executives are aligned with stockholders for the long-term while providing an overall compensation package that is in line with the market. We do not target other elements of direct compensation (salary and annual cash bonus) and instead make judgments about these elements based on the individual, business group and company-specific considerations as discussed in this CD&A.

Role of Management

For decisions relating to 2007 bonus and long-term equity awards, our Compensation Committee also considered the input of our Interim Chief Executive Officer and Senior Vice President, Chief Administrative Officer and Employment Counsel. The Committee reviewed their recommendations with the Committee’s compensation consultant and considered the recommendations in executive session. The Committee also considered all relevant performance factors for each executive and attached considerable weight to the importance of retention as we pursued our capital plan.

Role of Compensation Consultant

Our Compensation Committee has sole authority to retain, at Ambac’s expense, and to terminate the services of a compensation consultant. Since 1999, the Committee has engaged Alan Johnson, a Managing Director of Johnson Associates, to assist it with benchmarking and compensation analyses, as well as to provide consulting on executive and non-executive compensation practices. Mr. Johnson provides our Compensation Committee with insight relative to industry best practices, executive compensation levels and policies of Ambac’s key competitors and others in the financial services industry and a review of the impact of competition for talent.

For 2007, Mr. Johnson provided the Committee with Peer Group data and assisted in their interpretation and analysis. He provided an assessment of the competitive environment in terms of actual and projected pay in the financial services and financial guaranty sectors as well as a forecast with regard to headcount in these sectors. Mr. Johnson advised the Compensation Committee that Ambac’s executive pay levels were generally at the low end (between the 25th percentile and the median) of the Peer Group as a result of Ambac’s conservative approach to compensation.

Mr. Johnson assisted the Committee in conducting an objective assessment of its pay and pay practices when compared with those organizations in the Peer Group as well as other organizations with which we compete for talent. This included his assessment of the effect that the historical skewing of compensation towards equity-based compensation, our meaningful stock ownership requirements and the actual stock holdings of Ambac’s executive officers and Managing Directors would have on retention and compensation for performance year 2007. While concurring with an approach that included a high percentage of equity based compensation, Mr. Johnson recommended an increase in the percentage of cash compensation we pay our named executive officers relative to the other components of their total compensation. The Committee considered Mr. Johnson’s recommendation but decided to pay a slightly lesser percentage of cash compensation relative to the total compensation package for each of the NEOs.

Mr. Johnson advised the Compensation Committee that Ambac’s executive pay practices were consistent with competitive pay practices, generally accepted compensation standards and our desire to retain our executive officers. This analysis provided further reassurance to the Compensation Committee that Ambac’s total executive compensation package, as described in this CD&A section, is in the best long-term interests of Ambac’s stockholders.

From time to time, Johnson Associates performs broader compensation surveys for Ambac and provides consultation regarding the structure of Ambac’s compensation plans. Apart from these services, Mr. Johnson and Johnson Associates do not provide any other services for Ambac or any of its subsidiaries. The Committee is aware of and approves all services that Johnson and Associates performs for the Company.

Executive Incentive Plan

The 1997 Executive Incentive Plan (the “EIP”) provides the framework for our annual incentive compensation. Pursuant to the EIP, at the beginning of each year our Compensation Committee establishes a performance-based formula for calculating the maximum incentive compensation (payable in cash and/or equity awards) payable under the EIP for that calendar year to each of our named executive officers and the other participants in the EIP; under the terms of the EIP, this maximum amount may not exceed the lesser of (a) $5 million or (b) the amount derived from the incentive compensation formula pre-established at the beginning of the relevant year. The performance formula may be based on any one, or any combination, of the following performance categories: return on equity; core/operating earnings growth; total return to stockholders; expense management; risk management; market position/new business production; industry leadership/image building; new products/initiatives; and organizational development/corporate culture.

The formula for determining incentive compensation for 2007 was:

	2007 Incentive Compensation Formula (Bonus + Restricted Stock Units) (Dollar Amounts in Millions)
2007 Return on Equity*	CEO Formula Maximum	Each Named Executive Officers #2-5 Formula Maximum	All Other Executive Officers Formula Maximum
12% or higher	$5.00	$4.00	$3.00
9-11.99%	$4.50	$3.50	$2.50
6-8.99%	$3.75	$2.75	$1.75
5.99-1%	$1.75	$1.00	$0.50
Less than 1%	$0.00	$0.00	$0.00

*       “Return on Equity” is defined as 2007 return on equity (net operating income for 2007) divided by average stockholders equity (calculated excluding unrealized gains and losses on securities) for 2007, as these items are reported in our consolidated financial statements included in our 2007 Annual Report.

The Compensation Committee selected return on equity as the appropriate measure for determining incentive compensation under the EIP because the Committee deems it to be one of the more important measures of Ambac’s performance to a wide range of constituents. The ranges of compensation for the NEOs and executive officers was set based upon the Committee’s review of the Peer Group data and its desire to pay reasonable incentive compensation.

For 2007, Ambac’s return on equity was -0.4%. Accordingly, the EIP formula did not authorize any payment of 2007 incentive compensation.

Compensation of Ambac’s Named Executive Officers for 2007

After considering our retention needs and historical pay practices and conducting a review of the Peer Group, our performance for 2007 and market conditions impacting competitive pay, the Compensation Committee established base salary, annual cash bonus and equity awards for each of our named executive officers. The Committee, in determining executive pay, also considered the recommendations of the Interim Chief Executive Officer and Chief Administrative Officer when determining pay for the other executives.

The Committee reviewed and evaluated Ambac’s business and market conditions that impacted the financial guaranty industry in 2007 when determining the compensation of the executive officers. Market conditions that impacted Ambac and the industry during 2007 included (i) the sub-prime mortgage crisis (ii) the deterioration of certain collateralized debt obligations (iii) collapse of equity prices of financial guarantors and (iv) threat of rating agency downgrades.

(I) Base Salaries

The data of the Peer Group supported an increase in base salaries for 2007 and the Committee approved salary increases in January 2007. Base salary increases were between 8.5% and 20% (except for Mr. McKinnon, who received an increase of 33% pursuant to his employment agreement). The 2007 base salary for each of the NEOs is reported in the “Summary Compensation Table” elsewhere in this Proxy Statement. For 2008, the Committee considered, in addition to Peer Group data, the uncertainty surrounding the organization at the time compensation decisions were made. For 2008, the Committee decided not to increase base salaries for the NEOs.

(II) Total Annual Incentive Compensation

Total Annual Incentive Compensation is comprised of the annual bonus and long-term incentive compensation (restricted stock units and stock options). In setting the amount of an executive’s total annual incentive compensation for 2007, the Committee considered Ambac’s performance and reviewed the performance of the executive officer and the performance of the executive’s division or areas of responsibility. The Committee also considered the importance of retention, the historical weight accorded to equity-based compensation, the stock ownership of our executive officers, the absence of salary increases for 2008 and the recommendations of the Interim Chief Executive Officer and Chief Administrative Officer and the comparative data presented by Johnson Associates.

As noted above, for 2007, the CEO and other NEOs were not eligible to receive any incentive compensation under the EIP based on the formula described in the chart above, as Ambac’s return on equity for 2007 did not reach the threshold required for a payout under the EIP. Moreover, the Compensation Committee determined that Ambac’s overall performance in 2007 was not satisfactory.

While Ambac had strong new business production in some sectors and prudently managed expenses, the severe impact of the credit crisis and Ambac’s participation in certain transactions in the structured credit sector led to record losses and severely impacted the value of the franchise. These factors clearly outweigh the achievements of many within the organization in an array of the noted categories.

Notwithstanding these considerations, the Committee determined it was in our best interest to pay annual incentive compensation to certain of our named executive officers for 2007. The Committee’s judgment was based on the critical importance of retaining executives as we seek to address our capital needs and refine our business plan. Moreover, the Compensation Committee recognized that the compensation of our executives has historically been comprised of a meaningful amount of equity-based compensation, that executive officers are subject to meaningful stock ownership requirements (see p 41), and that the steep decline in our stock price during 2007 had severe negative impact on the value of our executives’ stock holdings and their outstanding restricted stock units and stock options. In this context, the Committee felt that it was neither appropriate nor realistic to adhere strictly to the EIP formula for 2007.

The Committee’s decisions with respect to the annual incentive compensation for each of our named executive officers for 2007 are discussed below. On an aggregate basis, for 2007, based on the Implied Value of equity awards granted to each NEO, the total annual incentive compensation (bonus plus long-term incentive award) accounted for 79% to 87% of the direct compensation (salary plus bonus plus long-term incentive award) of the NEOs (except for Mr. Genader as discussed previously on page 31).

In determining 2007 incentive compensation levels, the Committee took note of each named executive officer’s respective contribution to our performance outlined above and reviewed and analyzed his individual performance as follows:

Robert J. Genader, Chief Executive Officer

Mr. Genader announced his retirement from Ambac on January 13, 2008. Mr. Genader stated that his decision to retire was prompted, in part, by his disagreement with aspects of the Board’s capital raising plan. For 2007, Mr. Genader received a base salary. He did not receive any bonus or long-term incentive compensation. Mr. Genader did not receive any severance or other retirement package. Upon retirement, all of Mr. Genader’s unvested equity awards vested in accordance with the terms and conditions of the underlying award agreements as applicable to all employees.

Sean T. Leonard, Chief Financial Officer

The Committee found the 2007 performance of Mr. Leonard, Ambac’s CFO, to be exceptional. Mr. Leonard, who serves as a key member of Ambac’s senior management team, was instrumental in devising various capital alternatives and ultimately led the team responsible for executing Ambac’s $1.5 billion capital raise in early 2008. Moreover, during this period of crises, Mr. Leonard effectively communicated with Ambac’s investors and other constituents which ultimately proved to be a key factor in the success of our capital raise. In addition, he and his team are at the forefront of all accounting issues that may impact Ambac’s business, providing sound advice and direction to ensure Ambac’s financial statements are in line with GAAP, FASB and all other accounting and regulatory requirements. In setting Mr. Leonard’s compensation, the Committee considered not only his outstanding performance in 2007, but also the critical role he continues to play in Ambac’s current phase of strategic development.

The Committee awarded Mr. Leonard a cash bonus of $700,000 and $460,000 in restricted stock units. In addition, the Committee awarded Mr. Leonard 46,000 stock options with an Implied Value of $460,000. The Committee believed that Mr. Leonard’s Total Annual Incentive Compensation of $1,620,000, a 9.3% increase over his 2006 Total Annual Incentive Compensation of $1,481,555, appropriately reflected his individual performance, his group’s contribution and the Committee’s desire to retain his services for the future.

John W. Uhlein, III, Executive Vice President

The Committee found the performance of Mr. Uhlein to be satisfactory. Mr. Uhlein led a significant part of Ambac’s Structured Finance Group, contributed significant earned premium and delivered a number of high value added transactions despite lower origination in a highly competitive market. While virtually all business departments (other than the mortgage-backed securities department) within Mr. Uhlein’s group performed satisfactorily, Ambac’s mortgage-backed securities department recorded net loss reserves of approximately $302 million for deals underwritten in the residential mortgage-backed securities sector. In setting Mr. Uhlein’s compensation for 2007, the Committee considered the overall performance of the group, the importance of a level of accountability and the Committee’s desire to retain Mr. Uhlein.

The Committee determined that a cash bonus of $750,000 was appropriate. In addition, the Committee awarded Mr. Uhlein $640,000 in restricted stock units and 64,000 stock options with an Implied Value of $640,000. The Committee believed that Mr. Uhlein’s Total Annual Incentive Compensation of $2,030,000, a 9.4% decrease from his 2006 Total Annual Incentive Compensation of $2,239,850, was appropriate.

Douglas Renfield-Miller, Executive Vice President

The Committee found Mr. Renfield-Miller and his group’s performance met the Committee’s expectations and business plan for 2007. Mr. Renfield-Miller led the International Group to a good year. The franchise continued to grow throughout continental Europe and the Asia/Pacific rim market. His group’s performance positively contributed to Ambac’s results for 2007. While Mr. Renfield-Miller’s businesses did not contribute to losses, the Committee nevertheless determined it was appropriate for all business heads to share in the accountability for our overall performance in 2007.

The Committee awarded Mr. Renfield-Miller a cash bonus of $800,000. In addition, the Committee awarded Mr. Renfield-Miller $640,000 RSUs and 64,000 stock options with an Implied Value of $640,000. Mr. Renfield-Miller’s Total Annual Incentive Compensation was thus $2,080,000, which represents a 3.9% decrease over his 2006 Total Annual Incentive Compensation of $2,164,850.

William T. McKinnon, Chief Risk Officer

Mr. McKinnon retired from Ambac on February 8, 2008. Mr. McKinnon served as Ambac’s chief risk officer. Mr. McKinnon’s compensation was subject to the terms of the employment contract entered into with Ambac on January 30, 2007, as discussed on page 46 below. As such, the Committee was obligated to award Mr. McKinnon the minimum cash bonus and equity incentive awards provided for under his employment agreement. It determined not to award Mr. McKinnon any additional bonus or equity awards. In accordance with the terms of the employment contract, we paid Mr. McKinnon a bonus of $800,000 and awarded $425,000 RSUs and 32,500 stock options with an Implied Value of $325,000.

Because Mr. McKinnon was eligible for retirement, all unvested equity awards previously granted to Mr. McKinnon vested in accordance with the terms and conditions of the underlying award agreements upon his termination of employment. The retirement provisions applicable to Mr. McKinnon are the same that apply to all of our employees. Under the terms of Mr. McKinnon’s employment agreement, Ambac will continue to have certain obligations to pay compensation through January 30, 2009. For more details about Mr. McKinnon’s employment agreement please see page 46 below.

Compensation of the Interim Chief Executive Officer

On January 15, 2008, the Board of Directors appointed Michael A. Callen as Chairman of the Board and Interim President and Chief Executive Officer of Ambac, effective upon the retirement of Mr. Genader on January 16, 2008. Mr. Callen will be receiving a base salary at an annualized rate of $650,000 per year. In addition, the Compensation Committee decided to award Mr. Callen an equity award of restricted stock units valued at $100,000 on June 3, 2008, the date of Ambac’s 2008 Annual Meeting of Stockholders. This award is in lieu of his non-employee directors annual equity award for which he is currently ineligible while he serves as our Interim President and CEO. Mr. Callen will be eligible to receive all other benefits of a regular employee and the Board will determine whether or not he will receive an EIP bonus at year-end. Further, we have agreed to provide Mr. Callen with a tax equalization arrangement in connection with his presence in the State of New York as our Interim President and CEO. This arrangement is intended to cover the taxes Mr. Callen is subject to as a New York taxpayer that are over and above what his tax position would be in his home state of Maryland. We have offered this benefit to Mr. Callen in order to eliminate any financial detriment to him from his assignment of duties in New York.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid to a company’s CEO and the three other most highly compensated executive officers serving on the last day of the year. This limitation does not apply to compensation that meets the requirements of “qualified performance-based compensation” under Section 162(m). The Committee considers the impact of this rule when developing and implementing Ambac’s executive compensation program.

Historically, the Committee has taken necessary actions to ensure the deductibility of payments of its annual bonuses and stock options, whenever possible. However, our long-term incentive awards of restricted stock units granted under our plans generally did not qualify as “performance based compensation” and are subject to the deductibility cap under Section 162(m). Therefore, compensation realized upon settlement of restricted stock units granted prior to 2006 will be treated in some cases as non-deductible compensation.

For 2007, none of the annual bonuses or grants of restricted stock that we pay to our executive officers whose compensation is subject to Section 162(m) and that result in compensation in excess of $1 million will be deductible to Ambac. While we view preserving tax deductibility as an important objective, we do not consider it to be the sole objective in establishing executive compensation. In specific instances, we have and in the future may authorize compensation arrangements that are not fully tax deductible but which promote other important objectives of Ambac.

Stock Ownership Guidelines

We continue to apply our stock ownership guidelines to all executive officers and directors. (For a discussion about directors’ stock ownership guidelines, please see above on page 20). The guidelines set a level of ownership of Ambac stock (based on the market value of Ambac common stock) as a multiple of the officer’s total cash compensation (base salary plus cash bonus). The multiple ranges from a high of seven times total cash compensation (in the case of the CEO) to a low of one and one-half times total cash compensation for managing directors. For the purposes of computing an executive’s ownership towards their target, we consider shares owned by the executive, family members and trusts for the executive or family members, shares held in the Ambac stock fund of our SIP and the value of restricted stock units granted and outstanding. We do not consider any stock options. Given the precipitous fall in Ambac’s stock price, none of our NEOs meet the stock ownership guidelines.

Our executives continue to hold a significant amount of Ambac stock outright, in the SIP and in the form outstanding equity grants. The table below details these holdings as of March 12, 2008.

Key Executive	Shares Owned Outright	RSUs	Shares Owned in SIP	Stock Options Outstanding Vested/Unvested
Robert J. Genader	59,565	484,957	27,607	685,000 / 0

Michael Callen*	36,368	12,692	NA	11,250 / 0

Douglas Renfield-Miller	27,814	92,149	6,640	64,850 / 148,850

John W. Uhlein	90,712	73,643	1,521	77,550 / 167,550

Sean Leonard	1,339	55,028	5,922	12,807 / 79,307

William T. McKinnon	10,116	55,617	9,863	116,150 / 0

Thomas Gandolfo	17,024	64,593	1,049	43,200 / 167,200

Robert Shoback	19,524	56,537	3,649	45,600 / 88,600

David Wallis**	28,439	61,914	NA	36,500 / 68,000

Kevin J. Doyle	19,411	43,220	9,979	59,850 / 99,850

Gregg L. Bienstock	19,401	52,883	2,320	68,600 / 91,600

*	Mr. Callen’s RSUs and options were granted under the Director’s Plan.

**	Mr. Wallis, an expatriate, is not eligible to participate in Ambac’s SIP.

All Ambac employees, including our named executive officers, are prohibited from making short sales or engaging in transactions involving puts, calls and other types of options in Ambac securities, including equity swaps and similar derivative transactions. We prohibit these activities because we believe that they may put an employee or executive officer’s personal gain in conflict with the best interests of Ambac and its stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with Ambac’s management. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the compensation discussion and analysis section be included in this Proxy Statement.

The Compensation Committee

Thomas C. Theobald, Chairman
Jill M. Considine
Philip N. Duff
Laura S. Unger
Henry D.G. Wallace

March 25, 2008

2007 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers (“NEOs”) for the fiscal year ended December 31, 2007. When setting total compensation for each of the NEOs, the Committee reviews composite compensation reports which show the executive’s current compensation, including equity and non-equity based compensation.

Name and Principal Position (a)	Year (b)	Salary($) (c)	Bonus($) (d)(1)	Stock Awards($) (e)(2)	Option Awards($) (f)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($) (h)(4)(8)	All Other Compensation ($) (i)(5)(6)(7)	Total($) (j)

Robert J. Genader	2007	650,000	0	0	0	0	78,000	728,000
Chairman, President and Chief Executive Officer	2006	575,000	1,650,000	3,437,573	5,165,600	335,796	71,562	11,235,531

Sean T. Leonard	2007	380,000	700,000	311,993	396,196	0	45,600	1,833,789
Senior Vice President and Chief Financial Officer	2006	350,000	575,000	166,667	145,508	32,883	31,500	1,301,558

Douglas C. Renfield-Miller	2007	300,000	800,000	558,104	1,100,213	0	49,545	2,807,862
Executive Vice President	2006	250,000	900,000	379,343	573,026	50,535	48,356	2,201,260

John W. Uhlein III	2007	350,000	750,000	416,665	938,801	0	42,000	2,497,466
Executive Vice President	2006	300,000	975,000	466,861	626,904	88,320	27,000	2,484,085

William T. McKinnon	2007	400,000	800,000	675,039	198,575	0	48,000	2,121,614
Senior Managing Director	2006	300,000	725,000	585,135	599,355	127,892	27,000	2,369,382
(1)	Pursuant to the Senior Officer Deferred Compensation SubPlan, each of Messrs. Genader, Leonard and Renfield-Miller elected to receive 25% of his 2006 bonus, paid in January 2007, in the form of Restricted Stock Units (“RSUs”). All of the NEOs elected to receive their 2007 bonus in cash. Each officer who elects to have up to 25% of his 2006 bonus awarded in RSUs was entitled to receive RSUs granted at a 25% discount to the market value for Ambac common stock at the time of grant. The RSUs corresponding to the 25% discount awarded to Mr. Genader in January 2007 were valued at $137,538, and this amount is included in column (e) for 2006 as a result of Mr. Genader’s being retirement eligible. For other NEOs, financial accounting expense in respect of the RSUs corresponding to the discount is recognized starting in 2007. All RSUs resulting from deferrals of 2006 bonus are reported in the Grants of Plan Based Awards table included in this Proxy Statement.

(2)	This column represents the compensation costs of RSUs for financial reporting purposes for the year under FAS 123R. See Note 13 to the Audited Financial Statements contained in (i) Ambac’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and (ii) Ambac’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for the assumptions made in determining FAS 123R values. The FAS 123R value as of the grant date for RSUs is spread over the number of months of service required for the grant to become vested. The amount recognized as accounting expense under FAS 123R does not necessarily correspond to the amount paid to or realized by the NEO, and, there can be no assurance that FAS 123R amounts will ever be realized. The 2006 amounts for Messrs. Genader and McKinnon, and the 2007 amount for Mr. McKinnon, also include accelerated financial accounting expense attributable to invested amounts being recognized in 2006 or 2007, as the case may be, as the executives are retirement eligible.

(3)	This column represents the compensation costs of stock options recognized for financial reporting purposes for the 2006 and 2007 years under FAS 123R. See Note 13 to the Audited Financial Statements contained in (i) Ambac’s Annual Report on Form 10-K for the fiscal years ended December 31, 2007 and (ii) Ambac’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for the assumptions made in determining FAS 123R values. The FAS 123R value as of the grant date for stock options is recognized over the period required for the grant to become vested. The 2006 amounts for Messrs. Genader and McKinnon, and the 2007 amount for Mr. McKinnon, also include accelerated financial accounting expense attributable to unvested amounts being recognized in 2006 as the executives are retirement eligible. The amount recognized as accounting expense under FAS 123R does not necessarily correspond to the amount paid to or realized by the NEO, and there can be no assurance that FAS 123R amounts will ever be realized.

(4)	This column represents the increase in the actuarial present value of each NEO’s accumulated benefit under Ambac’s Pension Plan and Supplemental and Excess Benefits Plans for the 2006 and 2007 fiscal year. No NEO was credited with above-market or preferential earnings on nonqualified deferred compensation.

(5)	For 2006, Mr. Genader’s “All Other Compensation” includes $10,245 for club membership fees, $1,050 for financial planning services and $8,517 for long-term disability coverage for the bonus portion of Mr. Genader’s compensation. For 2007, these benefits were discontinued.

(6)	Mr. Renfield-Miller’s “All Other Compensation” includes $27,593, which is comprised of (i) $6,106, the cost of flights to London from New York for his family and (ii) $21,487, the additional cost of his living accommodations in London, calculated using the conversion rate on December 31, 2006 of 1.96 U.S. Dollars to 1 British Pound. For 2007, Mr. Renfield Miller’s “All Other Compensation” includes $23,739, which is solely the additional cost of his living accommodations in London, calculated using the conversion rate on December 31, 2007 of 1.98. All flights taken by Mr. Renfield-Miller for the 2007 year were work related and there were no costs associated with flights for his family to London.

(7)	The column called “All Other Compensation” includes the amounts that Ambac contributed or credited on behalf of the NEOs in 2006 and 2007 to (a) our Savings Incentive Plan (the “SIP”), and (b) our Non-Qualified SIP. We credit amounts that we are precluded from contributing to the SIP because of limitations under the Internal Revenue Code of 1986, as amended, to accounts that we maintain under Ambac’s Non-Qualified SIP.

Named Executive Officers	2007 Contributions to the SIP($)	2007 Credits to the Non-Qualified SIP($)
Mr. Genader	26,850	51,150
Mr. Leonard	27,385	18,215
Mr. Renfield-Miller	23,336	2,470
Mr. Uhlein	24,000	18,000
Mr. McKinnon	23,833	24,167

(8)	Column (h) includes only amounts indicating above-market or preferential earnings for Non-qualified deferred compensation. Ambac’s Pension Plan was terminated as of December 31, 2006.

2007 Grants of Plan-Based Awards

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units(#) (i)(1)	All Other Option Awards: Number of Securities Underlying Options(#) (j)(2)	Exercise or Base Price of Option Awards ($/Sh) (k)(2)	Grant Date Fair Value of Stock and Option Awards($) (l)(3)
Robert J. Genader	1/29/07	24,637	110,000	87.27	RSUs: 2,150,071 Options: 2,718,100
Sean T. Leonard	1/29/07	6,781	20,500	87.27	RSUs: 591,778 Options: 506,555
Douglas C. Renfield-Miller	1/29/07	8,022	35,000	87.27	RSUs: 700,080 Options: 864,850
John W. Uhlein III	1/29/07	4,584	35,000	87.27	RSUs: 400,046 Options: 864,850
William T. McKinnon	1/29/07	12,320	13,000	87.27	RSUs:1,075,166 Options: 321,230
(1)	Each restricted stock unit (“RSU”) represents a contingent and unsecured promise of Ambac to transfer to the recipient one share of our common stock on the settlement date of the RSU. Dividend equivalents are accumulated during the period between grant settlements in the form of additional RSUs.

Column (i) includes the following RSUs that were granted to each executive on January 29, 2007 for their service in 2006 (“Long-term Incentive RSUs”): Mr. Genader—18,334; Mr. Leonard—4,584; Mr. Renfield-Miller—4,584; Mr. Uhlein—4,584; and Mr. McKinnon—3,725. These RSUs generally vest in three years and will be payable in shares of Ambac common stock on January 29, 2010, except that the RSUs awarded to Mr. Genader and Mr. McKinnon vested upon their retirement on January 13, 2008 and February 8, 2008, respectively.

Each of Messrs. Genader, Leonard and Renfield-Miller elected to receive 25% of his 2006 bonus, paid in January 2007, in the form of restricted stock units pursuant to the SubPlan (“2006 Bonus RSUs”). Pursuant to the SubPlan, 2006 Bonus RSUs awarded in respect of an executive’s deferral of up to 25% of his bonus were granted at a 25% discount to the market value of Ambac common stock at the time of grant and will vest in four equal installments on the first four anniversaries of the grant date (except in the case of Mr. Genader, whose 2006 Bonus RSUs vested in full upon his retirement on January 13, 2008). Column (i) includes the following 2006 Bonus RSUs that were granted on January 29, 2007: Mr. Genader—6,303; Mr. Leonard—2,197; Mr. Renfield-Miller—3,438. The amounts deferred by Messrs. Genader, Leonard and Renfield-Miller in consideration for these 2006 Bonus RSUs are as follows: Mr. Genader—$412,500, Mr. Leonard—$143,750; Mr. Renfield-Miller—$225,000.

For Mr. McKinnon, Column (i) also includes 8,595 shares that were awarded to him in connection with his Employment Agreement discussed below. In connection with Mr. McKinnon’s retirement, Ambac agreed to vest and settle two-thirds of this special award.

Notwithstanding the vesting schedules described above, generally, any RSUs that have not previously vested shall vest in full upon the termination of an executive’s employment with Ambac by reason of death, permanent disability or retirement at age 55 or older after at least three years of continuous service with Ambac.

(2)	Options allow the grantee to purchase a share of Ambac common stock at an exercise price equal to the fair market value of Ambac common stock on the grant date. Options included in column (j) were granted to the named executive officers on January 29, 2007. These options have an exercise price per share of $87.27, which was the closing price of Ambac common stock on the grant date. Each executive’s options will vest in two equal installments when the market price of Ambac’s common stock meets or exceeds $106 and $125 for twenty consecutive trading days or no later than the sixth anniversary of the grant date. Vesting is accelerated upon retirement, death or permanent disability. Generally, all of the NEOs options will expire seven years from the date of grant or earlier if employment terminates.

(3)	This column reflects the full grant date fair value of stock and option awards computed in accordance with FAS 123R.

The grant date fair value for the RSUs was $87.27, the closing price of Ambac’s common stock on the NYSE on the date of grant of January 29, 2007.

The FAS 123R grant date fair value was $24.71 for each option granted in 2007. See Footnote 13 to the Notes of the Audited Financial Statements contained in Ambac’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for assumptions made in determining FAS 123R values. There can be no assurance that the options will ever be exercised (in such a case, no value will be realized by the executive) or that value on exercise will equal the FAS 123R value.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreement with William T. McKinnon

In General	On January 30, 2007, Ambac entered into an employment agreement with Mr. McKinnon (the “McKinnon Agreement”), which replaced his previous employment agreement. The new agreement provided for an employment term that was scheduled to continue until January 30, 2009 (the “Term”).

“The McKinnon Agreement” provided for Mr. McKinnon to serve as Senior Managing Director and Chief Risk Officer. On February 8, 2008, Mr. McKinnon retired. Pursuant to the McKinnon Agreement, for 2007, Mr. McKinnon received a base salary of $400,000 and guaranteed incentive compensation consisting of a cash bonus of $800,000, a stock option grant with an Implied Value of $325,000 and a grant of $425,000 in RSUs. Upon his retirement, these options and RSUs vested. In accordance with the terms of the McKinnon Agreement, for 2008, Mr. McKinnon will continue to receive his base salary of $400,000 on a bi-weekly basis. In addition, in January 2009, he will receive a guaranteed minimum bonus of $850,000. He also will receive his guaranteed long-term incentive compensation of $750,000 for the 2008 performance year which will be payable in cash in January 2009.

Special Equity Grant	In connection with his retirement, we agreed to vest and settle on January 29, 2009, two-thirds of Mr. McKinnon’s 8,595 RSUs which were granted on January 29, 2007.

2007 Outstanding Equity Awards at Fiscal Year-End(1)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e) (10)		Option Expiration Date (f) (23)	Number of Shares or Units of Stock that Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h) (21)

Robert J. Genader(22)	120,000	0	58.93	(3)	1/22/2009	1,350	(11)	34,802
	135,000	0	56.14	(4)	1/21/2010	20,832	(12)	536,841
	50,000	50,000	73.71	(5)	1/26/2011	1,465	(12)	37,755
	0	110,000	79.30	(6)	1/24/2012	1,470	(13)	37,877
	55,000	55,000	74.43	(7)	1/23/2013	2,775	(14)	71,512
	0	110,000	87.27	(9)	1/29/2014	22,031	(14)	567,733
						1,377	(15)	35,492
						18,636	(17)	480,246
						4,805	(19)	123,820
						1,602	(20)	41,282
						Total: 76,343		1,967,360

Sean T. Leonard	3,307	3,307	72.92	(8)	7/19/2012	1,765	(8)	45,479
	9,500	9,500	74.43	(7)	1/23/2013	5,164	(14)	133,066
	0	20,500	87.27	(9)	1/29/2014	4,659	(17)	120,075
						1,675	(19)	43,168
						558	(20)	14,381
						Total: 13,821		356,169

Douglas C. Renfield- Miller	8,000	0	48.66	(2)	1/22/2008	822	(11)	21,176
	20,000	0	58.93	(3)	1/22/2009	879	(13)	22,652
	20,000	0	56.14	(4)	1/21/2010	3,255	(13)	83,890
	10,000	10,000	73.71	(5)	1/26/2011	3,443	(14)	88,729
	2,350	2,350	73.71	(5)	1/26/2011	1,722	(14)	44,376
	0	25,000	79.30	(6)	1/24/2012	852	(15)	21,950
	12,500	12,500	74.43	(7)	1/23/2013	855	(16)	22,024
	0	35,000	87.27	(9)	1/29/2014	4,660	(17)	120,075
						2,621	(19)	67,555
						873	(20)	22,501
						Total :19,982		514,928

John W. Uhlein III						910	(11)	23,451
	22,000	0	58.93	(3)	1/22/2009	4,883	(13)	125,822
	22,000	0	56.14	(4)	1/21/2010	1,909	(14)	49,195
	12,500	12,500	73.71	(5)	1/26/2011	5,163	(14)	133,068
	3,550	3,550	73.71	(5)	1/26/2011	946	(16)	24,374
	0	35,000	79.30	(6)	1/24/2012	4,659	(17)	120,075
	17,500	17,500	74.43	(7)	1/23/2013
	0	35,000	87.27	(9)	1/29/2014	Total: 18,470		475,985

William T. McKinnon(22)	8,250	0	58.93	(3)	1/22/2009	207	(11)	5,327
	16,500	0	56.14	(4)	1/21/2010	406	(13)	10,468
	7,500	7,500	73.71	(5)	1/26/2011	2,605	(13)	67,128
	2,950	2,950	73.71	(5)	1/26/2011	3,099	(14)	79,856
	0	12,500	79.30	(6)	1/24/2012	963	(14)	24,819
	6,250	6,250	74.43	(7)	1/23/2013	407	(15)	10,483
	0	13,000	87.27	(9)	1/29/2014	483	(16)	12,438
						3,786	(17)	97,574
						8,735	(18)	225,127
						Total: 20,691		533,220
(1)	No executive officer had any unearned equity awards outstanding as of December 31, 2007.

(2)	Each option vested in two equal installments. 50% of the option vested on May 29, 2002, when the market price of Ambac’s common stock met or exceeded $64.00 for 20 consecutive trading days and 50% of the option vested on November, 24, 2004 when the market price of Ambac’s common stock met or exceeded $78.00 for 20 consecutive trading days.

(3)	Each option vested in two equal installments. 50% of the option vested on March 1, 2004 when the market price of Ambac’s common stock met or exceeded $75.00 for 20 consecutive trading days and 50% of the option vested on May 15, 2007 when the market price of Ambac’s common stock met or exceeded $90.00 for 20 consecutive trading days.

(4)	Each option vested in two equal installments. 50% of the option vested on February 9, 2004 when the market price of Ambac’s common stock met or exceeded $72.00 for 20 consecutive trading days and 50% of the option vested on January 12, 2007 when the market price of Ambac’s common stock met or exceeded $88.00 for 20 consecutive trading days.

(5)	The option vests in two equal installments. 50% vested when the market price of Ambac’s common stock met or exceeded $90.00 on May 15, 2007 and 50% will vest when the market price of Ambac’s common stock meets or exceeds $105.00 for 20 consecutive trading days but in any event the option will become 100% vested no later than the sixth anniversary of the grant date, January 26, 2010.

(6)	The option will vest in two equal installments when the market price of Ambac’s common stock meets or exceeds $100.00 and $120.00 for 20 consecutive trading days but in any event the option will become 100% vested no later than the sixth anniversary of the grant date, January 24, 2011.

(7)	The option vests in two equal installments. 50% vested when the market price of Ambac’s common stock met or exceeded $92.00 on May 22, 2007 and 50% will vest when the market meets or exceeds $107.00 for 20 consecutive trading days but in any event the option will become 100% vested no later than the sixth anniversary of the grant date, January 23, 2012.

(8)	In connection with his election as Ambac’s new Chief Financial Officer, Mr. Leonard was awarded a one time RSU grant and stock option grant on July 19, 2005. The RSUs will vest on July 19, 2008. The option vests in two equal installments. 50% vested when the market price of Ambac’s common stock met or exceeded $92.00 on May 22, 2007 and 50% will vest when the market meets or exceeds $110.00 for 20 consecutive trading days but in any event the option will become 100% vested no later than the sixth anniversary of the grant date, July 19, 2011.

(9)	The option will vest in two equal installments when the market price of Ambac’s Common Stock meets or exceeds $106.00 and $125.00 for 20 consecutive trading days but in any event the option will become 100% vested no later than the sixth anniversary of the grant date, January 29, 2013.

(10)	The exercise price per share is the fair market value of Ambac’s common stock on the date of grant. For options awarded in 2006 and prior years, we determined the fair market value by calculating the average of the high and low price of Ambac’s common stock on the New York Stock Exchange on the date of grant. For all grants awarded in 2007 and subsequent years, the fair market value will be determined as the closing price of Ambac’s common stock on the New York Stock Exchange. Vesting for each of these grants is accelerated upon retirement, death or permanent disability. Generally, all of the NEOs’ stock options will expire seven years from the date of grant or earlier if employment terminates.

(11)	The vesting date for these RSUs was January 26, 2008.

(12)	These RSUs will vest on January 24, 2009.

(13)	These RSUs vested on January 24, 2008.

(14)	These RSUs will vest on January 23, 2009.

(15)	These RSUs will vest on January 24, 2009.

(16)	These RSUs will vest on January 23, 2010.

(17)	These RSUs will vest on January 29, 2010.

(18)	On January 29, 2007, pursuant to his employment agreement discussed above, Mr. McKinnon was granted a special equity award of 8,595 restricted stock units, which were due to vest and settle on January 29, 2009. In connection with his retirement on February 8, 2008, Ambac has agreed to vest and settle two-thirds of this award on January 29, 2009.

(19)	These RSUs vest over four years: the first 25% will vest on January 29, 2008, the second 25% on January 29, 2009; the third 25% on January 29, 2010 and the remainder on January 29, 2011.

(20)	These RSUs will vest on January 29, 2011.

(21)	The price of the Ambac common stock used to calculate the market value of the shares or units of stock that have not vested as of December 31, 2007 was $25.77, which was the closing price of Ambac’s common stock on the New York Stock Exchange and the last trading date of fiscal year 2007.

(22)	All of the options and RSUs held by Mr. Genader and Mr. McKinnon vested in full upon their retirement on January 13, 2008 and February 8, 2008, respectively, except for the RSU award to McKinnon described in footnote 18 above.

(23)	If an executive officer retires, he or she will have the shorter of three years until the option’s normal expiration date to exercise his or her option. Mr. Genader retired on January 13, 2008 and Mr. McKinnon retired on February 8, 2008.

2007 Option Exercises and Stock Vested(1)

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)(2)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)(3)
Robert J. Genader	110,000	4,845,838	30,107	(4)	2,626,473

Sean T. Leonard	—	—	—		—

Douglas C. Renfield-Miller	10,000	437,584	8,166	(5)	793,977

John W. Uhlein III	10,000	444,335	20,776	(6)	2,194,613
	10,000	242,437

William T. McKinnon	8,250	264,851	9,782		860,522
(1)	This chart reflects the RSUs vested and the stock options exercised in 2007.

(2)	Amounts reflect the difference between the exercise price of the option and the closing price at the time of exercise.

(3)	Amounts reflect the market value of the stock on the day the stock vested.

(4)	Amounts include 22,156 restricted stock units with a market value, calculated using the closing price on 12/31/07, of $1,922,571 that vested in 2007 but receipt of which has been mandatorily deferred.

(5)	Amounts include 3,519 restricted stock units with a market value, calculated using the closing price on 12/31/07, of $306,801 that vested in 2007 but receipt of which has been voluntarily deferred until termination of employment.

(6)	Amounts include 3,908 restricted stock units with a market value of $339,502 that vested in 2007 but receipt of which has been mandatorily deferred because certain of his compensation would otherwise exceed the Section 162(m) limit on deductibility.

2007 Pension Benefits

Currently, we maintain tax-qualified and nonqualified defined contribution programs to provide retirement income to all eligible U.S. employees, including our named executive officers. We formerly maintained a tax-qualified defined benefit pension plan, the Pension Plan, and two related nonqualified defined benefit plans, the Supplemental Pension Plan and the Excess Benefits Plan. We terminated the pension plan as of December 31, 2006 and thus froze benefits under the Supplemental Pension Plan and the Excess Benefits Plan.

Savings Plan:

The Ambac Savings Incentive Plan (the “401(k) Plan”) is a defined contribution plan that is qualified under section 401(a) of the Internal Revenue Code, under which eligible employees may elect to contribute a portion of their salary to the plan. Ambac matches certain employee contributions and provides all eligible employees with (i) a 3% profit sharing contribution and (ii) a 3% supplemental profit sharing contribution based on the employee’s salary. All employee contributions, matching contributions and profit sharing contributions are invested as directed by the participant. Contributions and earnings thereon are paid out in accordance with elections made by the participant. See Footnote 7 of the Summary Compensation Table on page 44 for information about Ambac’s contributions under the 401(k) Plan to the named executive officers.

Defined Benefit Plans:

Pension Plan

The Pension Plan was a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code, and provided monthly retirement benefits to eligible employees.

In general, officers and employees of Ambac and its subsidiaries became participants in the Pension Plan after one year of service. All executive officers participated in the Pension Plan. Non-employee directors of Ambac and our subsidiaries were not eligible to participate in the Pension Plan.

Under the Pension Plan, employees who completed five continuous years of employment with Ambac, including the named executive officers, earned the right to receive certain benefits upon retirement at the normal retirement age of 65 or a reduced benefit upon retirement between the ages of 55 and 64. Participants of the Pension Plan (including our named executive officers) who had five years of continuous service before age 55 and remained employed with Ambac or one of our subsidiaries and had 5 years of service received a subsidized early retirement benefit. The participants eligible for this subsidized early retirement benefit could elect to receive an unreduced benefit at age 60; or, if they commenced retirement after age 55 but before age 60, the benefit would be reduced by 6% for each year before 60, e.g., a participant who elected early retirement at age 59 would receive 94% of the normal retirement benefit.

For credited service earned after December 31, 1991, the retirement benefits were calculated as the product of (a) 1% of the participant’s the final average annual base salary for the five highest consecutive years in the last ten years before retirement (which we refer to as “average compensation”) and (b) the years of credited service earned after December 31, 1991.

For credited service earned prior to January 1, 1992, the annual retirement benefit was equal to (a) the sum of (i) 2% of the employee’s average compensation (as of December 31, 1991) multiplied by years of credited service earned prior to January 1, 1992, up to thirty years and (ii)  3/4% of the employee’s average compensation as of December 31, 1991 multiplied by years of credited service earned prior to January 1, 1992, up to 30 years, (b) less (i) 1-2/3% of an employee’s Social Security benefit multiplied by years of credited service earned prior to January 1, 1992, up to 30 years, and (ii) benefits payable (if any) under the retirement plan of Citibank, N.A., Ambac’s former parent company.

Of the named executive officers, Messrs. Genader and McKinnon were eligible for early retirement benefits under the Pension Plan.

We terminated the Pension Plan as of December 31, 2006. All participants (even if still actively employed by Ambac or one of our subsidiaries), including our named executive officers, had the option of receiving their benefit under the plan in a lump sum on or actuarially equivalent annuity starting on October 1, 2007 or receiving annuity payments that are approximately actuarially equivalent at a later date from an annuity provider. All of our named executive officers elected to receive their benefit in a lump sum that was paid in last quarter of 2007.

Supplemental Pension Plan and Excess Benefits Plan

The Supplemental Pension Plan and the Excess Benefits Plan provided certain supplemental retirement benefits to certain of Ambac’s highly paid employees, including its executive officers. These plans paid eligible employees the difference between the amount payable under the tax-qualified defined benefit plan and the amount they would have received under such plan without the limits on annual benefits (covered by the Excess Plan) and annual earnings (covered by the Supplemental Plan) imposed by the Internal Revenue Code.

As a result of our terminating the Pension Plan as of December 31, 2006, employees ceased to accrue additional benefits under the Supplemental Pension Plan and the Excess Benefits Plan as of that date. Participants who had not commenced benefit payments under the non-qualified plans as of December 31, 2007, including all of our named executive officers, received their benefits as an actuarially equivalent lump sum distribution in March 2008.

Effective January 1, 2007, Ambac replaced the retirement benefits under the defined benefit plans with an enhanced matching contribution (of up to 6% of salary) to its Savings Incentive Plan and non-qualified Savings Incentive Plan, described below.

The following table shows the present value, as of December 31, 2007, of the accumulated benefits of our NEOs under the Pension Plan, the Supplemental Pension Plan, the Excess Benefits Pension Plan and payments made to our NEOs under these plans during 2007:

Name (a)	Plan Name (b)	Number of Years Credited Service (c)	Present Value of Accumulated Benefit (d)	Payments During Last Fiscal Year ($) (e)
Robert J. Genader	Pension Plan	33	0	1,199,483
	Supplemental Pension Plan	33	619,101	0
	Excess Benefits Plan	33	0	0

Sean T. Leonard	Pension Plan	3	0	14,543
	Supplemental Pension Plan	3	9,148	0
	Excess Benefits Plan	3	0	0

Douglas C. Renfield-Miller	Pension Plan	8	0	101,537
	Supplemental Pension Plan	8	10,526	0
	Excess Benefits Plan	8	0	0

John W. Uhlein	Pension Plan	14	0	167,499
	Supplemental Plan	14	38,793	0
	Excess Benefits Plan	14	0	0

William T. McKinnon	Pension Plan	27	0	443,963
	Supplemental Pension Plan	27	63,877	0
	Excess Benefits Plan	27	0	0
(1)	The calculation of the present value of accumulated benefit is based on a discount rate of 4.75% and the mortality table promulgated for use in determining minimum lump sums payable from qualified pension plans.

2007 Nonqualified Deferred Compensation

The following table shows the executive contributions, Ambac’s contributions, earnings and balances for the NEOs in the Ambac Senior Officer Deferred Compensation SubPlan of the Equity Plan (the “SubPlan”), an unfunded, unsecured deferred compensation plan. The SubPlan allows executive officers (including NEOs) and managing directors to defer all or a portion of their annual bonus. The following table also includes amounts contributed to each NEO’s account under our Non-Qualified Savings Incentive Plan (“Non-Qualified SIP”) and restricted stock units granted and deferred under a restoration option program that we discontinued in 2004.

Account balances under the SubPlan may be invested in phantom investments selected by the executive from an array of investment options or Ambac Restricted Stock Units (“RSUs”). When participants elect to defer amounts pursuant to the SubPlan, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year—whether or not employment has then ended—or at a time that begins at or after the executives’ retirement or termination. Distributions can be made in a lump sum or annual installments.

Name (a)	Plan Name	Executive Contributions in Last FY ($) (b)(1)	Registrant Contributions in Last FY ($) (c)(2)	Aggregate Earnings in Last FY ($) (d)(3)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Robert J. Genader	SubPlan	412,500	137,538	(1,813,650)	480,629	759,085
	Non-Qualified SIP	0	31,967	29,922	0	384,484
	Other (4)	0	0	(23,073,789)	0	9,612,674

	Total	412,500	169,505	(24,857,517)	480,629	10,756,243

Sean T. Leonard	SubPlan	143,750	47,911	(134,112)	0	57,549
	Non-Qualified SIP	0	11,762	1,075	0	12,837
	Other (4)	0	0	0	0	0

	Total	143,750	59,673	(133,037)	0	70,386

Douglas C. Renfield-Miller	SubPlan	225,000	74,965	(1,590,739)	0	665,292
	Non-Qualified SIP	0	2,700	1,284	0	16,376
	Other (4)	0	0	0	0	0

	Total	225,000	77,665	(1,589,455)	0	681,668

John W. Uhlein III	SubPlan	0	0	(347,295)	89,327	144,471
	Non-Qualified SIP	0	8,800	8,053	0	103,454
	Other (4)	0	0	(7,506)	1,230,567	0

	Total	0	8,800	(346,748)	1,319,894	247,925

William T. McKinnon	SubPlan	0	0	(153,576)	182,992	63,535
	Non-Qualified SIP	0	8,800	4,251	0	54,234
	Other (4)	0	0	0	0	0

	Total	0	8,800	(149,325)	182,992	117,769
(1)	The amounts reflected for the SubPlan in this column represent the amount of 2006 deferred bonus that an executive elected to defer in the form of RSUs. These RSUs vest over three years, except that RSUs awarded to Mr. Genader and Mr. McKinnon vested upon retirement. Each of Messrs. Genader, Leonard and Renfield-Miller elected to receive 25% of his 2006 bonus, paid in January 2007, in the form of RSUs.

The deferred 2006 bonus amounts are reported in the 2007 Summary Compensation Table under Column (d) as Bonus for the 2006 year.

(2)	This amount shown for the SubPlan represents the 25% discount provided by Ambac to the executive pursuant to the SubPlan with respect to an executive’s election to defer up to 25% of his 2006 cash bonus in the form of RSUs. These RSUs generally vest on January 29, 2011, which will be the fourth anniversary of the date of grant; RSUs awarded to Mr. Genader and Mr. McKinnon vested upon retirement.

Of the discounted RSUs reported in column (c), the following amounts were included in the FAS 123R stock award values reported in column (e) of the Summary Compensation Table: Mr. Genader—$0; Mr. Renfield-Miller—$49,977; and Mr. Leonard—$11,978.

The “Non Qualified SIP” contribution is based on the NEO’s salary for 2006.

(3)	None of these earnings are above-market and consequently they are not reported in the Summary Compensation Table.

(4)	RSUs were granted and deferred pursuant to a Restoration Option Program. The Restoration Option Program permitted executives to exercise their stock options and defer receipt of the gain from such stock options into Ambac restricted stock units until a specified date in the future or termination. We discontinued this Program in October 2004.

Potential Payments upon Termination or Change in Control

With the exception of Mr. McKinnon, none of our named executive officers had an employment agreement during 2007. In addition, none of our executive officers is eligible to receive benefits under the severance pay plan that we maintain for the majority of our full-time employees. With the exception of the entitlements under the Management Retention Agreements described below, none of our named executive officers other than Mr. McKinnon is entitled to any payment at, following or in connection with any termination of employment, any change in control of Ambac or any change in the named executive officer’s responsibilities other than entitlements to compensation or other benefits that were already fully earned and vested as of the relevant event.

As noted earlier, Mr. McKinnon retired from Ambac effective February 8, 2008. Mr. McKinnon’s entitlements to compensation for 2007 and his entitlement to future compensation are described above under the heading “Employment Agreement with William T. McKinnon”.

Management Retention Agreements

In General	We have entered into management retention agreements with each of our executive officers (including our Named Executive Officers), except Mr. Callen, to provide for payments and certain benefits if they are terminated following a “Change in Control” (as defined below). These agreements also provide some level of income continuity for an executive officer should his or her employment be terminated without “Cause” or for “Good Reason” in connection with a change in control.

Payments and Benefits After Change in Control

If there is a Change in Control and, within three years of the Change in Control, Ambac or its successor terminates the executive’s employment other than for “Cause” (as defined below), or if the executive resigns for “Good Reason” (as defined below), the executive will:

•         receive a lump sum cash payment equal to two times the sum of (a) the executive’s highest annual base salary and (b) the product of the executive’s highest bonus percentage (as a percentage of base salary) times his highest base salary;

•          receive a lump-sum payment equal to the amount that we would have contributed during the two years following termination to the executive’s account under the SIP and any nonqualified plan we maintained; and

•         continue to participate in Ambac’s medical and other welfare benefits programs for two years following termination (or, if earlier, until the executive begins coverage under the plans of a subsequent employer).

In addition, these agreements provide that all stock options and restricted stock units awarded under the Equity Plan will vest in full upon the occurrence of a Change in Control, whether or not the executive’s employment is subsequently terminated. We provide for accelerating the vesting of equity awards to allow an executive to recognize gains attributable to the executive’s stewardship of Ambac prior to the Change in Control. Ambac will also provide a gross-up to the executive in the event he or she is subject to excise tax for receipt of payments made pursuant to the agreement. We have concluded that an excise tax gross-up (but not a gross-up for any other taxes) is appropriate in this circumstance in order to maintain the intended after-tax benefit to the executives and avoid the potentially variable application of the excise tax rules (which can result in similarly situated executives having significantly different excise tax liability).

Definitions

The following definitions are used in the Management Retention Agreements described above:

“Change in Control”

A “Change in Control” generally occurs if:

•         an individual, entity or group acquires beneficial ownership of 20% or more of our outstanding common stock;

•         a majority of our Board is replaced with directors who are not approved or recommended by our current Board; or

•         our stockholders approve a merger or similar business combination, or a sale of all or substantially all of Ambac’s assets that causes our stockholders immediately prior to the completion of the transaction to own less than 70% of outstanding shares and voting power of the resulting corporation.

“Cause”

“Cause” for an executive’s termination generally includes:

•         the willful commission of acts that are dishonest and demonstrably and materially injurious to Ambac;

•         the conviction of certain felonies; or

•         a material breach of any of the executive’s agreements concerning confidentiality and proprietary information.

An executive’s termination will not be considered to have been for Cause unless at least three-quarters of the members of the Board adopt a resolution finding that the executive has engaged in conduct that constitutes Cause as defined in the agreement.

“Good Reason”	An executive will generally have “Good Reason” to terminate his employment if: • a substantial adverse alteration in the nature or status of the executive’s authority, duties or responsibilities;

•         a material diminution in the executive’s base compensation (including as “base compensation” any amount permitted to be so included under Treas. Reg. §1.409A-(n)(2)(ii)(A) or any successor provision);

•         the relocation of the office of the Executive to a location more than 25 miles from the location where the Executive is employed immediately prior to the Change in Control; or

•          Ambac fails to honor its obligations under the agreement.

An executive must notify Ambac of the existence of an event or circumstance constituting “Good Reason” within 90 days of its first occurrence, and Ambac will have 30 days to cure the event or circumstance.

The table below reflects the amount of compensation that would be owed to each of our named executive officers (“NEOs”) in the event of termination of such executive’s employment without Cause, or the executive’s resignation for Good Reason, within three years after a Change in Control (as “Cause”, “Good Reason” and “Change in Control” are defined in the Management Retention Agreement described above). The amounts shown assume that such termination was effective as of December 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Ambac. Mr. Genader and Mr. McKinnon retired from Ambac on January 13, 2008 and February 8, 2008, respectively, and as a result are no longer entitled to benefits under their Management Retention Agreements.

Change-In-Control Table(1)

Name and Principal Position (a)	Salary Continuation or Severance ($) (b)(2)	Option Value($) (c)	Restricted Stock Unit Value($) (d)	All Other Severance (e)(3)	Excise Tax and Gross Up ($) (f)(4)	Total Payment on Termination ($) (g)
Robert J. Genader	4,450,000	0	392,334	160,000	0	5,002,334

Sean T. Leonard	2,060,000	0	76,639	113,200	995,584	3,245,423

Douglas C. Renfield-Miller	2,760,000	0	289,634	94,000	0	3,143,634

John W. Uhlein III	3,283,333	0	88,246	106,000	0	3,477,579

William T. McKinnon	2,847,242	0	81,112	118,000	0	3,046,354

(1)    This scenario assumes a Change in Control at Ambac’s year end 2007 stock price $25.77 on December 31, 2007 and all equity awards cashed out and settled.

(2)    Two times the highest salary plus two times the product of the highest bonus percentage (as a percentage of base salary) times the highest base salary.

(3)    All other severance includes estimates of two years additional (i) SIP participation, (ii) financial planning and outplacement and (iii) welfare and fringe benefits.

(4)    If total compensation and benefits exceed three times an officer’s average W-2 compensation for the five years preceding the change in control, a portion of the compensation and benefits may be subject to a nondeductible excise tax under Section 280G of the Internal Revenue Code, with variable impact on officers with Management Retention Agreements. To ensure Management Retention Agreement benefits are equivalent for all participants, Ambac has agreed to provide a gross-up of this excise tax (but not of any other tax payable on the executive’s compensation and benefits).

The following table shows the total number of outstanding options and shares available for other future issuances of options under all of our equity compensation plans as of December 31, 2007.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(#) (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)(#) (c)(3)
Equity Compensation Plans Approved by Security Holders	5,072,765	$70.37	7,014,745
Equity Compensation Plans Not Approved by Security Holders (4)	0	0	0
Total	5,072,765	$70.37	7,014,745
(1)	This amount includes 39,688 shares subject to stock options outstanding under the Directors Plan and 3,849,885 subject to stock options outstanding under the Equity Plan, plus 50,299 shares subject to restricted stock units under the Directors Plan and 1,132,893 shares subject to restricted stock units under the Equity Plan.

(2)	Weighted average exercise price of outstanding stock options; excludes restricted stock units.

(3)	This amount includes 175,375 shares available under the Directors Plan of which 144,166 shares are available for future awards of restricted stock and restricted stock units, and 6,839,370 shares available under the Equity Plan, of which 3,079,866 shares are available for future awards of stock, restricted stock units, performance units, or other awards consistent with the purposes of the plan as determined by the Compensation Committee.

(4)	All of Ambac’s equity compensation plans have been approved by security holders.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1: Elect Six Directors

General

The Board has nominated six directors for election at the Annual Meeting. Each nominee is currently serving as a director. If you elect them, they will hold office until the next Annual Meeting or until their successors have been elected. Each nominee also serves as a director of Ambac Assurance.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next Annual Meeting.

NOMINEES

Michael A. Callen Age 67 Director since 1991	Chairman, Interim President and Chief Executive Officer of Ambac and Ambac Assurance. On January 16, 2008, Mr. Callen became the Chairman and Interim President and Chief Executive Officer of Ambac and Ambac Assurance. He served as the President of Avalon Argus Associates, LLC, a financial consulting firm from April 1996 until January 2008. Mr. Callen was Special Advisor to the National Commercial Bank located in Jeddah in the Kingdom of Saudi Arabia from April 1993 through April 1996. He was an independent consultant from January 1992 until June 1993, and an Adjunct Professor at Columbia University Business School during 1992. He was a director of Citicorp and Citibank and a Senior Executive for Citicorp from 1987 until January 1992. Mr. Callen also serves as a director of Intervest Corporation of New York and Intervest Bancshares Corporation.

Jill M. Considine Age 63 Director since 2000	Senior Advisor of The Depository Trust & Clearing Corporation and its subsidiaries (securities depository and clearing house) since August 2007, having served as Chairman since 2006, and as both Chairman and Chief Executive Officer from January 1998 to August 2006. Prior to joining The Depository Trust Company, Ms. Considine served as the President of the New York Clearing House Association, L.L.C. from 1993 to 1998. Ms. Considine served as a Managing Director, Chief Administrative Officer and as a member of the Board of Directors of American Express Bank Ltd., from 1991 to 1993. Prior to that, Ms. Considine served as the New York State Superintendent of Banks from 1985 to 1991. Ms. Considine also serves as a director of the Atlantic Mutual Insurance Companies and The Interpublic Group of Companies, Inc. On January 30, 2008, Ms. Considine became the Chairman of the Board of Directors of Fulcrum Limited, a leading global administrator for the hedge fund and alternative asset management industry.

Philip Duff Age 50 Director since May 2007	CEO and General Partner of Duff Capital Advisors since January 2007. Prior to founding Duff Capital Advisors (formerly known as Robson Ventures), Mr. Duff was one of the founding partners of FrontPoint Partners LLC, an investment management firm, and served as its Chairman and CEO from November 2000 to December 2006. In December 2006, FrontPoint Partners was sold to Morgan Stanley. Prior to his starting FrontPoint Partners in 2000, Mr. Duff was the Chief Operating Officer and Senior Managing Director of Tiger Management from 1998 to 2000. Before joining Tiger, Mr. Duff spent much of his career at Morgan Stanley and served as the Chief Financial Officer of Morgan Stanley from 1994 to 1997. From 1997 to 1998, Mr. Duff served as President and CEO of VanKampen Investments, a mutual fund acquired by Morgan Stanley. Mr. Duff started his career at Morgan Stanley in 1984 in investment banking, where he became head of the Financial Institutions Group.

Thomas C. Theobald Age 70 Director since 2004	Senior Advisor for Chicago Growth Partners (Formerly William Blair Capital Partners) and former Chairman and Chief Executive Officer of Continental Bank Corp. Mr. Theobald joined William Blair Capital Partners in 1994 following his role as Chairman and CEO of Continental Bank, where he had served since 1987 until its sale to BankAmerica in 1994. Prior to 1987, Mr. Theobald worked at Citicorp/Citibank for over 25 years in various capacities in the domestic and international sectors, including serving as Vice Chairman from 1982 to 1987. Mr. Theobald also serves as the Chairman of the Board for Columbia Mutual Funds and as a director for Anixter International, Jones Lang LaSalle Incorporated and Ventas Inc.

Laura S. Unger Age 47 Director since 2002	Private Consultant and Former SEC Commissioner. Ms. Unger currently has her own consulting business, advising clients on a range of securities, legal, regulatory and policy matters. She has also served as the Independent Consultant to JPMorgan for the global analyst conflict settlement since 2003. After resigning her Commissioner seat, Ms. Unger joined CNBC in July 2002 and served as CNBC’s Regulatory Expert until July 2003. From February 2001 until August 2001, Ms. Unger served as Acting Chairman of the SEC. From November 1997 to February 2002, Ms. Unger served as a SEC Commissioner. Before being appointed to the SEC, Ms. Unger served as Securities Counsel to the United States Senate Committee on Banking, Housing and Urban Affairs from October 1990 to November 1997. Prior to working on Capitol Hill, Ms. Unger was an attorney with the Enforcement Division of the SEC in Washington, D.C. and New York City. Ms. Unger also serves as a director of CA, Inc. (formerly Computer Associates) and the IQ Fund Complex.

Henry D. G. Wallace Age 62 Director since 2004	Former Group Vice President and Chief Financial Officer of Ford Motor Company (auto manufacturing). Mr. Wallace was Group Vice President and Chief Financial Officer of Ford Motor Company from January 1999 until he retired in December 2001. In 1998, he served as Vice President of Strategic Planning and CFO for Ford’s European Operations. From 1996-1997, he served as President and CEO of Mazda Motor Corporation. Mr. Wallace also serves as a director of Diebold, Inc., Lear Corporation and Hayes Lemmerz International, Inc.

The Board recommends that you vote “FOR” the election of all six nominees for director.

Proposal 2: Approve the Amendment to our Charter to Increase the Number of Authorized Shares of Common Stock from 350,000,000 Shares to 650,000,000 Shares.

General

On March 25, 2008, the Board adopted a resolution recommending that Section 4.1 of our Amended and Restated Certificate of Incorporation (the “Charter”) be amended to increase the number of shares of our authorized common stock, par value $0.01 per share, to 650,000,000 from 350,000,000, subject to the approval of Ambac’s stockholders. We are asking you to approve this amendment.

As of the record date, there are 350,000,000 shares currently authorized for issuance under our Charter, with only approximately 6,592,150 shares unissued and unreserved and treasury shares of 7,549,115. Approximately 286,829,167 shares are issued and outstanding, approximately 11,992,568 are reserved for issuance under employee benefit plans (including our Directors Plan) and approximately 37,037,000 shares are reserved for issuance in connection with the settlement of the purchase contracts that form a part of our Equity Units.

Our proposed amendment would increase the number of authorized shares of common stock by 300,000,000. As a result of this proposed amendment:

•

the rights of the additional authorized shares would be identical to the rights of the shares you now hold, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid; and

•

the authorization will not, in itself, have any effect on your rights as a stockholder. If the Board were to issue additional shares for other than a stock split or dividend, however, it could have a dilutive effect on Ambac’s earnings per share and on your voting power in Ambac.

This proposal is not in response to any effort we know of to accumulate Ambac common stock or to obtain control of Ambac.

Reasons for the Proposed Increase of Authorized Share

Ambac has been significantly impacted by the recent events in the mortgage market. As a result of such events, the rating agencies increased Ambac Assurance’s triple-A capital requirements. As described below, in our efforts to recapitalize Ambac, we completed a number capital raising transactions that resulted in, and may in the future result in, the issuance of common stock and securities convertible or exchangeable into our common stock. We believe that these transactions, along with other strategic actions, will strengthen our capital base.

As part of our capital raising efforts, on March 12, 2008, we completed a $1.155 billion public offering of 171,111,112 shares of common stock. We also placed 14,074,074 shares of common stock in a private placement with two financial institutions. Consequently, we issued an aggregate of approximately 185,185,186 shares of our common stock.

In addition, on March 12, 2008 we completed a $250 million public offering of 5,000,000 Equity Units. Each Equity Unit consists of a purchase contract and a 5% undivided beneficial ownership interest in a $1,000 principal amount senior note. The purchase contract obligates the holder of an Equity Unit to purchase, and obligates us to sell, on May 17, 2011, a certain number of newly-issued shares of our common stock. In addition, subject to certain conditions, holders of Equity Units may elect to settle the purchase contracts early, by paying $50 cash. On May 17, 2011, the purchase contract settlement date, we will be obligated to deliver up to 37,037,000 shares of our common stock, less any shares delivered pursuant to early settlement. 37,037,000 shares of our common stock have been reserved for issuance in connection with the settlement of the purchase contracts.

After the capital raising transactions completed in March 2008, of the 350,000,000 shares authorized for issuance under the Charter, only approximately 6,592,150 shares are unissued and unreserved and treasury shares of 7,549,115.

In addition, on February 12, 2007, we completed the public offering of $400.0 million aggregate principal amount of Directly-Issued Subordinated Capital Securities (“DISCS”). The principal amount of the DISCS will become due on February 15, 2037, but only to the extent that we have received proceeds from the sale of certain qualifying capital securities which includes shares of our common stock and securities convertible or exchangeable into our common stock. We have agreed to use our commercially reasonable efforts, subject to certain conditions and exceptions, to sell enough qualifying capital securities to permit repayment of the DISCS in full on the scheduled maturity date. If any principal amount of the DISCS is not paid on the scheduled maturity date, it will remain outstanding and bear interest at a floating rate reset and payable monthly in arrears, and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the DISCS in full.

In addition, under the terms of the DISCS, we have the right, subject to certain conditions and exclusions, to defer the payments of interest of the DISCS. As of the date hereof, we have not and do not intend to defer the payment of interest on the DISCS. However, if we elect to defer interest on the DISCS, we would be required, commencing on the earlier of (i) the first interest payment date on which we pay current interest or (ii) the fifth anniversary of the commencement of the deferral period, to continuously use our commercially reasonable efforts to issue certain specified securities, including common stock and securities convertible or exchangeable into our common stock, until we raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest thereon, on the DISCS.

Finally, in connection with the completion of the offering of the DISCS, we entered into a replacement capital covenant, whereby we agreed for the benefit of holders of certain series of the Ambac’s long-term indebtedness designated by Ambac ranking senior to the DISCS that the DISCS will not be repaid, redeemed or purchased by us, on or before February 7, 2067, unless such repayment, redemption or purchase is made from the proceeds of the issuance of certain replacement capital securities, including common stock and securities convertible or exchangeable into our common stock.

As a result of these various transactions, we believe that the proposed increase in authorized shares of common stock is advisable at this time because it would give the Board greater flexibility to act promptly to meet future business and financing needs and opportunities as they arise. The additional authorized shares of common stock will be used to raise proceeds for general corporate purposes, such as for financing and capital raising flexibility (including repayment, redemption or purchase by us of the DISCS pursuant to the terms of the replacement capital covenant described above), stock splits and stock dividends, acquisitions and mergers, employee benefit plans and other proper business purposes.

The Board may only issue additional shares of common stock without action on your part if the action is permissible under Delaware law and the rules of the stock exchange on which our common stock is listed. For example, today, if the Board were to make a stock acquisition or were to seek to raise capital through the private sale of shares of our common stock, which in either case resulted in an increase of 20% or more in the number of shares of Ambac common stock outstanding, New York Stock Exchange rules would require that we obtain your approval.

By having additional shares readily available for issuance, the Board will be able to act expeditiously without spending the time and incurring the expense of soliciting proxies and holding special meetings of stockholders.

At this time, except for the possible delivery of common stock in connection with the DISCS described above, the Board has no plans, agreements, commitments or understandings for the issuance or use of these proposed additional shares.

The affirmative vote of a majority of the shares outstanding and entitled to vote is required to approve the proposed amendment.

The Board recommends that you vote “FOR” the amendment to the Charter to increase the number of authorized shares of common stock from 350,000,000 shares to 650,000,000 shares.

Proposal 3: Approve Amendments to the Ambac 1997 Equity Plan

Summary of the Proposal

We are asking for your approval of certain amendments to the Ambac 1997 Equity Plan (the “Equity Plan”). The Board adopted these amendments on March 25, 2008, subject to stockholders’ approval at the Annual Meeting. The proposed amendment will:

•

Increase by 6,000,000, the number of shares that we may issue pursuant to awards under the Equity Plan; of this amount, 2,400,000 shares would be available for stock awards and restricted stock units; and

•	Extend the period of time during which we can make awards under the Equity Plan by two years, to May 6, 2013.

The 6,000,000 additional shares that will be available under the Plan, if you approve Proposal No. 3, represent approximately 2.09% of all currently outstanding shares of Ambac common stock. When this new authorization is combined with the shares that currently remain available for awards under the Plan, we will have approximately 10,001,154 shares available for new awards, of which 3,542,223 may be used for stock awards and restricted stock units.

Our stockholders originally approved the Equity Plan in 1997. The Plan allows us to grant our employees a range of compensation awards based on or related to Ambac common stock, including stock options, stock appreciation rights, stock awards, restricted stock units, performance awards and other forms of equity-based or equity related awards. We will adjust the number of shares available for issuance under the Equity Plan if there are changes in our capitalization, a merger, or a similar transaction. We may issue new shares or treasury shares or both. Treasury shares are shares that we previously issued and subsequently repurchased and are holding in our treasury.

As originally adopted, 8,250,000 shares, plus approximately 1,207,540 unused shares carried forward from the predecessor 1991 stock option plan, were reserved for awards under the Plan. (These amounts have been adjusted to reflect a 2:1 stock split that occurred in 1997 and a 3:2 stock split that occurred in 2000.) Of the original authorization, 2,400,000 shares could be used for awards of restricted stock or restricted stock units. At the 2003 annual meeting, our stockholders approved amendments to the Equity Plan increasing by 5,750,000 the number of shares over which we may make awards, of which 1,600,000 shares were available for stock awards and restricted stock units. The stockholders also approved an amendment extending the period during which we can make awards under the Equity Plan to May 6, 2011. As of the record date, approximately 4,001,157 shares remain available for new awards under the existing authorization, of which approximately 1,142,223 may by used for stock awards and restricted stock units.

The closing market price for Ambac common stock on April 7, 2008 was $6.21.

The proposed amendments will enable us to continue an equity compensation program that has been in effect since 1991. As our equity compensation strategy has shifted towards restricted stock units in recent years, as discussed in the Compensation Discussion and Analysis section of this proxy statement, we are requesting that a substantial percentage (40%) of the additional shares that we are asking you to authorize be available for this type of award. The Board of Directors believes that the equity compensation program implemented under the Equity Plan has helped us compete for, motivate and retain high caliber employees. The Board believes that the proposed amendments are critical to our attracting and retaining the best employees in our industry, and that it is in the best interests of Ambac and its stockholders to amend the Plan as proposed.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to approve the proposed amendments to the Plan.

The Board recommends that you vote “FOR” the amendment to Ambac’s 1997 Equity Plan.

Principal Features of the Plan

We describe below the other principal terms of the Equity Plan. The proposed amendments do not affect any of these terms other than the number of shares available for future awards and the date as of which we can make awards under the Equity Plan. The following description is qualified by reference to the plan document as proposed to be amended, a copy of which is attached to this proxy statement as Appendix B.

Purposes and Eligibility	The purposes of the Equity Plan are to attract, retain and motivate key employees, to compensate them for their contributions to our growth and profits and to encourage them to own Ambac common stock. We estimate that as of April 7, 2008, approximately 331 individuals were eligible to receive awards under the Equity Plan.

Administration	The Compensation Committee of the Board administers the Equity Plan, select participants from among eligible employees, and determines the form, terms and conditions of awards. Subject to certain limitations, the Committee may from time to time delegate some or all of its authority to an administrator consisting of one or more members of the Committee or one or more officers of Ambac.

Shares Available for Plan Awards

As of April 7, 2008 and prior to the requested increase, 4,001,154 shares remain available for issuance for future awards under the Equity Plan. Of this amount, a maximum of 1,142,223 shares may be issued pursuant to stock awards, restricted stock units and performance units. Any equity-based awards that are issued instead of cash compensation, or in satisfaction of any other obligation owed by Ambac to an employee, do not count against the limit applicable to restricted stock, restricted stock units and performance units but do count against overall limit

If Proposal No. 3 is approved, the number of shares available for issuance for future awards will be increased by 6,000,000 to an aggregate of 10,001,154 (determined as of April 7, 2008), and the maximum number of those shares that may be issued pursuant to stock awards, restricted stock units and performance units will be increased by 2,400,000 to an aggregate of 3,542,223 (again determined as of April 7, 2008).

Shares issued under the Equity Plan may be authorized but unissued shares, treasury shares or any combination thereof. Any shares that are tendered or withheld to pay the exercise price of a stock option or other award, or that are withheld from an award to satisfy a participant’s tax withholding obligations, are added back to the Equity Plan limit and are again available for issuance pursuant to awards. Shares that are issued pursuant to awards that we grant in connection with a corporate transaction, such as a merger or acquisition of another company, in substitution for, or as a result of our assumption of, awards granted by another company or entity do not count against the share limits of the Equity Plan.

Awards — Generally

The Equity Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. In particular, the Equity Plan authorizes awards of stock options, stock appreciation rights, stock awards, restricted stock units, performance units and other forms of equity-based or equity-related awards that the Committee determines to be consistent with the purposes of the Equity Plan and the interests of Ambac.

The Committee determines vesting, exercisability, payment and other restrictions that apply to an award. The minimum vesting for any stock option is one year. The Committee has the authority to determine the effect, if any, that an employee’s termination or a change in control of Ambac will have on an award.

— Individual Employee Limit on Stock Options	The number of stock options and stock appreciation rights that may be awarded to any eligible individual in any year is limited to 600,000 shares (with a carryover of any unused portion to future years). This maximum individual employee limit is required to satisfy Section 162(m) of the Internal Revenue Code.

— Stock Options

Stock options may be either nonqualified or incentive stock options (within the meaning of Section 422 of the Internal Revenue Code). To date, all stock options that we have awarded have been nonqualified stock options.

The Committee may issue stock options at an exercise price no less than the fair market value of Ambac common stock on the date of grant (subject to a limited exception for options assumed in connection with the acquisition of another company). The Equity Plan does not permit the repricing of stock options.

Employees may pay the exercise price of a stock option in cash or previously owned stock or both. They may also generally use a “cashless exercise” procedure allowing them to sell immediately some or all of the shares to generate sufficient cash to pay the exercise price of the stock option and to satisfy withholding tax obligations.

The Committee fixes the term of a stock option upon grant. The term may be no longer than 10 years. Since 1996, the Committee has granted stock options with a term of seven years.

— Stock Appreciation Rights

Stock appreciation rights entitle an employee to receive the excess, if any, of the fair market value on the date of exercise over the exercise price. The exercise price must be no less than the fair market value of the common stock on the date of grant (subject to the same limited exception for stock appreciation rights assumed in connection with the acquisition of another company that applies to stock options). At the discretion of the Committee, the Committee may make payments to an employee upon exercise of a stock appreciation right in cash, shares of common stock or both. The Equity Plan does not permit the repricing of stock appreciation rights.

The Committee may grant stock appreciation rights alone or together with stock options.

The Committee has not awarded stock appreciation rights in the past and has no current intention of making this type of award in the future.

— Stock Awards	Stock awards consist of one or more shares of common stock granted to a participant for no consideration other than the provision of services (or, if required by law, payment of the par value of the shares). Stock awards may be subject to restrictions on transfer and to vesting conditions, as the Committee may determine.

— Restricted Stock Units	A restricted stock unit represents the right of the participant to receive one share of common stock, subject to the terms and conditions established by the Committee. When these terms and conditions are satisfied, restricted stock units will be payable, at the discretion of the Committee, in cash, shares of common stock or both. As a holder of restricted stock units, a participant has only the rights of a general unsecured creditor of Ambac. A participant is not a shareholder with respect to the shares underlying restricted stock units unless and until the restricted stock units convert to shares of common stock.

— Performance Units	Performance units may be granted as fixed or variable share- or dollar-denominated units subject to conditions of vesting and time of payment as the Committee may determine. Performance units will be payable, at the discretion of the Committee, in cash, shares of common stock or both.

— Other Equity Awards	The Committee has the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above which the Committee determines to be consistent with the purposes of the Equity Plan and the interests of Ambac. These awards may provide for cash payments based on the value of common stock, for the acquisition of common stock, or for both. Other awards may include cash payments based on one or more criteria determined by the Committee which are unrelated to the value of common stock. Any awards made pursuant to the Committee’s authority to design “other” forms of equity-based or equity-related awards count against the special limit on stock awards, restricted stock units and performance units discussed above and, in addition, are subject to a special sub-limit so that the number of shares subject to such awards cannot exceed 10% of the number of shares authorized for awards under the Equity Plan overall.

Award Terms	The terms and conditions of awards under the Equity Plan are set forth in written award agreements approved by the Compensation Committee and delivered or made available to the relevant participants following the date of grant. The Equity Plan itself generally does not specify the vesting exercisability or payment terms or any other restrictions applicable to an award. Instead, the Compensation Committee approves these terms at the time of the award, and they are set forth in the applicable award agreement. Similarly, the effects, if any, on an award of a participant’s termination of employment or of a change in control of Ambac are determined by the Compensation Committee at the time of award and are specified in the applicable award agreement. The Compensation Committee may establish different vesting, payment, termination of employment and change in control terms for different awards.

Limited Transferability	Unless otherwise approved by the Compensation Committee, awards granted under the Equity Plan are nontransferable except upon death, either by the participant’s will or the laws of descent and distribution, or pursuant to a qualified domestic relations order. The Compensation Committee may permit the transfer of an award for no consideration to a participant’s family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members.

Adjustment for Corporate Changes	In the event of stock splits, stock dividends, recapitalizations, reclassifications, mergers, spin-offs or other changes affecting our common stock, the Compensation Committee shall make equitable adjustments to the number of shares of common stock available for grant, as well as to other maximum limitations under the Equity Plan. In addition, the Compensation Committee will equitably adjust the number and kind of shares of stock subject to outstanding awards and the purchase price per share, if any, under any outstanding award in order to preserve the benefits or potential benefits intended to be made available to participants. An equitable adjustment to reflect a corporate transaction is not a prohibited repricing of a stock option or stock appreciation right.

Term	If Proposal No. 3 is approved, no awards may be made under the Equity Plan after May 6, 2013. Awards outstanding on that date will continue in effect in accordance with their terms.

Amendment

We may amend or terminate the Equity Plan at any time. However, we must obtain stockholder approval to:

•         increase the maximum number of shares issuable, or

•         reduce the exercise price of a stock option or stock appreciation right.

Any amendment which under the requirements of any applicable law or stock exchange rule must be approved by our stockholders shall not be effective unless and until we obtain the required stockholder approval. In addition, we may not amend or terminate the Equity Plan without an employee’s consent if it would adversely affect an employee’s rights to previously-granted awards.

Federal Income Tax Consequences

The federal income tax consequences of awards under the Equity Plan may be summarized as follows:

Stock Options: Nonqualified Stock Options	The grant of a nonqualified stock option has no immediate federal income tax effect: the employee will not recognize taxable income and Ambac will not receive a tax deduction.

When the employee exercises the option, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Ambac is required to withhold tax on the amount of income recognized. Ambac will receive a tax deduction equal to the amount of income recognized.

When the employee sells common stock obtained from exercising a nonqualified stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the employee.

Incentive Stock Options

When an employee is granted an incentive stock option, or when the employee exercises the option, the employee will generally not recognize taxable income and Ambac will not receive a tax deduction. However, the excess of the fair market value of the shares acquired over the exercise price is an item of adjustment in computing the alternative minimum taxable income of the employee.

If the employee holds the shares of common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss realized upon disposition of the stock will be treated as long-term capital gain or loss.

If, however, the shares are disposed of during this period, the option will be treated as a nonqualified stock option and the employee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the exercise price (or, if less, the excess of the amount realized upon disposition over the exercise price). The excess, if any, of the sale price over the fair market value of the stock on the date of exercise will be a short-term capital gain. Ambac will only receive a tax deduction, in the year of such a disposition, for the amount includible in the employee’s income as compensation.

Stock Appreciation Rights (“SARs”)	The grant of SARs will not result in the recognition of taxable income by the employee or in a deduction to Ambac. Upon exercise, as employee will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the employee. Ambac is entitled to a corresponding tax deduction when the employee exercises stock appreciation rights. Gain or loss upon a subsequent sale of any shares received upon the exercise of SARs generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold).

Stock Awards

An employee who receives a stock award will not be taxed at the time of award unless the employee makes the special election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code as discussed below. Upon the lapse of the risk of forfeiture or restrictions on transferability applicable to the shares comprising the stock award, the employee will be taxed at ordinary income tax rates on the then fair market value of the shares. Ambac is required to withhold tax on the amount of income so recognized, and a deduction corresponding to the amount of income recognized will be allowable to Ambac (subject to Section 162(m)). The employee’s tax basis in the shares will be equal to the ordinary income so recognized. Upon subsequent disposition of the shares, the employee will realize long-term or short-term capital gain or loss.

Pursuant to Section 83(b) of the Internal Revenue Code, the employee may elect within 30 days of receipt of the stock award to be taxed at ordinary income tax rates on the fair market value of the shares comprising the award at the time of award (determined without regard to any restrictions which may lapse). In that case, the employee will acquire a tax basis in the shares equal to the ordinary income that the employee recognizes at the time of award. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares with respect to which an employee previously made a Section 83(b) election, the employee will not be entitled to a loss deduction.

Restricted Stock Units

The grant of restricted stock units has no immediate federal income tax effect: the employee will not recognize taxable income and Ambac will not receive a tax deduction.

An employee who receives stock units will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock distributed at the time of settlement of the stock units. A corresponding deduction will be allowable to Ambac at that time (subject to Section 162(m)). The employee’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition the Participant will realize long-term or short-term capital gain or loss.

Equity Plan Benefits

Because awards under the Equity Plan are determined by the Committee in its sole discretion, we cannot determine the benefits or amounts that will be received or allocated in the future under the Plan. The table below shows stock options and restricted stock units granted in fiscal 2007 to the individuals and groups indicated. All such awards were made in respect of fiscal 2006 performance. These awards are not necessarily indicative of awards that we may make in the future.

Year Ended December 31, 2007

	Stock Options(1)	Restricted Stock Units(2)
Name and Position		Dollar Value $	Number of Restricted Stock Units

Robert J. Genader	110,000	2,150,071	24,637
Chairman, President and Chief Executive Officer

Sean Leonard	20,500	591,778	6,781
Chief Financial Officer

Douglas Renfield-Miller	35,000	700,080	8,022
Executive Vice President

John W. Uhlein III	35,000	400,046	4,584
Executive Vice President

William McKinnon	13,000	1,075,166	12,320
Senior Managing Director

All Executive Officers as a Group	338,500	7,025,759	80,506
All Non-Executive Officer Employees as a Group	370,550	13,465,725	155,990
All Non-Employee Directors as a Group(3)	0	0	0
(1)	Options awarded to executive officers and certain other senior executives are performance options that have a seven-year term and will vest when the market price of Ambac common stock meets or exceeds specified price targets as described in the footnotes to each award described in the “2007 Outstanding Equity Awards at Fiscal Year-End” table on pages 48 and 49 and, in any event, will vest after six years. Options awarded to other employees have a seven-year term and generally vest over three years.

(2)	Dollar amounts are based on the market value of the underlying common stock on the date of grant. The restricted stock units vest over three years (long-term incentive awards made in January 2007 for performance in 2006) or four years (RSUs resulting from voluntary deferrals of bonus compensation under the Ambac Senior Officer Deferred Compensation SubPlan of the 1997 Equity Plan).

(3)	Non-employee directors are not eligible to participate in the Plan.

Proposal 4: Approve Amendments to the Ambac 1997 Non-Employee Directors Equity Plan

Summary of the Proposal

We are asking for your approval of amendments to the Ambac 1997 Non-Employee Directors Equity Plan (the “Directors Plan”). The Board adopted these amendments on March 25, 2008, subject to our stockholders’ approval at the Annual Meeting. The proposed amendments will:

•	Increase by 200,000 the number of shares that we may issue pursuant to awards under the Directors Plan; these additional shares would be available for future awards of restricted stock units; and

•	Extend the period of time during which can make awards under the Equity Plan by two years, until the date of the annual meeting of stockholders held in 2013.

The 200,000 additional shares that will be available under the Directors Plan, if you approve this Proposal No. 4, represent approximately 0.07% of all currently outstanding shares of Ambac common stock. When this new authorization is combined with the shares that currently remain available under the Plan, we will have approximately a total of 344,403 shares available for new restricted stock unit awards.

Our stockholders originally approved the Directors Plan in 1997. The Directors Plan, as amended, provides for automatic, non-discretionary awards of restricted stock units. We will adjust the number of shares available for issuance under the Directors Plan if there are changes in our capitalization, a merger, or a similar transaction. We may issue new shares or treasury shares or both. Treasury shares are shares that we previously issued and subsequently repurchased and are being held in our treasury.

As originally adopted, 360,000 shares, plus approximately 26,523 unused shares carried forward from the predecessor 1991 director equity plan, were reserved for awards under the Directors Plan. (These amounts have been adjusted to reflect a 2:1 stock split that occurred in 1997 and a 3:2 stock split that occurred in 2000). Of the original authorization, 225,000 shares could be used for awards of restricted stock units. As of the date of this proxy statement, approximately 175,612 shares remain available for new awards under the existing authorization, of which, 144,043 shares may be issued as restricted stock units.

The closing market price for Ambac common stock on April 7, 2008 was $6.21.

These amendments will enable us to continue our equity compensation program for non-employee directors, which has been in effect since 1991. The Board of Directors believes that the Directors Plan has helped Ambac compete for, motivate and retain high caliber non-employee directors. The Board believes that the proposed amendment is critical to our continuing to attract and retain non-employee directors, and that it is in the best interests of Ambac and its stockholders to amend the Directors Plan as proposed.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to approve the proposed amendment to the Directors Plan.

The Board recommends that you vote “FOR” the amendment to Ambac’s 1997

Non-Employee Directors Equity Plan.

Principal Features of the Ambac 1997 Non-Employee Directors Equity Plan

We describe below the principal terms of the Directors Plan, as proposed to be amended. The following description is qualified by reference to the plan document as proposed to be amended, a copy of which is attached to this proxy statement as Appendix C.

Purposes	The purposes of the Plan are to promote our long-term growth and financial success by attracting, motivating and retaining non-employee directors of outstanding ability, and to foster a greater identity of interest between our non-employee directors and our stockholders.

Eligibility	Only directors who are not employees of Ambac or any of our subsidiaries may participate in the Plan. Five of our directors are currently eligible to participate in the Plan: Messrs. Duff, Theobald and Wallace and Ms. Considine and Unger.

Administration	The full Board administers the Plan. The Board will have authority to adopt rules and regulations that it considers necessary or appropriate to carry out the purposes of the Plan and to interpret the Plan.

Shares Available for Plan Awards

As of April 7, 2008 and prior to the requested increase, 175,612 shares remain available for issuance pursuant to future awards under the Directors Plan. Of this amount, a maximum of 144,403 shares may be issued upon settlement of director stock units.

If this Proposal No. 4 is adopted, the number of shares available for issuance for future awards will be increased by 200,000 to an aggregate of 375,612 (determined as of April 7, 2008). All of the additional shares will be available for awards of director stock units, so that the maximum number of shares that may be issued upon settlement of future awards of director stock units will increase to 344,403 (again determined as of April 7, 2008).

Director Stock Units

General	A director stock unit represents the right of a non-employee director to receive one share of common stock upon satisfaction of the conditions to vesting and settlement specified in the Directors Plan. As a holder of director stock units, a director has only the rights of a general unsecured creditor of Ambac. A director is not a shareholder with respect to the shares underlying director stock units unless and until the director stock units convert to shares of common stock.

Five-Year Award	At the annual meeting at which a director is first elected to the Board, the director receives a grant of restricted stock units equal to (A) $210,000 divided by (B) the closing price of Ambac’s common stock on the New York Stock Exchange on that date.

•         The restricted stock units vest in full on the date of the annual meeting held in the fifth year following the date of grant. If a director’s service on the Board terminates by reason of death, permanent disability, retirement or a change in control, the director’s restricted stock units will immediately vest.

•         Upon vesting of an award of restricted stock units, a non-employee director standing for re-election will receive an additional grant of restricted stock units. This means that a grant of restricted stock units equal in value to $210,000 is made to a director every five years.

Annual Award	At each annual meeting, each newly elected or reelected director will automatically receive an annual award of restricted stock units equal to (A) $100,000 divided by (B) the closing price of Ambac’s common stock on the New York Stock Exchange on that date.

•         This annual award of restricted stock units vests as of the date of the next annual meeting. If a director’s service on the Board terminates by reason of death, permanent disability or change in control, the director’s RSUs immediately vest.

•         Directors who are elected other than in connection with an annual meeting (for example, to fill a vacancy) will receive a prorated award of stock options that vest at the first annual meeting following the individual’s election.

No Other Awards	Five-Year Awards and Annual Awards are the only types of awards authorized under the Plan. While the Directors Plan, as originally adopted, provided for grants of restricted stock units and option, the Directors Plan was amended to provide that no options will be granted after the annual meeting of shareholders in 2004.

Limited Transferability	Director stock units are nontransferable except upon death, either by the director’s will or the laws of descent and distribution, or pursuant to a qualified domestic relations order. The Board may permit the transfer of an award for no consideration to a participant’s family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members.

Adjustment for Corporate Changes	In the event of stock splits, stock dividends, recapitalizations, reclassifications, mergers, spin-offs or other changes affecting our common stock, the Board shall make equitable adjustments to the number and kind of shares authorized for issuance under the Directors Plan. In addition, the Board shall make such other adjustments as it deems appropriate.

General	We credit restricted stock units to a bookkeeping account that we maintain for each director. We also credit a director’s account with an amount equal to any dividends paid by Ambac on a number of shares of common stock corresponding to the number of restricted stock units credited to the account; credits will be in the form of additional restricted stock units.

As soon as practicable following vesting, we settle restricted stock units by delivering to the director the equivalent number of shares of common stock. Prior to settlement, directors do not have the rights of a stockholder in any shares corresponding to the restricted stock units.

Term	If this Proposal No. 4 is adopted, the last awards under the Directors Plan will be made in connection with the annual meeting of our stockholders held in 2013. Awards outstanding on the date of the 2013 annual meeting will continue in effect in accordance with their terms.

Amendment	We may amend or terminate the Plan at any time. However, we must obtain stockholder approval to increase the maximum number of shares issuable.

Federal Income Tax Consequences	The federal tax consequences of director stock units are the same as for restricted stock units under the Equity Plan. See the section entitled “Federal Tax Consequences” on page 70.

Benefits of the Ambac 1997 Non-Employee Directors Equity Plan

The table below shows stock options and restricted stock units granted in fiscal 2007 to the individuals and groups indicated under the Plan. The number of restricted stock units corresponding to the five-year and annual awards described above will depend on the market value of our common stock on the date of grant. The number of restricted stock units awarded in 2007 is not necessarily indicative of awards that we may make in the future.

Year Ended December 31, 2007

	Stock Options	Restricted Stock Units
Name and Position		Dollar Value $	Number of Restricted Stock Units

Robert J. Genader (1)	None	None	None
Chairman, President and Chief Executive Officer

Sean Leonard (1)	None	None	None
Chief Financial Officer

Douglas Renfield-Miller	None	None	None
Executive Vice President

John W. Uhlein III (1)	None	None	None
Executive Vice President

William McKinnon(1)	None	None	None
Senior Managing Director

All Executive Officers as a Group (1)	None	None	None
All Non-Executive Officer Employees as a Group (1)	None	None	None
All Non-Employee Directors as a Group	None	720,858	7,608
(1)	None of the named executive officers, executive officers or employees is eligible to participate in the Plan.

Proposal 5: Ratify Selection of KPMG LLP, an Independent Registered Public Accounting Firm, as Independent Auditors for 2008

We are asking you to ratify the Audit and Risk Assessment Committee of the Board of Directors’ selection of KPMG LLP, an independent registered public accounting firm, as Ambac’s independent auditors for 2008. KPMG LLP has served as the independent auditors of Ambac Assurance since 1985 and of Ambac since our incorporation in 1991.

Representatives of KPMG LLP will attend the Annual Meeting to answer your questions. They also will have the opportunity to make a statement if they desire to do so. The work performed by KPMG LLP during 2007 and the related fees are set forth below.

Audit and All Other Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Ambac’s annual financial statements for the years ended December 31, 2007 and December 31, 2006, and fees billed for other services rendered by KPMG LLP during those periods. All of the fees for fiscal years 2007 and 2006 presented below were approved by Ambac’s Audit and Risk Assessment Committee. All such services were pre-approved by the Committee in accordance with the pre-approval policy.

Audit Related Expenses	2007	2006
Audit Fees (1)	$3,069,000	$2,690,000
Audit Related Fees (2)	114,000	74,000
Tax Fees (3)	104,000	96,000
All Other Fees	0	0
Total	$3,287,000	$2,860,000

(1)    Audit fees consisted of audit work performed in connection with the annual and quarterly financial statements, the audit of internal control over financial reporting as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, consents and comfort letters and accounting advice on completed transactions.

(2)    Audit related fees consisted principally of audits of employee benefit plans and certain accounting consultations.

(3)    Tax fees consist principally of tax compliance services and tax advice to Ambac and its UK insurance subsidiaries.

Policy on Audit and Risk Assessment Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit and Risk Assessment Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit and Risk Assessment Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit and Risk Assessment Committee for approval.

1. Audit services include audit work performed in connection with the annual and quarterly financial statements, the audit of internal control over financial reporting as well as work that generally only the independent auditor can reasonably be expected to provide, including consents, comfort letters, statutory audits, and attest services.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, agreed upon procedures and certain consultation regarding financial accounting and/or reporting standards.

3. Tax services include all services performed by the independent auditor for tax compliance and tax advice.

4. Other Fees are those associated with services not captured in the other categories. Ambac generally does not request such services from the independent auditor.

Prior to engagement, the Audit and Risk Assessment Committee pre-approves these services by category of service. The fees are budgeted and the Audit and Risk Assessment Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, any audit services provided by the independent auditor will be pre-approved by the Audit and Risk Assessment Committee or, between meetings of the Audit and Risk Assessment Committee, by its Chairman pursuant to authority delegated by the Audit and Risk Assessment Committee. The Chairman reports all pre-approval decisions made by him at the next meeting of the Audit and Risk Assessment Committee, and he has undertaken to confer with the Audit and Risk Assessment Committee to the extent that any engagement for which his pre-approval is sought is expected to generate fees for the independent auditor in excess of $100,000.

The Board recommends that you vote “FOR” the ratification of the selection of KPMG LLP,

an independent registered public accounting firm, as independent auditors for 2008.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

The Governance Committee will consider director candidates recommended by shareholders. The Governance Committee has established criteria for director candidates, which is discussed in more detail above on page 15.

Under our By-laws, if you wish to nominate a director or bring other business before the stockholders:

•	You must notify the Corporate Secretary in writing not less than 60 days nor more than 90 days before the Annual Meeting.

•	If we give you less than 70 days notice of the meeting date, however, you may notify us within 10 days after the notice was mailed or publicly disclosed.

•	Your notice must contain the specific information required in our By-laws.

Please note that these By-laws requirements relate only to matters you wish to bring before your fellow stockholders at an Annual Meeting. They do not apply to proposals that you wish to have included in our proxy statement.

If you wish to submit proposals to be included in our 2009 proxy statement, we must receive them on or before Friday, December 19, 2008. Please address your proposals to: Anne Gill Kelly, Corporate Secretary, Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004.

If you would like a copy of our By-laws, we will send you one without charge. Please write to the Corporate Secretary of Ambac.

By order of the Board of Directors,

Anne Gill Kelly Managing Director, Corporate Secretary and Assistant General Counsel

April 21, 2008

Appendix A

Policy Regarding Determination of Independence

The Board of Directors of Ambac Financial Group, Inc. (together with its consolidated subsidiaries, “Ambac”), will determine which of its members are independent for purposes of the NYSE rules on an annual basis at the time the Board approves director nominees for inclusion in the proxy statement issued in connection with the annual meeting of shareholders and, if a director is appointed to the Board between annual meetings, at the time of such appointment. In addition, the Board will reconsider a director’s status if his or her employment changes. The Board may determine a director to be independent only if the Board affirmatively determines that the director has no material relationship with Ambac (either directly or as a director, partner, shareholder and/or officer of an organization that has a relationship with Ambac).

The Board, pursuant to the recommendation of the Governance Committee, has established the following standards to assist it in determining independence. However, if a director has a relationship that violates any standard in Paragraphs A or C, then that director will not be considered independent, regardless of whether the relationship would otherwise be deemed not material by any other standard. In the context of the other standards, the fact that a particular relationship or transaction either is not addressed or exceeds the thresholds shall not create a presumption that the director is or is not independent. In that case, the Board will determine whether, after taking into account all relevant facts and circumstances, relationships or transactions that are not addressed or that exceed the thresholds are, in the Board’s judgment, material, and therefore whether the affected director is independent.

Employment/Other Compensation

A.	In no event will a director be considered independent IF within the preceding three (3) years:

Employment by Ambac

1.	the director was employed by Ambac or has an immediate family member (as defined below) who is or has been employed by Ambac as an executive officer (as defined below); or

Direct Compensation from Ambac

2.	the director, or an immediate family member of the director, received more than one hundred thousand dollars ($100,000) per year in direct compensation from Ambac (not including directors’ fees and pension or other forms of deferred compensation for prior service with Ambac); or

Employment by Ambac’s Independent Auditor

3.	the director was affiliated with or employed by Ambac’s independent auditor or an immediate family member was affiliated with or employed by Ambac’s independent auditor as a partner, principal, manager, or in any other professional capacity; or

Compensation Committee Interlock

4.	the director or an immediate family member was employed as an executive officer by a company where an executive officer of Ambac was on the Compensation Committee of that company’s board of directors.

Directors’ Fees

B.	The receipt by a director of director and committee fees, including regular benefits received by other directors, and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service), from Ambac shall not be deemed to be a material relationship or transaction that would cause such director not to be independent.

Transactions and Other Business Relationships

Payments for Property or Services by a Director-Affiliated Entity

C.	A director will NOT be considered independent if such director is a current employee of, or has an immediate family member who is an executive officer of another company or tax-exempt organization that has made payments to, or received payments from, Ambac for property or services in an amount which, in any of the last three fiscal years of the other company, has exceeded the greater of one million dollars ($1,000,000) or two percent (2%) of such other company’s consolidated gross revenues.

D.	The following commercial relationships will NOT be considered to be material relationships that would impair a director’s independence:

Indebtedness

1.	a director or an immediate family member of a director of Ambac is an executive officer of another company or tax-exempt organization which is indebted to Ambac, or to which Ambac is indebted, and the total amount of either organization’s indebtedness to the other is less than the greater of one million dollars ($1,000,000) or one percent (1%) of the total consolidated assets of the organization for which he or she serves as an executive officer; or

Ordinary Course of Business Transactions

2.	a director or an immediate family member of a director is an executive officer of a company or other organization that has a business relationship with Ambac including, but not limited to underwriting financial guarantee insurance, trading in securities or derivatives and co-investment in financial transactions and the relationship is made or extended on terms and under circumstances that are substantially similar to those prevailing at the time with unrelated third parties; provided however, that Ambac’s gross fee revenues from such transactions (together with other payments for property or services in the applicable fiscal year, if any), do not exceed the threshold set forth in Paragraph C above.

Director Interests in Parties Transacting with Ambac

E.	A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Ambac shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

Directors of Companies Transacting with Ambac

F.	A relationship arising solely from a director’s position as a director or advisory director of another company or tax-exempt organization that engages in a transaction with Ambac shall not be deemed a material relationship or transaction that would cause a director not to be independent.

Contributions to Tax-Exempt Organizations

G.	It will not be considered a material relationship that would impair a director’s independence if a director of Ambac, or a director’s spouse, serves as an executive officer of a tax-exempt organization, and Ambac’s discretionary charitable contributions to the organization, in the aggregate, are less than five percent (5%) or two hundred thousand dollars ($200,000), whichever is greater, of that organization’s latest, publicly available, gross revenues.

Extension of Credit

H.	Ambac will not make any personal loans or extensions of credit to directors or executive officers.

Other

I.	Any other relationship or transaction that is not covered by any of the standards listed above and in which the amount involved does not exceed $120,000 in any fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent.

Disclosure of Material Circumstances

J.	To help maintain the independence of the Board, all directors are required to deal at arms length with Ambac and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

Definitions:

K.	For purposes of this policy:

1.	“Executive Officer” means an entity’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), and any vice-president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making function, or any other person who performs similar policy-making functions for the entity. In the case of any entity whose executive officers are subject to Section 16 of the Securities Exchange Act of 1934, those individuals (and only those individuals) whom the entity identifies as its executive officers for purposes of Section 16 shall be considered executive officers of the entity for purposes of these independence standards.

2.	“Immediate family members” of a director mean the director’s spouse, parents, children, step-parents, step-children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the directors’ home. When applying the look-back provisions of the standards, persons who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.

Appendix B

AMBAC 1997 EQUITY PLAN

(amended as of ^June 3, 2008)

1.	Purposes

The purposes of the Ambac 1997 Equity Plan (the “Plan”) are to attract, retain and motivate key employees of the Company, to compensate them for their contributions to the growth and profits of the Company and to encourage them to own Common Stock.

2.	Definitions

For purposes of the Plan, the following terms shall be defined as follows:

“Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3(d).

“Ambac” means Ambac Financial Group, Inc., a Delaware corporation.

“Award” means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Units, Performance Units or Other Awards.

“Award Agreement” means a written document approved in accordance with Section 3 which sets forth the terms and conditions of the Award to the Participant. An Award Agreement may be in the form of a certificate issued by Ambac or one of its Subsidiaries which is executed by an officer on behalf of Ambac or such Subsidiary but does not require the signature of the Participant.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations (including any proposed regulations) thereunder.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. The Committee shall consist of at least two individuals and shall serve at the pleasure of the Board.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Company” means Ambac and its Subsidiaries.

“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

“Excluded Individual” means (i) any individual who is designated by the Company at the time of hire as not eligible to participate in the Plan or (ii) any individual who is treated or designated by the Company as an independent contractor, leased employee (including, without limitation, a “leased employee” as defined in Section 414(n) of the Code) or consultant. Excluded Individuals are not eligible to participate in or receive benefits under the Plan. If any Excluded Individual pursuant to the preceding clauses (i) or (ii) shall be determined by a court or federal, state or local regulatory or administrative authority to have served as a common law employee of the Company, such determination shall not alter such person’s status as an Excluded Individual for purposes of the Plan

“Fair Market Value” means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the average of the highest and the lowest quoted selling price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

“Incentive Stock Option” means a Stock Option which is an “incentive stock option” within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Agreement.

“Nonqualified Stock Option” means a Stock Option which is not an Incentive Stock Option.

“Other Award” means any other form of award authorized under Section 13 of the Plan.

“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

“Performance Unit” means a performance unit granted to an Eligible Individual pursuant to Section 12 hereof.

“Predecessor Plan” means the AMBAC Inc. 1991 Stock Incentive Plan, as amended.

“Restoration Option” means a Stock Option that is awarded upon the exercise of a Stock Option earlier awarded under the Plan or the Predecessor Plan (an “Underlying Option”) for which the exercise price is paid in whole or in party by tendering shares of Common Stock owned by the Participant, where such Restoration Option (i) covers a number of shares of Common Stock no greater than the number of shares tendered in payment of the exercise price of the Underlying Option plus the number of shares withheld to pay taxes arising upon such exercise, (ii) the expiration date of the Restoration Option is no later than the expiration date of the Underlying Option and (iii) the exercise price per share of the Restoration Option is no less than the Fair Market Value per share of Common Stock on the date of exercise of the Underlying Option.

“Restricted Stock Unit” means a restricted stock unit granted to an Eligible Individual pursuant to Section 11 hereof.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.

“Stock Award” means a share of Common Stock granted to an Eligible Individual for no consideration other than the provision of services or offer for sale to an Eligible Employee at a purchase price determined by the Committee, in either case pursuant to Section 10 hereof.

“Stock Option” means an Award to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 hereof, which Award may be either an Incentive Stock Option or a Nonqualified Stock Option.

“Subsidiary” means (i) a corporation or other entity with respect to which Ambac, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which Ambac, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

“Substitute Award” means an Award granted in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity.

3.	Administration of the Plan

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof:

(i) to select Participants from the Eligible Individuals;

(ii) to make Awards in accordance with the Plan;

(iii) to determine the number of shares of Common Stock subject to each Award or the cash amount payable in connection with an Award;

(iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of a Participant’s termination of employment with the Company, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not, without the consent of the Participant, prejudicial to the rights of such Participant in such Award;

(v) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards;

(vi) to construe and interpret any Award Agreement delivered under the Plan;

(vii) to prescribe, amend and rescind rules and procedures relating to the Plan;

(viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions;

(ix) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan;

(x) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

(xi) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

(b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d) Delegation of Authority. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to Eligible Individuals who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) under Section 16 of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

(e) Liability of Committee. No member of the Committee shall be liable for any action nor determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in Ambac’s Certificate of Incorporation and the By-laws as they may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(f) Action by the Board. Anything in the Plan to the contrary notwithstanding, any authority or responsibility which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.	Effective Date and Term

The Plan became effective on May 15, 1997 after approval by the Board and the stockholders of Ambac in 1997. ^No Awards may be granted under the Plan after May 6, 2013.

5.	Shares of Common Stock Subject to the Plan

(a) General. Subject to adjustment as provided in Section 15(b) hereof, the number of shares of Common Stock that may be issued pursuant to Awards under the Plan (the “Section 5 Limit”) shall not exceed, in the aggregate:

(I) ^20,000,000 shares; plus

(II) the number of shares of Common Stock that remain available for issuance under the Predecessor Plan as of the date this Plan is approved by the stockholders of the Company (increased by any shares of Common Stock subject to any award (or portion thereof) outstanding under the Predecessor Plan on such date which lapses, expires or is otherwise terminated without the issuance of such shares or is settled by the delivery of consideration other than shares).

Shares issued under this Plan may be either authorized but unissued shares, treasury shares or any combination thereof.

(b) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for issuance, the following shares shall be added back to the Section 5 Limit and again be available for Awards:

(x) The number of shares tendered to pay the exercise price of a Stock Option or other Award; and

(y) The number of shares withheld from any Award to satisfy a Participant’s tax withholding obligations or, if applicable, to pay the exercise price of a Stock Option or other Award.

In addition, any shares underlying Substitute Awards shall not be counted against the Section 5 Limit and shall not be subject to Section 5(c) below.

(c) Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 15(b) below, the following special limits shall apply to shares of Common Stock available for Awards under the Plan:

(i) The maximum number of shares that may be issued in the form of Stock Awards, or issued upon settlement of Restricted Stock Units or Other Awards, shall equal ^6,400,000 shares, of which no more than a number of shares equal to 10% of the Section 5 Limit shall be in the form of Other Awards, provided, however, that any such Stock Awards, Restricted Stock Units or Other Awards that are issued in lieu of cash compensation that otherwise would be paid to a Participant, or in satisfaction of any other obligation owed by the Company to a Participant, shall not be counted against such limitation; and

(ii) The maximum number of shares of Common Stock that may be subject to Stock Options or Stock Appreciation Rights granted to any Eligible Individual in any fiscal year of the Company shall equal 600,000 shares plus any shares which were available under this Section 5(c) (ii) for Awards of Stock Options or Stock Appreciation Rights to such Eligible Individual in any prior fiscal year but which were not covered by such Awards.

(d) No Further Awards under Predecessor Plan. From and after the date this Plan is approved by the stockholders of the Company, no further awards shall be made under the Predecessor Plan.

6.	Eligible Individuals

Awards may be granted by the Committee to individuals (“Eligible Individuals”) who are: (i) officers or other key employees of the Company; (ii) employees of joint ventures, partnerships or similar business organizations in which the Company has a direct or indirect equity interest; and individuals who provide services to any joint ventures or business organizations in which the Company may participate in the future. Excluded Individuals are not eligible to receive Awards under the Plan. Members of the Committee will not be eligible to receive Awards under the Plan. An individual’s status as an Administrator will not affect his or her eligibility to participate in the Plan.

7.	Awards in General

(a) Types of Award and Award Agreement. Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Units, Performance Units or Other Awards. Any Award described in Sections 8 through 13 of the Plan may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards may be made in combination with, in replacement of, or as alternatives to grants of rights under any other employee compensation plan of the Company, including the plan of any acquired entity, or may be granted in satisfaction of the Company’s obligations under any such plan.

(b) Terms Set Forth in Award Agreement. The terms and provisions of an Award shall be set forth in a written Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Stock Option, Stock Appreciation Right or other Award first becomes exercisable.

(c) Termination of Employment and Change in Control. The Committee shall also have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant’s termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an Award. The date of a Participant’s termination of employment for any reason shall be determined in the sole discretion of the Committee. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of Ambac on the vesting, exercisability, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Agreement or determined at a subsequent time.

(d) Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Awards, which payments can either be paid currently or deemed to have been reinvested in shares of Common Stock, and can be made in Common Stock, cash or a combination thereof, as the Committee shall determine.

8.	Stock Options

(a) Terms of Stock Options Generally. A Stock Option shall entitle the Participant to whom the Stock Option was granted to purchase a specified number of shares of Common Stock during a specified period at a price that is determined in accordance with Section 8(b) below. Stock Options may be either Nonqualified Stock Options or Incentive Stock Options. The Committee will fix the vesting and exercisability conditions applicable to a Stock Option, provided that no Stock Option shall vest sooner than one year from the date of grant (subject to early vesting, if so provided by the Committee, upon death, disability, termination of employment or a change in control of the Company.

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant; provided, however, that the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant (or it the exercise price is not fixed on the date of grant, then on such date as the exercise price is fixed); and provided further, that, except as provided in Section 15(b) below, the exercise price per share of Common Stock applicable to a Stock Option may not be adjusted or amended, including by means of amendment, cancellation or the replacement of such Stock Option with a subsequently awarded Stock Option. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of award, provided that the excess of:

(i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over

(ii) the aggregate exercise price thereof,

does not exceed the excess of:

(iii) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

(iv) the aggregate exercise price of such shares.

(c) Option Term. The term of each Stock Option shall be fixed by the Committee and shall not exceed ten years from the date of grant.

(d) Method of Exercise. Subject to the provisions of the applicable Award Agreement, the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof and, if the applicable Award Agreement so provides or the Committee otherwise so determines, in whole or in part through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, the Stock Option may also be exercised through a “cashless exercise” procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option.

9.	Stock Appreciation Rights

(a) General. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to the payment specified in the applicable Award Agreement, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of shares of Common Stock for which the Stock Appreciation Right is exercised, over the exercise price for such Stock Appreciation Right specified in the applicable Award Agreement. The exercise price per share of Common Stock covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant; provided, however, that, except as provided in Section 9(b) below, the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant (or if the exercise price is not fixed on the date of grant, then on such date as the exercise price is fixed); and provided further, that, except as provided in Section 15(b) below, the exercise price per share of Common Stock subject to a Stock Appreciation Right may not be adjusted or amended, including by means of amendment, cancellation or the replacement of such Stock Appreciation Right with a subsequently awarded Stock Appreciation Right. Notwithstanding the foregoing, the exercise price per share of a Stock Appreciation Right that is a Substitute Award may be less than the Fair Market Value per share on the date of award, provided, that such exercise price is not less than the minimum exercise price that would be permitted for an equivalent Stock Option as determined in accordance with

Section 8(b) above. At the sole discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock having an aggregate Fair Market Value as of the date of exercise equal to such amount, or in a combination of cash and shares having an aggregate value as of the date of exercise equal to such amount.

(b) Stock Appreciation Rights in Tandem with Stock Options. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option. A Stock Appreciation Right granted in tandem with a Stock Option may be granted either at the same time as such Stock Option or subsequent thereto. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option (which, in the case of a Stock Appreciation Right granted after the grant of the related Stock Option, may be less than the Fair Market Value per share on the date of grant of the tandem Stock Appreciation Right). Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercise.

10.	Stock Awards

(a) General. A Stock Award shall consist of one or more shares of Common Stock granted to a Participant for no consideration other than the provision of services (or, if required by applicable law in the reasonable judgment of the Company, for payment of the par value of such shares). Stock Awards shall be subject to such restrictions (if any) on transfer or other incidents of ownership for such periods of time, and shall be subject to such conditions of vesting, as the Committee may determine and as shall be set forth in the applicable Award Agreement.

(b) Distributions. Any shares of Common Stock or other securities of the Company received by a Participant to whom a Stock Award has been granted as a result of a stock distribution to holders of Common Stock or as a stock dividend on Common Stock shall be subject to the same terms, conditions and restrictions as such Stock Award.

11.	Restricted Stock Units

An Award of Restricted Stock Units shall consist of a grant of units, each of which represents the right of the Participant to receive one share of Common Stock, subject to the terms and conditions established by the Committee in connection with the Award and set forth in the applicable Award Agreement. Upon satisfaction of the conditions to vesting and payment specified in the applicable Award Agreement, Restricted Stock Units will be payable in Common Stock or, if the Committee so determines, in cash, equal to the Fair Market Value of the shares subject to such Restricted Stock Units. Restricted Stock Units that are granted to an Eligible Individual in respect of corporate performance shall vest no sooner than one year from the date of grant, and Restricted Stock Units that are granted in connection with hiring or retention arrangements between the Company and a Participant shall vest no sooner than three years from the date of grant (subject, in either case, to early vesting, if so provided by the Committee, upon death, disability, termination of employment or a change in control of the Company).

12.	Performance Units

Performance units may be granted as fixed or variable share- or dollar-denominated units subject to such conditions of vesting and time of payment as the Committee may determine and as shall be set forth in the applicable Award Agreement relating to such Performance Units. Performance Units may be paid in Common Stock, cash or a combination of Common Stock and cash, as the Committee may determine.

13.	Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Common Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

14.	Certain Restrictions

(a) Transfers. Unless the Committee determines otherwise, no Award shall be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a Participant’s family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, “Permitted Transferees”). Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. The Committee may in its discretion permit transfers of Awards other than those contemplated by this Section.

(b) Exercise. During the lifetime of the Participant, a Stock Option, Stock Appreciation Right or similar-type Other Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Stock Option, Stock Appreciation Right or Other Award has been transferred in accordance with Section 14(a).

15.	Recapitalization or Reorganization

(a) Authority of the Company and Stockholders. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Agreement, the number and kind of shares authorized for issuance under Section 5(a) above, including the maximum number of shares available under the special limits provided for in Section 5(c) above, shall be equitably adjusted by the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award shall be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. All adjustments provided for in this Section 15(b) shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

16.	Amendments

The Board or Committee may at any time and from time to time alter, amend, suspend or amend the Plan in whole or in part; provided, however, that any amendment which under the requirements of any applicable law or stock exchange rule must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law or rule; and provided further, that, except as contemplated by Section 15(b) above, the Board or Committee may not, without the approval of the Company’s stockholders, increase the maximum number of shares issuable under the Plan or reduce the exercise price of a Stock Option or Stock Appreciation Right. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been granted, adversely affect the rights of such Participant under such Award. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Award under the Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

17.	Miscellaneous

(a) Tax Withholding. The Company may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any Federal, state or local tax withholding requirements. The Company shall also have the right to deduct from all cash payments made pursuant to or in connection with any Award any Federal, state or local taxes required to be withheld with respect to such payments. The Company will not exercise this right in circumstances where the participant’s employment is located outside of the United States at the time of exercise or settlement, the participant is subject to income tax in that foreign jurisdiction, and there is no legal requirement on the Company to withhold tax and remit it to the revenue authority in that foreign jurisdiction. In the case of an Award payable in shares of Common Stock, the Company may permit such individual to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares of Common Stock that would otherwise be received by such individual, pursuant to such rules as the Committee may establish from time to time.

(b) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee of the Company any right to continued employment with the Company or interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause.

(c) Other Compensation. Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under the Company’s other compensation and benefit plans and programs.

(d) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(e) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment or settlement of any Award, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to Awards hereunder.

(f) Securities Law Restrictions. The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

(g) Compliance with Rule 16b-3. Notwithstanding anything contained in the Plan or in any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

(h) Award Agreement. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(i) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(j) Application of Funds. The proceeds received from the Company from the sale of Common Stock or other securities pursuant to Awards will be used for general corporate purposes.

(k) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

Appendix C

AMBAC FINANCIAL GROUP, INC.

1997 NON-EMPLOYEE DIRECTORS EQUITY PLAN

(as amended through ^June 3, 2008)

1.	Purpose

The purpose of the Ambac Financial Group, Inc. 1997 Non-Employee Directors Equity Plan (the “Plan”) is to promote the long-term growth and financial success of the Company by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s non-employee directors and its stockholders.

The Plan replaces the AMBAC Inc. 1991 Non-Employee Directors Stock Plan (the “Predecessor Plan”). From and after the effective date of the Plan as provided in Section 11 below, no further awards shall be made under the Predecessor Plan.

2.	Definitions

For purposes of the Plan, the following terms shall be defined as follows:

“Annual Award” means an Award of Director Options (made in respect of Annual Meetings up to and including the 2003 Annual Meeting) or Director Annual Stock Units (made in respect of Annual Meetings beginning with the 2004 Annual Meeting), in each case as provided in Section 7 below.

“Annual Meeting” means an annual meeting of the Company’s stockholders.

“Award” means any or all (as the context requires) of Director Annual Stock Units, Director Five-Year Stock Units and Director Options.

“Board” means the Board of Directors of the Company.

“Change in Control” means:

(i) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Common Stock then outstanding, but shall not include any such acquisition by:

(A) the Company;

(B) any Subsidiary of the Company;

(C) any employee benefit plan of the Company or of any Subsidiary of the Company;

(D) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan;

(E) any Person who as of January 31, 1996 was the beneficial owner of 15% or more of the shares of Common Stock outstanding on such date unless and until such Person, together with all affiliates and associates of such Person, becomes the beneficial owner of 25% or more of the shares of Common Stock then outstanding whereupon a Change in Control shall be deemed to have occurred; or

(F) any Person who becomes the beneficial owner of 20% or more, or, with respect to a Person described in clause (E) above, 25% or more, of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the beneficial owner of 20% or more, or 25% or more, as the case may be, of the then outstanding shares of Common Stock, acquires beneficial ownership of additional shares of Common Stock representing 1% or more of the shares of Common Stock then outstanding, whereupon a Change in Control shall be deemed to have occurred or

(ii) individuals who, as of the date this Plan is approved by the Board, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended (other than any subsequently elected members whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board), cease for any reason to constitute at least a majority of such Board; or

(iii) approval by the stockholders of the Company of (A) a merger or consolidation of the Company with any other corporation, (B) the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any Subsidiary) pursuant to applicable stock exchange requirements, or (C) sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of common stock and 70% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock.

“Common Stock” means the Common Stock of the Company, par value $.01 per share, or such other class or kind of shares or other securities as may be applicable under Section 13 below.

“Company” means Ambac Financial Group, Inc., a Delaware corporation, or any successor to substantially all its business.

“Director Account” means the bookkeeping record established for each Non-Employee Director. A Director Account is established only for purposes of measuring the value of the Company’s obligation to a Non-Employee Director in respect of Director Stock Units and earnings thereon and not to segregate assets or to identify assets that may be used to settle Director Stock Units.

“Director Annual Stock Unit” means a restricted stock unit granted to a Non-Employee Director pursuant to Section 7 hereof.

“Director Five-Year Stock Unit” means a restricted stock unit granted to a Non-Employee Director pursuant to Section 6 hereof.

“Director Option” means a right to purchase shares of Common Stock granted to a Non-Employee Director pursuant to Section 7 hereof.

“Director Stock Unit” means either a Director Five-Year Stock Unit or a Director Annual Stock Unit. A Director Stock Unit shall represent the right to receive one share of Common Stock upon satisfaction of the conditions to vesting and settlement specified in the Plan. Director Stock Units shall be settled exclusively in Common Stock.

“Effective Date” means the effective date of the Plan provided for in Section 11 below.

“Fair Market Value” means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, on such automated quotation system, in any such case on the valuation date (or if there were no sales on the valuation date, the closing price as reported on such composite tape or automated quotation system for the most recent day during which a sale occurred).

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its subsidiaries.

“Permanent Disability” means a physical or mental impairment rendering a Non-Employee Director substantially unable to function as a member of the Board for any period of six consecutive months. Any dispute as to whether a Non-Employee Director is Permanently Disabled shall be resolved by a physician mutually acceptable to the Non-Employee Director and the Company, whose decision shall be final and binding upon the Non-Employee Director and the Company.

“Person” means any individual, firm, corporation, partnership or other entity.

“Predecessor Plan” has the meaning set forth in Section 1 above.

“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

3.	Administration

(a) Administration by the Board. The Plan shall be administered by the Board, which may adopt rules and regulations it considers necessary or appropriate to carry out the Plan’s purposes. The Board’s interpretation and construction of any Plan provision shall be final and conclusive. The Board may, but need not, from time to time delegate some or all of its authority under the Plan to a committee consisting of one or more members of the Board, any such delegation to be subject to the restrictions and limits that the Board specifies at the time of such delegation or thereafter. References in the Plan to the “Board” shall, to the extent consistent with the terms and limitations of any such delegation, be deemed to include a reference to any such committee to which the Board’s authority hereunder has been delegated.

(b) Award Certificate. The terms and conditions of each grant of Director Stock Units and Director Options under the Plan shall be embodied in an award agreement or award certificate which shall incorporate the Plan by reference, shall indicate the date on which the Director Stock Units or Director Options were granted and the number of Director Stock Units or Director Options granted on such date.

4.	Shares Available

Subject to the provisions of Section 13 below, the maximum number of shares of Common Stock which may be issued under the Plan (the “Section 4 Limit”) shall be ^560,000 shares plus the number of shares of Common Stock that remain available for issuance under the Predecessor Plan as of the date the Plan is approved by the stockholders of the Company (increased by any shares of Common Stock subject to any Award (or portion thereof) outstanding under the Predecessor Plan on such date which lapses, expires or is otherwise terminated without the issuance of such shares or is settled by the delivery of consideration other than shares). Subject to Section 13 below, of the shares of Common Stock available for issuance under the Plan, no more than ^425,000 shares may be issued upon settlement of Director Stock Units. For purposes of determining the number of shares of Common Stock that remain available for issuance, there shall be added back to the Section 4 Limit and again be available under the Plan any shares of Common Stock tendered to pay the exercise price of a Director Option. Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the Plan.

5.	Eligibility

Director Stock Units and Director Options shall be granted only to Non-Employee Directors.

6.	Director Five-Year Stock Units

(a) Grants of Director Five-Year Stock Units. Director Five-Year Stock Units shall be awarded under the Plan as follows:

(i) On the date of the Annual Meeting coincident with or first succeeding a Non-Employee Director’s initial election to the Board (or re-election to the Board after a period during which the Non-Employee Director did not serve on the Board), the Non-Employee Director shall receive a grant of a number of Director Five-Year Stock Units calculated by dividing (x) $210,000, by (y) the Fair Market Value of one share of Common Stock on the date of the relevant Annual Meeting.

(ii) As of the date of the Annual Meeting that is closest in time to the applicable vesting date of any Director Five-Year Stock Units in accordance with Section 6(b)(i) below, or the vesting date of any restricted shares under the Predecessor Plan in accordance with Section 6(c)(i) thereof, a Non-Employee Director shall receive an additional grant of Director Five-Year Stock Units (an “Additional Grant”), provided that (A) the Annual Meeting as of which the Additional Grant is to be made occurs during the term of the Plan as set forth in Section 11 below, and (B) the Non-Employee Director is standing for re-election at such Annual Meeting. The number of Director Five-Year Stock Units included in such Additional Grant shall be calculated by dividing (x) $210,000, by (y) the Fair Market Value of one share of Common Stock on the date of the relevant Annual Meeting in connection with which the Additional Grant is made.

(b) Vesting; Accelerated Vesting; Deferral.

(i) Director Five-Year Stock Units granted in respect of a given Annual Meeting, and any additional Director Five-Year Stock Units credited to a Director Account in respect of earnings or other distributions on such Director Five-Year Stock Units as provided in Section 6(c), shall vest on the fifth anniversary of the date of grant and shall be settled as soon as practicable thereafter, provided that the Non-Employee Director shall have remained a member of the Board continuously from the date of grant until the earlier of (A) such fifth anniversary or (B) if the Non-Employee Director declines to stand for re-election to the Board at the Annual Meeting held in the fifth calendar year following the date of grant, the date of such Annual Meeting.

(ii) Notwithstanding the provisions of Section 6(b)(i) above, all Director Five-Year Stock Units granted to a Non-Employee Director shall immediately vest upon the first to occur of (A) a Non-Employee Director ceasing to be a member of the Board as a result of retirement from the Board in accordance with the retirement policy then applicable to Board members, (B) a Non-Employee Director ceasing to be a member of the Board as a result of death or Permanent Disability or (C) subject to the following sentence, a Change in Control of the Company, and shall be settled as soon as practicable thereafter. Notwithstanding the preceding sentence, if any Person commences a tender offer for shares of Common Stock which, if successfully completed, would result in a Change in Control, then all Director Five-Year Stock Units granted to a Non-Employee Director shall vest and be settled immediately prior to the scheduled expiration of such tender offer, and the Company shall have instituted procedures to enable the Non-Employee Director, if he so desires, to tender the shares issued upon settlement of such Director Five-Year Stock Units into such offer.

(c) Forfeiture of Grant. Except as provided in Section 6(b)(ii) above, all Director Five-Year Stock Units shall be forfeited, and all rights of the Non-Employee Director to or with respect to such Director Stock Units shall terminate without any obligation on the part of the Company, upon the termination of a Non-Employee Director’s service as a member of the Board prior to the date on which such Director Five-Year Stock Units vest in accordance with Section 6(b)(i) above.

7.	Annual Awards

(a) General. As of the date of each Annual Meeting, commencing with the 1997 Annual Meeting, each Non-Employee Director shall automatically receive an Award of Director Options or Director Annual Stock Units as provided in this Section 7. A Director Option shall entitle a Non-Employee Director to purchase a specified number of shares of Common Stock during a specified period at an exercise price per share of Common Stock determined as provided below. All Director Options provided for herein shall have the general terms and conditions set forth in Section 9 below.

(b) Grants of Director Options. As of the date of each Annual Meeting, commencing with the 1997 Annual Meeting, each Non-Employee Director shall automatically receive Director Options to purchase 3,750 shares of Common Stock provided that the Non-Employee Director shall continue to serve as a director of the Company after such Annual Meeting, provided, however, that beginning with the 2004 Annual Meeting, no further Awards of Director Options shall be made. The exercise price per share of Common Stock of each Director Option provided for in this Section 7(b) shall be the Fair Market Value of one share of Common Stock on the date of the relevant Annual Meeting.

(c) Grants of Director Annual Stock Units. As of the date of each Annual Meeting, commencing with the 2004 Annual Meeting, each Non-Employee Director shall automatically receive a number of Director

Annual Stock Units determined by dividing (i) ^$100,000 by (ii) the Fair Market Value of one share of Common Stock on the date of the relevant Annual Meeting.

(d) Grants to New Directors. A Non-Employee Director who is initially elected or appointed to the Board other than in connection with an Annual Meeting shall receive, as of the date of such initial election or appointment, (i) if such appointment is made prior to the 2004 Annual Meeting, Director Options to purchase a number of shares determined by multiplying 3,750 by a fraction (the “Proration Fraction”), the numerator of which is the number of full months remaining until the next Annual Meeting (starting with the month following the date of election or appointment and counting the month in which the next Annual Meeting is scheduled to occur as a full month) and the denominator of which is 12 and (ii) if such appointment is made after the 2004 Annual Meeting, a number of Director Annual Stock Units calculated by multiplying (x) the number of Director Annual Stock Units that were awarded to each Non-Employee Director in connection with the immediately preceding Annual Meeting, times (y) the Proration Fraction. (If the date of the next Annual Meeting has not been scheduled at the time of the Non-Employee Director’s initial election or appointment, it shall be assumed that the next Annual Meeting will occur in the same month as the immediately preceding Annual Meeting.) The exercise price per share of Common Stock of each Director Option provided for in this Section 7(d) shall be the Fair Market Value of one share of Common Stock on the date of the Non-Employee Director’s election or appointment to the Board.

(e) Vesting. Annual Awards shall vest as of the first anniversary of the date of grant, assuming that the Non-Employee Director has continued to serve as a member of the Board until the earlier of (A) such first anniversary or (B) if the Non-Employee Director declines to stand for reelection to the Board at the Annual Meeting held in the calendar year following the date of grant, the date of such Annual Meeting. Notwithstanding the preceding sentence, all Annual Awards shall be considered fully vested upon the earlier to occur of (X) termination of the Non-Employee Director’s service on the Board by reason of death or Permanent Disability or (Y) a Change in Control, provided, however, that if any Person commences a tender offer for shares of Common Stock which, if successfully completed, would result in a Change in Control, then all Annual Awards granted to a Non-Employee Director shall vest and, in the case of Director Annual Stock Units, be settled, immediately prior to the scheduled expiration of such tender offer, and the Company shall have instituted procedures to enable the Non-Employee Director, if he so desires, to tender the shares issued upon the exercise of Director Options or upon the settlement of Director Annual Stock Units into such offer.

8.	General Terms and Conditions of Director Stock Units

(a) Accounts. As of any date as of which a Non-Employee Director is granted Director Stock Units, the Director Account of such Non-Employee Director will be credited with the number of Director Stock Units so granted. In the event that the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, each Director Account will be credited with an additional number of Director Stock Units (including fractions thereof) determined by dividing (A) the amount of cash, or the value (as determined by the Board) of any securities or other property, paid or distributed in respect of one outstanding share of Common Stock by (B) the Fair Market Value of a share of Common Stock for the date of such payment or distribution, and multiplying the result of such division by (C) the number of Director Stock Units that were credited to the Director Account immediately prior to the date of the dividend or other distribution. Credits shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock.

(b) Notwithstanding the provisions of Sections 6(b)(i), 6(b)(ii) and 7(e) above, a Non-Employee Director may elect to defer settlement of any or all Director Stock Units to a date subsequent to the vesting date of such Director Stock Units, provided that no such deferral may extend beyond the earlier of (i) the

Non-Employee Director’s termination of service on the Board or (ii) the Non-Employee’s death. Settlement of any deferred Director Stock Units shall be made on or as soon as practicable following the date specified by the Non-Employee Director in the relevant deferral election or, if applicable, the earlier of the dates specified in clauses (i) and (ii) of the preceding sentence.

(c) Delivery of Share Certificates. As soon as practicable following the vesting of Director Stock Units as provided in Sections 6(b)(i), 6(b)(ii) or 7(e) above, or the date for deferred settlement as provided in Section 8(b) above, Director Stock Units shall be settled either by: (i) delivery to the Non-Employee Director of a share certificate for the number of shares corresponding to such Director Stock Units (any fractional Director Stock Unit shall be rounded up to the next whole Director Stock Unit) or (ii) the transfer of the corresponding number of shares equal to the number of Director Stock Units being settled (any fractional Director Stock Unit shall be rounded up to the next whole Director Stock Unit) to the brokerage account designated by the Non-Employee Director to the Company in writing prior to settlement. Shares delivered in settlement of Director Stock Units shall be free of all such restrictions, except any that may be imposed under applicable law or the Company’s trading policy.

(d) No Stockholder Rights. The crediting of Director Stock Units to a Director Account shall not confer on the relevant Non-Employee Director any rights as a stockholder of the Company.

9.	General Terms and Conditions Director Options

(a) Option Term. Each Director Option shall expire on the date of the Annual Meeting held in the seventh calendar year following the date of grant, subject to earlier expiration as provided herein, provided, however, that Director Options granted to a Non-Employee Director whose initial election occurs other than in connection with an Annual Meeting shall be treated for this purpose as though they had been granted at the first Annual Meeting following such initial election.

(b) Vesting; Accelerated Vesting; Effect of Termination of Service.

(i) Exercisability. Director Options shall become exercisable upon vesting.

(ii) Exercise Following Termination of Service. Following termination of a Non-Employee Director’s service on the Board, the former Non-Employee Director (or the former Non-Employee Directors’ estate, personal representative or beneficiary, as the case may be) shall have the right, subject to the other terms and conditions hereof, to exercise all Director Options that had vested as of or in connection with the termination of service:

(A) at any time within three years after the date of termination of service, if such termination was by reason of death, Permanent Disability or retirement from the Board in accordance with the retirement policy then in effect for Board members, or

(B) in all other cases, at any time within one year after the date of termination of service; subject, in all case, to earlier expiration of the Director Option pursuant to Section 9(a) above.

(c) Notice of Exercise. Subject to the other terms and conditions of the Plan, a Non-Employee Director may exercise all or any portion of a vested Director Option by giving written notice of exercise to the Company or its designated agent, provided, however, that no fewer than 10 shares of Common Stock may be purchased upon any exercise of a Director Option unless the number of shares purchased at such time is the total number of shares in respect of which the Director Option is then exercisable, and provided, further, that in no event shall the Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (i) the date on which the Company or its agent receives such written notice or (ii) the date on which the conditions provided in Sections 9(d) and 9(e) below are satisfied.

(d) Payment. The exercise price of a Director Option may be paid in cash or previously owned shares or a combination thereof or by any other method approved by the Board.

(e) Limitation on Exercise. A Director Option shall not be exercisable unless the Common Stock subject thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.

(f) Issuance of Shares. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the exercise price for the number of shares with respect to which a Director Option is exercised, the Company shall deliver to the exercising Non-Employee Director, at the principal office of the Company or at such other location as may be acceptable to the Company and the Non-Employee Director, one or more stock certificates for the appropriate number of shares of Common Stock issued in connection with such exercise. Such shares shall be fully paid and nonassessable and shall be issued in the name of the Non-Employee Director. Notwithstanding the foregoing, the Board in its discretion may, subject to rules and procedures as it may adopt or impose from time to time, provide Non-Employee Directors with the opportunity to defer receipt of shares of Common Stock issuable upon exercise of Director Options.

10.	Transferability

Director Stock Units (including interests in a Director Account) and Director Options may not be transferred, pledged, assigned or otherwise disposed of except by will or the laws of descent and distribution or pursuant to a domestic relations order, provided, however, that Director Options may be transferred to a member or members of a Non-Employee Director’s immediate family (as defined below) or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such immediate family members (collectively as “Permitted Transferees”), subject to such rules and procedures as may from time to time be adopted or imposed by the Board. If a Director Stock Option is transferred to a Permitted Transferee, it shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Non-Employee Director. A Non-Employee Director shall notify the Company in writing prior to any proposed transfer of a Director Option to a Permitted Transferee and shall furnish the Company, upon request, with information concerning such Permitted Transferee’s financial condition and investment experience. For purposes of the Plan, a Non-Employee Director’s “immediate family” means any child, stepchild, grandchild, spouse, son-in-law or daughter-in-law and shall include adoptive relationships; provided, however, that if the Company adopts a different definition of “immediate family” (or similar term) in connection with the transferability of employee stock options awarded to employees of the Company, such definition shall apply, without further action of the Board, to the Plan.

11.	Term

(a) Effective Date; Expiration. The Effective Date shall be the date of the 1997 Annual Meeting, assuming the Plan is approved by the stockholders of the Company at such Annual Meeting. Unless earlier terminated in accordance with Section 12 below, the Plan shall expire on the date of the Annual Meeting held in ^2013. Grants of Director Five-Year Stock Units and Director Annual Stock Units shall be made in connection with the Annual Meeting held in ^2013 , and shall be the last grants made under the Plan. Expiration of the Plan in connection with the Annual Meeting held in ^2013 shall not affect Awards made prior to such Annual Meeting, which Awards shall remain outstanding subject to the terms hereof.

(b) Coordination with Predecessor Plan. Awards of “Directors Shares” (as such term is defined in the Predecessor Plan) shall be made under the Predecessor Plan in connection with the 1997 Annual Meeting. Assuming the Plan is approved by the stockholders of the Company at the 1997 Annual Meeting, no further Awards shall be made under the Predecessor Plan after the Effective Date. Awards outstanding under the Predecessor Plan (including Awards made in connection with the 1997 Annual Meeting) shall remain outstanding after the Effective Date subject to the terms thereof.

12.	Amendments

Subject to the requirements of Section 13, the Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole of in part, including without limitation to amend the provisions for determining the amount of Director Stock Units or Directors Options to be issued to a Non-Employee Director, provided, however, that:

(i) any amendment which under the requirements of applicable law or stock exchange rule must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law or rule;

(ii) except as provided in Section 13 below, the Board may not, without the approval of the Company’s stockholders, increase the number of shares available for issuance under the Plan pursuant to Section 4 above or the number of Director Stock Units or Director Options to be issued to any Non-Employee Director pursuant to Section 6 or Section 7 above or reduce the exercise price of a Director Option.

No termination or amendment of the Plan that would adversely affect a Non-Employee Director’s rights under the Plan with respect to any Award made prior to such action shall be effective as to such Non-Employee Director unless he or she consents thereto.

13.	Adjustment of and Changes in Shares

In the event of any merger, consolidation, recapitalization, reclassification, stock split, stock dividend, distribution of property, special cash dividend, split-up, spin-off or other transaction or change in corporate structure affecting the shares, the Board, shall make (i) such equitable adjustments as it considers appropriate in the number and kind of shares authorized for issuance hereunder in order to preserve, but not increase, the benefits or potential benefits intended to be made available hereunder and/or (ii) such other adjustments as it deems appropriate. The Board’s determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Non-Employee Directors who receive grants under the Plan.

14.	No Right to Re-election

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company’s stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

15.	Governing Law

The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

16.	No Restriction on Right of Company to Effect Corporate Changes

The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

17.	Unfunded Plan

The Plan is unfunded. Prior to the payment or settlement of any Award of Director Stock Units or the exercise of any Director Options, nothing contained herein shall give any non-Employee Director any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock with respect to Awards hereunder.

ONE STATE STREET PLAZA, NEW YORK, NY 10004

Ambac

Ambac Financial Group, Inc.

C/O PROXY SERVICES P.O.

BOX 9142

FARMINGDALE, NY 11735

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access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Ambac Financial Group, Inc.

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR”

ITEMS 1, 2, 3, 4 AND 5. Vote on Directors 1. ELECTION OF DIRECTORS Nominees:

01) Michael A. Callen 04) Thomas C. Theobald

02) Jill M. Considine 05) Laura S. Unger

03) Philip N. Duff 06) Henry D. G. Wallace For All Withhold For All All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2. Proposal 2 to Amend the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 350,000,000 to 650,000,000. For Against Abstain

3. Proposal 3 to Approve Amendments to Ambac’s Equity Plan.

4. Proposal 4 to Approve Amendments to Ambac’s Directors Plan.

5. Ratify Selection of KPMG LLP as Independent Auditors for 2008.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3, 4 and 5. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. Yes No

Please indicate if you plan to attend this meeting.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Ambac Financial Group, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

June 3rd 2008

The undersigned hereby appoints Gregg L. Bienstock and Anne Gill Kelly, and each of them, proxies, with power of substitution, to vote all shares of Common Stock of Ambac Financial Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, June 3, 2008 at 11:30 a.m., local time, at Ambac’s executive offices, One State Street Plaza, New York, New York, and at any adjournments of the Annual Meeting. The proxies have the authority to vote as directed on the reverse side of this card with the same effect as though the undersigned were present in person and voting. The proxies are further authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting. The undersigned revokes all proxies previously given to vote at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH

DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

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